Exhibit 10.1

EXECUTION VERSION

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

AMENDED AND RESTATED

CO-BRAND AND PRIVATE LABEL CREDIT CARD

CONSUMER PROGRAM AGREEMENT

by and between

STEIN MART, INC.

and

GE CAPITAL RETAIL BANK

DATED AS OF

OCTOBER 3, 2011

ARTICLE 1 — CONTINUATION OF CO-BRAND PROGRAM; ESTABLISHMENT OF PLCC PROGRAM; SCOPE AND OBJECTIVES OF THE PROGRAM		1

1.1	Continuation of Co-Brand Program; Establishment of PLCC Program	1
1.2	Scope of the Program	2

ARTICLE 2 — RESPONSIBILITIES UNDER THE PROGRAM		2

2.1	Bank’s Responsibilities	2
2.2	Retailer’s Responsibilities	4
2.3	Association Rules	6
2.4	Credit Approval	7
2.5	Allocation of Program Expenses	7

ARTICLE 3 — SETTLEMENT		8

3.1	Settlement Procedures	8
3.2	Settlement via Association Network; Direct Settlement Process	8
3.3	Bank Payment Terms	9
3.4	Retailer Payment Terms	9

ARTICLE 4 — COMPENSATION		9

4.1	Compensation	9

ARTICLE 5 — OPERATING COMMITTEE AND RELATIONSHIP MANAGEMENT		9

5.1	Establishment of an Operating Committee	9
5.2	Functions of the Operating Committee	10
5.3	Operating Committee Meetings	11
5.4	Relationship Managers; Other Designated Bank Employees	12

ARTICLE 6 — MARKETING OF THE PROGRAM		12

6.1	Semi-Annual Marketing Plans	12
6.2	Marketing Fund and Relaunch/Revitalization Fund	12
6.3	Additional Bank Marketing Support	12
6.4	Responsibility of Retailer to Promote the Program	12
6.5	Cardholder Rewards Program	12
6.6	Cross-Selling	12

ARTICLE 7 — OTHER AGREEMENTS		12

7.1	Ownership of Accounts; Credit Losses	12
7.2	Ownership and Use of Cardholder Information	13
7.3	Cardholder Terms	13
7.4	Credit Criteria	13
7.5	Operating Procedures	14
7.6	Credit Review Point	14

i

7.7	Retailer Financial Reports	15
7.8	Inserts and Billing Messages	15
7.9	Third Party Participation	16
7.10	Use of Names and Marks	16
7.11	Intellectual Property	17
7.12	Securitization	17
7.13	Grant of Security Interest/Precautionary Filing	18
7.14	In-Store Payments	18
7.15	Periodic Program Reports; Access to Cardholder Data	19
7.16	Service Level Standards	20
7.17	Maintenance of Bank Webpage and Retailer Website; Fraud Prevention	21
7.18	Interchange Regulation	22
7.19	Store Closure	22
7.20	GOB; Bankruptcy	22
7.21	Sales Taxes and Related Record Retention	24

ARTICLE 8 — CHARGEBACKS		24

8.1	Chargeback Rights	24
8.2	Co-Brand Account Chargebacks	25
8.3	Settlement of Claims	25
8.4	Delivery of Materials Regarding Chargebacks	25
8.5	Chargeback Process	26

ARTICLE 9 — EXCLUSIVITY		26

9.1	Exclusivity	26

ARTICLE 10 — TERM AND TERMINATION		26

10.1	Program Term	26
10.2	Termination of Agreement	26

ARTICLE 11 — EFFECTS OF TERMINATION		30

11.1	General Effects	30
11.2	Purchase of Accounts by Retailer upon Termination	30
11.3	Determination of Fair Market Value	30
11.4	Bank’s Rights If Retailer Does Not Purchase Accounts	30
11.5	Limitation on Retailer’s Right to Purchase Accounts	30

ARTICLE 12 — REPRESENTATIONS AND WARRANTIES		32

12.1	Representations and Warranties	32
12.2	Continuity of Retailer Business	33
12.3	Operation of Store Locations	33

ARTICLE 13 — INDEMNIFICATION		33

13.1	Indemnification by Retailer	33

13.2	Indemnification by Bank	34
13.3	Indemnification Procedures	35

ARTICLE 14 — AUDIT / ACCESS		36

14.1	Audit	36
14.2	Access	36

ARTICLE 15 — MISCELLANEOUS		36

15.1	Confidentiality	36
15.2	Binding Effect	37
15.3	Assignment	37
15.4	Outsourcing; Subcontracting	37
15.5	Governing Law	37
15.6	Privacy	38
15.7	No Third Party Beneficiaries	39
15.8	Amendments	39
15.9	No Partnership	39
15.10	Notices	40
15.11	Incorporation of Appendices	40
15.12	Nonwaiver; Remedies Cumulative; Severability	40
15.13	Damages Waiver	40
15.14	Entire Agreement	40
15.15	Further Assurances	41
15.16	Survival	41
15.17	Obligations Subject to Law	41
15.18	Multiple Counterparts	41
15.19	Internet Gambling	41

SCHEDULES

Schedule 1.1(b)	PLCC Launch Plan
Schedule 2.1(d)	Bank Program Resources
Schedule 2.2(h)	Submission of Charge Transaction Data
Schedule 2.5	Program Expenses
Schedule 4.1	Compensation
Schedule 4.1(6)	Gain Sharing Terms and Conditions
Schedule 5.1	Members of Operating Committee
Schedule 5.3(d)	Retailer Matters and Bank Matters
Schedule 5.4	Relationship Managers; Other Designated Bank Employees
Schedule 6.2	Marketing Fund and Relaunch/Revitalization Fund
Schedule 6.2(8)	Permissible Relaunch/Revitalization Fund Expenditures
Schedule 6.2(e)	Permissible Marketing Fund Expenditures
Schedule 6.3	Additional Bank Marketing Support
Schedule 6.4	Promotion of Program by Retailer
Schedule 6.5	Cardholder Rewards Program
Schedule 6.6	Cross-Selling
Schedule 6.6(b)	Enhancement Products and Cross-Sell Marketing Channels
Schedule 7.2	Ownership and Use of Cardholder Information
Schedule 7.2(b)	Privacy Policy
Schedule 7.3	Initial Terms Offered to Cardholders
Schedule 7.4(c)	Approval Rates and Credit Lines
Schedule 7.4(c)(1)	Minimum Approval Rate and Minimum Initial Credit Lines
Schedule 7.10	Bank Marks and Retailer Marks
Schedule 7.15	Periodic Program Reports
Schedule 7.16	Service Level Standards
Schedule 7.18	Interchange Regulation
Schedule 7.19	Store Closure
Schedule 8.1(e)	Presentment Warranties
Schedule 9.1	Exclusivity
Schedule 10.2(g)	Change in Law
Schedule 10.2(o)	Minimum ROI
Schedule 10.2(p)	Financial Covenants
Schedule 11.2	Purchase of Accounts by Retailer Upon Termination
Schedule 11.3	Fair Market Value
Schedule 11.3(1)	Fair Market Value Appraisal Guidelines
Schedule 11.4	Bank’s Rights Upon Retailer’s Failure to Purchase Accounts
Schedule 11.4(1)	Stein Mart Competitor Stores
Schedule 15.3	Assignment
Schedule 15.4	Outsourcing; Subcontracting
Schedule 15.4(1)	Geographical Location of Services
Schedule A-1	Credit Review Point
Schedule A-2	Unamortized Signing Bonus

Exhibit 10.1

This AMENDED AND RESTATED CO-BRAND AND PRIVATE LABEL CREDIT CARD CONSUMER PROGRAM AGREEMENT (the “Agreement”) is made as of October 3, 2011 (the “Effective Date”) by and between Stein Mart, Inc. (“Retailer”), with its principal place of business at 1200 Riverplace Boulevard, Jacksonville, FL, 32207, and GE Capital Retail Bank with its principal place of business at 170 West Election Drive, Suite 125, Draper, Utah 84020 (“Bank”). Certain capitalized terms used in this Agreement are defined in the attached Appendix A.

WHEREAS, Retailer is in the business of selling consumer goods at retail through the Retailer Sales Channels and the Retailer Website;

WHEREAS, among other things, Bank establishes programs to extend and service bank card and private label credit programs to qualified consumer customers for the purchase of products from various merchants;

WHEREAS, Bank and Retailer have entered into that certain Co-Brand Credit Card Consumer Program Agreement dated as of September 28, 2006 (as amended, the “Prior Agreement”), the purpose of which is to provide a co-branded consumer credit card program in the United States for retail customers of Retailer (the “Prior Program”);

WHEREAS, the Prior Agreement will expire by its terms on October 10, 2011;

WHEREAS, Retailer and Bank wish to provide for the continuation of the Prior Program and to establish a private label credit card program in the United States for retail customers of Retailer on the terms and conditions set forth below; and

WHEREAS, in connection with their mutual desire to continue the Prior Program and to establish the private label credit card program, and as a material condition to the continuation and establishment thereof, Bank and Retailer wish to amend and restate the Prior Agreement as set forth herein pursuant to which Bank will provide a co-brand credit card revolving consumer credit program and a private label revolving consumer credit program to qualified consumer customers of Retailer;

NOW, THEREFORE, in consideration of the following terms and conditions, and for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Retailer and Bank agree as follows:

ARTICLE 1 — CONTINUATION OF CO-BRAND PROGRAM; ESTABLISHMENT OF PLCC PROGRAM; SCOPE AND OBJECTIVES OF THE PROGRAM

1.1 Continuation of Co-Brand Program; Establishment of PLCC Program.

(a) Bank and Retailer are entering into this Agreement to continue the Prior Program established under the Prior Agreement (the “Co-Brand Program”) and to establish a private label revolving consumer credit card program (the “PLCC Program”), each of which will be made available to qualified consumers for the financing of purchases of products and services through Retailer Sales Channels and, in the case of the

Co-Brand Program, from other retailers at Non-Retailer Locations, all in accordance with the terms of this Agreement. The PLCC Program and Co-Brand Program are collectively referred to as the “Program.” Each of Bank and Retailer acknowledges and agrees that the Prior Agreement shall continue through the close of business on the day immediately preceding the Effective Date and, as of such date, the terms of this agreement shall amend, restate and supersede the Prior Agreement in its entirety (except as expressly set forth herein).

(b) Bank and Retailer shall use commercially reasonable efforts to take all actions necessary to launch the PLCC Program (including, without limitation, systems enhancements, point-of-sale compatibility, the Direct Settlement Process, etc.) no later than February 29, 2012 in accordance with Section 1 of Schedule 1.1(b). If the PLCC Program has not been launched by February 29, 2012, and Bank is otherwise in a position to do so but for Retailer’s failure to complete all initiatives necessary to allow for the PLCC Program launch, Bank will have the rights set forth in Section 2 of Schedule 1.1(b).

1.2 Scope of the Program.

(a) During the Term of the Agreement, Retailer shall make the Program available to its customers, including accepting and transmitting Account applications and accepting Credit Cards in accordance with the Operating Procedures through all Retailer Sales Channels. Bank will extend credit directly to Cardholders under the Program to finance Co-Brand Purchases and PLCC Purchases, as well as Non-Retailer Purchases.

(b) The Program is intended to be used by Cardholders for purchases made primarily for personal, family or household use and Bank does not intend to extend credit under the Program primarily for purchases made for commercial and business purposes.

(c) The parties agree that with respect to the management and administration of the Program, the parties shall be guided by the following objectives (“Program Objectives”), which shall in no event override or limit any of the express rights or obligations of the parties hereunder: (i) to increase Retailer’s sales and profitability; (ii) to provide high-quality customer service in order to preserve and enhance good will associated with Retailer’s brand, and build customer loyalty to Retailer; (iii) to provide services tailored to the unique characteristics of the Retailer’s customer base including through innovative customer relationship management programs; (iv) to generate new Accounts and develop long-term relationships with such Account Cardholders; (v) to successfully develop a competitive rewards program that complements Retailer’s strategy; (vi) to integrate seamlessly with Retailer’s marketing and provide additional customer insights and analytics; (vii) to operate the Program in a competitive manner; and (viii) to operate the Program in a manner that is profitable for Bank.

ARTICLE 2 — RESPONSIBILITIES UNDER THE PROGRAM

2.1 Bank’s Responsibilities. During the Term of this Agreement, Bank’s responsibilities in conducting the Program include the following:

(a) Extend consumer credit to qualified customers of Retailer in accordance with this Agreement and the Cardholder Agreements.

(b) Provide all servicing for the Accounts, including customer service and collections.

(c) Bear all credit and fraud losses as provided in Section 7.1.

(d) Provide the dedicated/designated Program team described on Schedule 2.1(d) to support the Program, with the functions and qualifications identified on Schedule 2.1(d).

(e) Establish in accordance with the terms of this Agreement Cardholder finance charge rates and other fees and Account terms, as set forth in Section 7.3 hereto.

(f) Develop, produce and deliver to Retailer at a central location, Bank’s Credit Card Applications and Cardholder Agreements and other standard Program Materials.

(g) Produce and distribute Credit Cards and Credit Card carriers in accordance with a design provided by Retailer that meets Bank’s specifications.

(h) Establish (and modify from time to time in its discretion) the credit criteria used to evaluate Credit Card Applications subject to the Minimum Credit Targets outlined on Schedule 7.4(c) hereto.

(i) Establish (and modify from time to time in its discretion) the risk management policies for the Program subject to the Minimum Credit Targets outlined on Schedule 7.4(c) hereto.

(j) Continue to make available to Retailer instant credit facilities for the real time, immediate decisioning and extension of credit to qualifying persons for real-time purchases by such persons.

(k) Receive and process Credit Card Applications electronically, and to the extent agreed by the parties, by mail, by telephone and through the internet.

(l) Implement and maintain a system whereby Retailer’s customers may submit electronic Credit Card Applications at the point-of-sale, at the customer service desk, and to the extent mutually agreed by the parties, through Retailer’s website in connection with internet based sales as contemplated in Section 7.17(c) and receive instant credit decisions subject to the Service Level Standards outlined on Schedule 7.16 hereto.

(m) Assign (and modify from time to time in its discretion) credit lines (subject to the Minimum Credit Targets outlined on Schedule 7.4(c) hereto), authorize charges, and service Accounts in accordance with the terms of this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(n) Prepare and deliver Bank inserts and periodic billing statements, and facilitate the placement of Retailer inserts included with such statements, Privacy Policy notices, and change in terms notices to Cardholders with Active Accounts.

(o) Provide separate, dedicated toll-free numbers for inquiries from customers and Retailer personnel.

(p) Receive and post payments, collect Accounts, and take all further actions Bank deems necessary or appropriate in connection with Account administration.

(q) Ensure that all Cardholder Agreements, billing statements and solicitations conducted by Bank, and all of Bank’s activities in originating and administering Accounts, comply with all Applicable Laws.

(r) Administer the Cardholder Rewards Program in accordance with the Agreement.

(s) Maintain and operate the Bank Webpage in connection with the Program.

(t) Maintain a log of all Account Documents used in the Program as well as record of all changes to such Account Documents.

(u) Resolve Cardholder disputes pursuant to the dispute resolution policy required by the Association chargeback rules, the Operating Procedures and/or Article 8, as applicable.

(v) Provide to Retailer Cardholder transaction data, as set forth in Section 7.15, to the extent not prohibited by Applicable Law or Reasonable Financial Services Practices.

(w) Participate in the testing of Retailer’s disaster recovery plan, provided, that each party shall pay its own costs in connection with such testing.

(x) Safeguard, protect and treat as Confidential Information the Cardholder Information and all customer lists provided to Bank by Retailer.

(y) Conduct and perform all other responsibilities of Bank as set forth in this Agreement.

2.2 Retailer’s Responsibilities. Retailer’s responsibilities in conducting the Program include the following:

(a) In consultation with Bank, provide to Bank a design meeting Bank’s specifications for use in producing Credit Cards (as well as reviewing other Retailer-branded customer communications) provided, however, that Bank shall have the sole right after consultation with Retailer to make reasonable changes to such Credit Cards and Retailer-branded customer communications, to the extent necessary to service the Accounts, that are required by Applicable Law or Reasonable Financial Services Practices, or to the extent Bank has made such changes with respect to the [*].

(b) Solicit new Accounts through in-store instant credit procedures including procedures at point of sale (in accordance with this Agreement) and display of customized store signage, Credit Card Application holders, and other promotional materials provided by Bank and paid for from the Marketing Fund as contemplated in Schedule 6.2(e) in the Retailer Sales Channels pursuant to the Marketing Plan.

(c) Accept Credit Cards and obtain authorizations from Bank for customer purchases through each Retailer Sales Channel in accordance with and otherwise conduct its activities relating to the Program in compliance with the Operating Procedures.

(d) Actively promote the Program in its stores and, as appropriate at Retailer’s sole discretion, through media advertising developed by Retailer as part of its marketing strategy, and actively promote the use of Credit Cards to its customers as the preferred payment vehicle.

(e) Train relevant personnel sufficiently so as to be able to properly fulfill Retailer’s responsibilities under the Program, it being understood that Bank shall develop and bear the cost associated with the production of training materials for the Program and that Bank shall administer programs to instruct the trainers responsible for administering the training contemplated hereunder.

(f) Except for Credit Card Applications sent directly to Bank by applicants, transmit Credit Card Applications to Bank electronically through the establishment of direct connectivity to Bank’s systems and, on a periodic basis, forward to Bank paper Credit Card Applications in accordance with the Operating Procedures.

(g) Subject to Schedule 5.3(d), at Retailer’s expense, modify Retailer’s POS technology and related systems, to the extent necessary to integrate with Bank’s instant credit systems.

(h) Only submit Charge Transaction Data (and any charge transaction data which is indirectly transmitted to Bank through the Association prior to the implementation of the Direct Settlement Process) in accordance with the terms and conditions set forth on Schedule 2.2(h) hereto.

(i) Perform its responsibilities under this Agreement and the Program, and conduct its activities as a Retailer, including its policies, products, business, point-of-sale and sales practices (including, without limitation, in connection with internet, catalogue and telephone sales), and advertising, in compliance with all Applicable Laws it being understood that Bank will consult with Retailer on all credit-related matters of Applicable Law related to functions being performed by Retailer under the Program.

(j) Only use documents and forms in connection with the Program (other than such documents and forms as are non-public and internal to Retailer) that were provided to Retailer, or approved in writing, by Bank (and only the latest version of such documents); and refrain from modifying any such approved documents or forms without Bank’s prior written consent (which consent shall not be unreasonably withheld or delayed with respect to the look and feel of customer-facing materials or the use of Retailer Marks in such documents or forms).

(k) Cooperate in the resolution of any Cardholder disputes, respond within twenty (20) days to any dispute forwarded to Retailer from Bank, and forward to Bank promptly after receipt by Retailer copies of any communication relating to an Account received from any person.

(l) Not seek or obtain any special agreement or condition from, nor discriminate in any way against, Cardholders or any person with respect to the terms of any Account transaction; and not charge any credit surcharge, application, processing or other Program related fee to Cardholders.

(m) Maintain a policy for the exchange, return, and adjustment of products and services which is adequately communicated to customers and is in accordance with all Applicable Laws (in connection therewith Retailer represents and warrants that, as of the Effective Date, the return policy in effect is the same as that delivered by Retailer to Bank prior thereto); notify Bank in advance of (if practicable), but in any event within fifteen (15) days after, any change in such return policy following the Effective Date; provide a credit to the applicable Account upon the return of a good or service financed on such Account (but do not credit an Account in any case where the purchased good or service was not originally financed on an Account); and include the resulting credit in the next transmission of Charge Transaction Data to Bank (but in no event more than one (1) day after the credit was issued).

(n) Retain copies, in electronic or other retrievable format that complies with Applicable Law, all credit and transaction documents (including all charge slips and credit slips) for at least twenty-five (25) months (or such longer period as may be required by law); except as otherwise provided for herein in connection with disputes or chargebacks, provide copies of any of the foregoing to Bank within twenty (20) days after Bank’s request; and, in consultation with Bank, produce and use charge slips and credit slips which are able to be captured and reproduced electronically via signature capture technology or other methods.

2.3 Association Rules.

(a) Retailer and Bank agree that all Co-Brand Credit Cards shall be MasterCard branded cards. Retailer further acknowledges that Bank will enter into an arrangement with the Association through which Bank is obligated to maintain the MasterCard brand on the Co-Brand Credit Cards issued under the Program through September 30, 2018 (which date, or such earlier date at which Bank is no longer obligated to maintain the MasterCard brand on the Co-Brand Credit Cards issued under the Program is called the “Branding Expiration Date”) and Retailer agrees that (i) prior to the Branding Expiration Date it shall not rebrand the Co-Brand Credit Cards with the brand of any payment network (e.g., Visa) other than MasterCard, and (ii) it shall include in any credit card program agreement or other arrangement with any Nominated Purchaser which acquires the Program Assets a requirement (which Retailer shall use commercially reasonable efforts to enforce) that such Nominated Purchaser shall maintain the MasterCard brand on the Co-Brand Credit Cards through the Branding Expiration Date.

(b) Each of Bank and Retailer acknowledges and agrees that the Co-Brand Program shall be operated in accordance with the Association Rules. If and to the extent any of the terms and conditions contained in this Agreement that pertain to the Co-Brand Program conflict with such Association Rules, said terms and conditions shall generally be deemed to supersede the Association Rules, as between the parties hereto. If however, compliance with any provision of this Agreement that applies to the Co-Brand Program would directly conflict with the Association Rules and the conflicting provision(s) has not been worked out between Bank and the Association, such provision(s) shall be deemed modified to the extent necessary to comply with such directly conflicting Association Rules. The parties further acknowledge and agree that, in the event of any such modification, the modified term(s) of this Agreement shall preserve, to the extent practicable, the rights and obligations of the parties as contemplated by this Agreement. If either party becomes aware of any material inconsistency between the Association Rules and any provision of this Agreement that applies to the Co-Brand Program, such party shall timely advise the other party of any such inconsistency.

2.4 Credit Approval. Subject to Retailer’s obligations below, as of the Effective Date with respect to the Co-Brand Credit Cards and as of the date specified in the PLCC Launch Plan outlined in Section 1 of Schedule 1.1(b) hereto (the “PLCC Launch Date”) with respect to the Private Label Credit Cards, Bank shall deploy the capability to permit in-store credit decisions based on Credit Card Applications submitted through Retailer Sales Channels at POS and customer service locations, including the capability to allow Cardholders to immediately utilize their Accounts for Co-Brand Purchases and PLCC Purchases, as the case may be. Unless otherwise prohibited by Applicable Law or to the extent Applicable Law is unsettled and Retailer obtains reasoned written legal advice from counsel that there is significant potential liability, Retailer shall maintain and implement its privacy policies and practices in a manner that permits it to provide Bank with the information necessary to permit the legal and effective use of instant credit at POS locations.

2.5 Allocation of Program Expenses. Unless otherwise specifically provided in this Agreement, each party will be responsible for all costs and expenses incurred by it in connection with complying with its responsibilities under this Agreement. The general allocation of expenses between the parties is set forth in Schedule 2.5 hereto; provided, however that such schedule will not limit any provision hereof otherwise expressly providing for the specific allocation or reimbursement of expenses between the parties. The preceding provisions of this Section 2.5 notwithstanding, each party (the “Obligor”) agrees to pay all costs and expenses, including reasonable legal fees and costs, incurred by the other party in connection with any bankruptcy proceeding of, or other judicial proceeding relating to the liquidation or insolvency of, or appointment of a receiver or similar officer for, the Obligor, whether such fees arise before or after the filing or commencement of any such bankruptcy or other proceeding, in the protection, preservation, amendment, exercise or enforcement of (i) any terms of this Agreement or any related documents, or in connection with any obligations of the Obligor hereunder, and (ii) any security interest granted to the other party (including the precautionary security interest granted to Bank under this Agreement).

ARTICLE 3 — SETTLEMENT

3.1 Settlement Procedures.

(a) Retailer will transmit Charge Transaction Data in respect of PLCC Purchases following the PLCC Launch Date (and Co-Brand Purchases following the implementation of the Direct Settlement Process pursuant to Section 3.2) to Bank each Business Day and otherwise in accordance with the Operating Procedures. If Charge Transaction Data is received by Bank’s processing center before 4:00 a.m. (Eastern) on any Business Day, Bank will process the Charge Transaction Data and initiate payment on the same Business Day. If the Charge Transaction Data is received after 4:00 a.m. (Eastern) on any Business Day, or at any time on a day other than a Business Day, Bank will process the Charge Transaction Data and initiate payment on the next Business Day.

(b) Following the PLCC Launch Date for purposes of PLCC Purchases and the implementation of the Direct Settlement Process pursuant to Section 3.2 for purposes of Co-Brand Purchases, provided no circumstance exists that would entitle Bank to give notice of termination of this Agreement (and Bank has provided written notice of such circumstance to Retailer, and subject to any applicable right of Retailer to cure hereunder), Bank will, upon receipt, verification and processing of Charge Transaction Data during the Term, remit to Retailer in respect of such Charge Transaction Data, an amount equal to (i) the sum of (A) the Retailer Royalty and (B) the total charges identified in such Charge Transaction Data less (ii) the sum of (A) the total amount of any credits included in such Charge Transaction Data (and the Retailer Royalty corresponding to each such credit); (B) any amounts charged back to Retailer pursuant to Article 8 (and the Retailer Royalty corresponding to each such charged back amount); (C) the total amount of any In-Store Payments included in such Charge Transaction Data, and (D) at Bank’s option, any other amounts then due and owing from Retailer to Bank (including such amounts as may be due under Schedule 10.2(p)). Bank shall not be obligated to fund any Charge Transaction Data submitted by Retailer more than fifteen (15) days after the date of the applicable purchase transaction.

3.2 Settlement via Association Network; Direct Settlement Process.

(a) All Non-Retailer Purchases (and prior to the implementation of the Direct Settlement Process described in Section 3.2(b), all Co-Brand Purchases) under the Program shall be processed through the Association pursuant to the terms and conditions of the Association system and the terms and conditions of any applicable agreement between Retailer and its merchant/acquiring bank.

(b) Each of Bank and Retailer agrees to use commercially reasonable efforts to implement a process for Co-Brand Purchases to be settled directly through Bank (“Direct Settlement Process”) no later than February 29, 2012. Each of Bank and

Retailer acknowledges and agrees that the implementation of the Direct Settlement Process shall be a condition precedent to the launch of the PLCC Program. Bank and Retailer agree that purchases through the Retailer Website may be included in the Direct Settlement Process at a later date pursuant to Section 7.17(e).

3.3 Bank Payment Terms.

(a) Bank will transfer funds payable to Retailer under this Agreement via wire transfer to an account maintained in the name of Retailer, pursuant to written instructions delivered to Bank by Retailer.

(b) Notwithstanding any other provision of this Agreement, Bank shall have all of the rights and remedies to which it is entitled hereunder and under Applicable Law to exercise the rights of set-off and/or recoupment with respect to Retailer’s obligation to pay Bank any amounts due to it under this Agreement, including without limitation, chargebacks. Retailer expressly acknowledges that all payment rights between the parties under this Agreement, including Bank’s duty to settle with Retailer for Charge Transaction Data pursuant to Section 3.1, and Bank’s right to chargeback to Retailer under Section 8.1, shall be deemed to be a “single integrated transaction” for purposes of determining Bank’s right of recoupment. Retailer expressly agrees that in the event Bank seeks relief from the automatic stay under 11 U.S.C. § 362 to exercise any such right of set-off, that Retailer will consent to the entry of an order granting relief from the stay. Nothing in this Section is intended to limit either Bank’s or Retailer’s common law right of set-off and/or recoupment.

3.4 Retailer Payment Terms. Unless otherwise provided for elsewhere in this Agreement, any amounts payable by Retailer to Bank under this Agreement will be due when invoiced by Bank and shall be paid in immediately available funds within fifteen (15) days after the date of such invoice. Unless the parties otherwise agree, Retailer will transfer funds payable to Bank under this Section 3.4 via wire transfer to a deposit account maintained in Bank’s name pursuant to written instructions delivered to Retailer by Bank.

ARTICLE 4 — COMPENSATION

4.1 Compensation. The compensation payable by Bank to Retailer shall be as set forth in Schedule 4.1 hereto.

ARTICLE 5 — OPERATING COMMITTEE AND RELATIONSHIP MANAGEMENT

5.1 Establishment of an Operating Committee. Retailer and Bank shall establish a committee of at least five (5) members consisting of at least two (2) senior managers from each company (the “Operating Committee”). One of the two managers from Bank shall be a senior executive in its credit card business. One of the two managers from Retailer shall be a senior officer responsible for marketing and/or credit functions. The names of the appointees as of the Effective Date are set out in Schedule 5.1 hereto. Representatives on the Operating Committee shall have overall responsibilities for the Program for their respective organizations. The parties shall endeavor to maintain continuity in the composition of the Operating Committee. Notwithstanding the preceding sentence, the parties may substitute Operating Committee members provided that each party shall provide the other party with as much prior notice of any such substitution as is reasonably practicable under the circumstances.

5.2 Functions of the Operating Committee. The Operating Committee shall be responsible for the overall strategic direction of the Program. Additionally, the Operating Committee shall:

(a) Designate representatives from each party to jointly construct the Marketing Plan for each Program Year, which representatives shall include the Bank Relationship Manager and Retailer Relationship Manager.

(b) Review and approve the Marketing Plan within thirty (30) days following the Effective Date for the first Program Half-Year and thirty (30) days before the beginning of each Program Half-Year for all subsequent Program Half-Years;

(c) Review and approve amendments to the Marketing Plan made during the course of any Program Half-Year;

(d) Review the marketing activities and marketing performance of the Program;

(e) Subject to Section 7.3, approve changes to Account terms as initially set forth in Schedule 7.3 hereto;

(f) Approve all material modifications to the terms and conditions with respect to the Cardholder Rewards Program set forth on Schedule 6.5;

(g) Review major trends and projections related to the Program in areas such as Credit Card Applications volume, approval rates, activation rates and credit penetration;

(h) Monitor the terms, conditions and performance of competing co-branded and private label card programs;

(i) Review the performance of the Service Level Standards set forth in Section 7.16 herein;

(j) Monitor compliance of the Program with Applicable Law;

(k) Resolve disputes that may arise between the parties;

(l) Approve the use of any third-party (e.g., subcontractors or outsourced service providers), other than any affiliate of the parties, to perform any of the obligations of the parties under the Program after the Effective Date, unless such third party is used by Bank to perform Bank’s obligation in connection with the Majority of Comparable Programs.

(m) Evaluate and approve changes to any of the following:

(i) offering of new Credit Cards or approved ancillary products;

(ii) material changes to the Operating Procedures;

(iii) changes to the privacy provisions set forth in Section 15.6 herein and to the Privacy Policy set forth in Schedule 7.2(b) hereto; and

(iv) changes or additions to the Service Level Standards applicable to the Program;

(n) If Retailer so requests, review issues raised by Retailer (but excluding the chargeback of individual transactions) with respect to the process through which chargebacks are decisioned by Bank; and

(o) Carry out such other tasks as are assigned to it by this Agreement or jointly by the parties.

5.3 Operating Committee Meetings.

(a) The Operating Committee shall meet no less than once each calendar quarter. Either party may convene special meetings other than those regularly scheduled by the Operating Committee. Meetings may be in person or by telephone with each party bearing its own expenses.

(b) All decisions of the Operating Committee are to be unanimous decisions with each party having one (1) vote. At least one (1) representative of each party must be present for a quorum of the Operating Committee.

(c) If a majority of the Operating Committee members constituting a quorum at any meeting fail to agree on any matter presented before the Operating Committee within ten (10) Business Days after the relevant initial vote, then initially the SVP, Diversified Client Group of GE Capital – Retail Finance and the Chief Financial Officer of Retailer, whether or not on the Operating Committee (or any other similarly ranking officer of Bank or Retailer, as the case may be, who is not an Operating Committee Member and shall have been designated in writing by Bank or Retailer, as applicable) shall in good faith attempt to resolve the matter. Any resolution by such senior officers shall be deemed to be the action and approval of the Operating Committee for purposes of this Agreement. If after ten (10) Business Days, the matter remains unresolved by such senior officers of Bank and Retailer, the failure to agree shall constitute a deadlock. In the event of a deadlock, the final decision shall rest with Retailer in the case of Retailer Matters and with Bank in the case of Bank Matters, each of which shall, except as otherwise provided herein, exercise its discretion reasonably and in good faith. If a deadlock should occur with respect to an issue not expressly specified as a Retailer Matter or a Bank Matter, the status quo of the Program shall remain and the matter under consideration shall be deemed not adopted by the Operating Committee.

(d) In accordance with and subject to this Section 5.3 and Schedule 5.3(d), Retailer shall have the ultimate decision making authority with respect to Retailer Matters and Bank shall have the ultimate decision making authority with respect to Bank Matters.

5.4 Relationship Managers; Other Designated Bank Employees. Bank and Retailer shall designate individuals with responsibility for the day-to-day management and administration of the Bank/Retailer relationship and the Program as set forth in Schedule 5.4 hereto.

ARTICLE 6 — MARKETING OF THE PROGRAM

6.1 Semi-Annual Marketing Plans. During the Term, Bank and Retailer will work together in good faith to formulate and agree upon a Marketing Plan as provided in Section 5.2(b) herein. Bank shall prepare an initial draft of each Marketing Plan and submit it to the Operating Committee for consideration. Each semi-annual Marketing Plan shall fully support the Retailer’s retail marketing plan and set forth the manner in which amounts in the Marketing Fund (as defined below) will be expended, and which party shall be responsible for any expenditure(s) in excess of the Marketing Fund. The Operating Committee may from time to time agree on additional specific marketing activities for the Program.

6.2 Marketing Fund and Relaunch/Revitalization Fund. Bank will establish and administer (a) the Marketing Fund and (b) the Relaunch/Revitalization Fund for the launch of the PLCC Program and the relaunch and revitalization of the Co-Brand Program in accordance with the provisions set forth on Schedule 6.2 hereto.

6.3 Additional Bank Marketing Support. Upon the reasonable request of Retailer from time to time, consistent with the Marketing Plan, Bank shall perform the marketing functions set forth on Schedule 6.3 hereto.

6.4 Responsibility of Retailer to Promote the Program. Without limiting Retailer’s obligations under the Marketing Plan, Retailer will actively support and promote the Program in accordance with Schedule 6.4 hereto.

6.5 Cardholder Rewards Program. Retailer shall establish the Cardholder Rewards Program and fund rewards redeemed by Cardholders in accordance with the terms set forth in Schedule 6.5 hereto.

6.6 Cross-Selling. Bank or its designees may solicit Cardholders for certain products in accordance with the terms set forth in Schedule 6.6 hereto.

ARTICLE 7 — OTHER AGREEMENTS

7.1 Ownership of Accounts; Credit Losses.

(a) Bank is and will be the sole and exclusive owner of all Accounts and Account Documentation, except for any interest in Retailer-licensed marks and co-interest in sales slips and other evidence of charges, and will be entitled to receive all payments made by Cardholders on Accounts except when Retailer has exercised its right

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

to purchase the Accounts and closed the purchase transaction. Bank shall be identified as the creditor and owner of the Accounts for all purposes, and Retailer shall not represent or imply otherwise. Retailer acknowledges that it has no right, title or interest in any Accounts or Account Documentation and will not, at any time, have any right to any proceeds or payments made under the Accounts unless Retailer subsequently purchases or otherwise acquires such Accounts from Bank. Retailer authorizes and empowers Bank to sign and endorse Retailer’s name upon any checks, drafts, money orders or other forms of payment in respect of any Account that may have been issued by the Cardholder in Retailer’s name. This limited power of attorney conferred in this Section 7.1 is deemed a power coupled with an interest and will be irrevocable prior to the Final Liquidation Date. Nevertheless, Bank shall have full liability to Retailer for any misuse of such power of attorney.

(b) Bank will bear all credit losses and fraud losses on Accounts (other than as permitted by Bank’s chargeback rights in Article 8 and other than credit losses and fraud losses incurred after the Accounts are purchased or otherwise acquired by Retailer or a third party).

(c) Consistent with Applicable Law, Reasonable Financial Services Practices and Association Rules, Bank shall maintain a fair dispute resolution policy with respect to Accounts and will operate such policy so as to maintain, within reason, the goodwill of Bank and Retailer with their customers, provided that Retailer shall cooperate with Bank in the resolution of disputes pursuant to such policy.

7.2 Ownership and Use of Cardholder Information. The ownership and use of Cardholder Information by the parties shall be governed by the terms of Schedule 7.2 hereto. Bank shall undertake to assure that its disclosure and privacy policies are in full compliance with all Applicable Law.

7.3 Cardholder Terms. The initial Cardholder credit terms under the Program are set forth on Schedule 7.3. Retailer acknowledges that Co-Brand Credit Cards and Private Label Credit Cards may be subject to different financial and/or other Cardholder Agreement terms. Such initial terms shall only be modified upon approval of the Operating Committee, provided, however, that Bank may modify such terms without the prior approval of the Operating Committee as required by Applicable Law or Reasonable Financial Services Practices or to the extent comparable modifications are made to the terms of the [*].

7.4 Credit Criteria.

(a) Retailer acknowledges and agrees that Bank may: (i) issue either a Private Label Credit Card or a Co-Brand Credit Card to any new applicant for an Account; and (ii) issue at any time and from time to time a Co-Brand Credit Card to any existing Cardholder or group of Cardholders as a replacement for an existing Private Label Credit Card; provided, however, that (x) if a Cardholder requests to keep the Private Label Credit Card, Bank will honor such request and (y) Retailer and Bank agree that decisions to issue Co-Brand Credit Cards as replacements for existing Private Label Credit Cards on a Program-wide basis (either to individual Cardholders based on the use of systemic thresholds or simultaneously to a group of Cardholders) shall be mutually agreed upon in advance by Bank and Retailer. For the avoidance of doubt, nothing contained in this Section 7.4(a) shall limit Bank’s ability to establish or modify the credit criteria used in evaluating applicants and Cardholders under the Program pursuant to Section 7.4(b).

(b) Bank shall establish in its discretion and may modify from time to time any or all of the credit criteria used in evaluating applicants under the Program (including, without limitation, the creditworthiness of individual applicants, the range of credit limits to be made available to individual Cardholders and whether to suspend or terminate the credit privileges of any Cardholder). Bank will consult with Retailer regarding any changes to the credit criteria used for the Program which, in Bank’s reasonable opinion, could reasonably be expected to have a material effect on the Program.

(c) Bank shall be obligated to meet the Minimum Credit Targets in accordance with Schedule 7.4(c) hereto.

7.5 Operating Procedures. The Operating Procedures in existence immediately prior to the Effective Date shall remain in effect under this Agreement as Bank may amend them from time to time upon notice to Retailer. Bank will develop and provide to Retailer within thirty (30) days before the launch of the Private Label Credit Card new Operating Procedures to address the Private Label Credit Card and Direct Settlement Process for the Co-Brand Credit Card.

7.6 Credit Review Point. Bank shall provide a credit allocation for the Program in the amount of the Credit Review Point. Bank will not be obligated to make any extension of credit under the Program if, after such extension, the aggregate Indebtedness for all Accounts would exceed the credit line for the Program then in effect. For the avoidance of doubt, all Indebtedness attributable to both Private Label Accounts and Co-Brand Accounts (including Indebtedness relating to Non-Retailer Purchases) shall be included in the calculations in respect of Indebtedness and the Credit Review Point under this Section 7.6. Bank shall also have no obligation to extend further credit under the Program at any time after the occurrence of any event that would allow Bank to give notice of termination hereunder, should such event not be rectified within 30 days after notice of default is given. If at any time the aggregate Indebtedness with respect to all Accounts equals or exceeds eighty percent (80%) of the Credit Review Point then in effect, then within ninety (90) days thereafter, Bank will select one of the following options and give Retailer written notice of its selection:

(a) Bank may increase the Credit Review Point to an amount that will accommodate the then outstanding Indebtedness, and anticipated growth in such Indebtedness (as applicable), based on Bank’s good faith projections. If Bank selects this option, then Bank’s written notice to Retailer will include the amount of the increased Credit Review Point. Retailer shall have the option to terminate the Agreement in accordance with the provisions of Section 10.2(h) of the Agreement if the Bank’s increase does not satisfy Retailer’s good faith projections of Program growth.

(b) Bank may elect not to increase the Credit Review Point, in which case, Retailer will be entitled to terminate this Agreement in accordance with the provisions of Section 10.2(g) of the Agreement.

7.7 Retailer Financial Reports.

(a) If at any time during the Term, Retailer ceases to be obligated to file periodic financial reports with the Securities and Exchange Commission pursuant to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or ceases to timely satisfy such obligations, Retailer will:

(i) As soon as practicable but in any event not more than ninety (90) days after the end of each fiscal year, deliver to Bank its audited annual financial statements, including its audited consolidated balance sheet, income statement and statement of cash flows and financial position and accompanying notes to such financial statements.

(ii) As soon as practicable but in any event not more than sixty (60) days after the end of each fiscal quarter, deliver to Bank its unaudited quarterly financial statements, including its unaudited consolidated balance sheet, income statement and statement of cash flows, and accompanying notes to such financial statements.

(b) During the Term, if Retailer ceases to be in compliance with any of its obligations under an existing credit facility, Retailer shall notify Bank of such non-compliance and deliver to Bank copies of all compliance certificates (and any reports, supporting documents or other back-up materials to the extent Retailer is required to provide the same to its lenders) delivered to its lenders under its credit facilities, if any.

(c) Within sixty (60) days after the end of each fiscal quarter, Bank shall provide to Retailer Bank’s quarterly call report.

7.8 Inserts and Billing Messages.

(a) For each billing statement sent to Cardholders during a billing cycle during the Term, Bank will make available to Retailer a space for two (2) customized messages on the billing statement and Bank will include up to two (2) Retailer inserts into each billing statement to the extent possible without causing an increase in postage costs; provided that Bank shall have the right with respect to the billing statements for any month to utilize one (1) insert in order to (i) send a notice required by Applicable Law in such month (or if Bank reasonably believes a notice is necessary or desirable to protect Bank’s interest in the Accounts), or (ii) promote Enhancement Products or other cross-sell products and services permitted to be offered under Schedule 6.6. Retailer inserts and messages shall take precedence over all Bank communications with the exception of Bank notices required by Applicable Law or notices that Bank believes to be necessary or desirable to protect Bank’s interest in the Accounts. For any statement messages or billing inserts to be included in the billing statements for any given month, Retailer must provide such statement messages or billing inserts to Bank at least fifteen

(15) days prior to such calendar month. Bank shall promptly notify Retailer if the inclusion of such billing inserts will cause an increase in postage costs on such billing statements. If Retailer nonetheless wishes Bank to include Retailer’s inserts in such monthly billing statements, then Retailer will provide at least five (5) days prior notice to Bank to enable Bank to adjust its process and Retailer will pay the incremental postage charges resulting therefrom, reduced by the weight of any non-legally required notices. Retailer will provide copies of all billing inserts to Bank at its own cost. Retailer shall retain all revenues it receives from all inserts (other than any inserts promoting the Credit Cards or approved ancillary products that Retailer may permit to be produced and distributed in accordance with the Marketing Plan). Subject to Applicable Law, Reasonable Financial Services Practices and Bank’s right to protect Bank’s interest in the Accounts, each party shall have the right to reject any message that the other party may wish to include in a billing statement if the rejecting party, in good faith, believes that such message is detrimental to the image of the rejecting party.

(b) The form of customized messages and all billing inserts will comply with Bank’s specifications as provided to Retailer from time to time, and Bank shall have the right to reject any message or billing statement that Bank reasonably believes is detrimental to the image of Bank or the Program. For the avoidance of doubt, for purposes of Retailer’s rights under this Section 7.8(b), only billing inserts and statement messages regarding the Program, goods and services available for purchase from Retailer under the Program, or such other goods and services (other than financial products or services) as Retailer may reasonably suggest (with respect to which Bank shall not unreasonably withhold its consent) shall qualify for inclusion in Cardholder billing statements.

7.9 Third Party Participation. As of the date of this Agreement, Retailer represents and warrants that no affiliate of Retailer is engaged in the business of selling goods or services to retail consumers other than those affiliates, if any, whose existence and retail consumer sales activities have been disclosed to Bank prior to the date hereof. After the Effective Date, Retailer shall require any newly acquired affiliate, to the extent such affiliate does not already operate a credit card business or have a credit card through Bank or another issuer, to enter into a written agreement with Bank to be a “Retailer” hereunder (on such modified terms and conditions as mutually agreed by the parties), provided, however, that nothing in this Section shall require any newly acquired affiliate to participate in the Program should it decide not to participate in any Retailer-branded credit or charge card program and the provisions of Schedule 9.1 shall govern with respect to any new affiliate which, as of the date of Retailer’s acquisition thereof, is participating in a credit or charge card program branded with such affiliate’s name or marks. Notwithstanding the prior sentence, Retailer shall require any newly acquired affiliate which intends to participate in the Program to execute or authorize the filing of such additional documents (including but not limited to UCC financing statements) as Bank may reasonably require in accordance with Section 7.13.

7.10 Use of Names and Marks.

(a) Retailer hereby grants Bank during the Term, except as extended in accordance with Schedule 11.4, a nonexclusive, non-transferable, royalty-free license to use the Retailer Marks in connection with the establishment, administration and operation of the Program and the ownership and liquidation of the Accounts (including, without limitation, the exercise by Bank of all of its rights under this Agreement and under Applicable Law, and the fulfillment of all of Bank’s obligations under this Agreement and under Applicable Law). Bank’s use of the Retailer Marks shall be limited to the materials necessary to Bank’s administration of the Program (including, by way of example and not limitation, applications, Cardholder Agreements, Credit Cards, billing statements, privacy disclosures and Cardholder correspondence), as well as to printed, electronic and broadcast matter advertising and promotion of the Program (collectively, “Program Materials”) and as otherwise provided for in this Agreement. Use of the Retailer Marks in connection with any Program Materials shall be subject to Retailer’s prior approval, which approval shall not be unreasonably withheld or delayed, and such Program Materials shall be used by Bank in all material respects as approved by Retailer; provided, that once such approval is received, and in the absence of a material alteration thereto or to the context in which such Retailer Marks are being used by Bank, no further review or approval shall be required for the continued use (including re-printing and re-distribution) of such Program Materials by Bank. Bank acknowledges that the Retailer Marks, all rights therein, and the goodwill associated therewith, are, and shall remain, the property of Retailer. Nothing herein shall give Bank any proprietary interest in or to the Retailer Marks, except the right to use the Retailer Marks in accordance with this Agreement, and Bank shall not contest Retailer’s title in and to the Retailer Marks as the same exist as of the date of this Agreement. Bank agrees to include Retailer Marks on all billing statements sent to Cardholders.

(b) Without the prior written consent of Bank (which consent shall not be unreasonably withheld or delayed), Retailer may not use Bank’s name (or the name of any affiliate thereof) or any related marks, logos or similar proprietary designations; provided, that Retailer may use Bank’s business name, in the nominative sense, in connection with any credit disclosure verbiage included in any advertising of the Program (or any credit-based promotion offered thereunder) by Retailer.

7.11 Intellectual Property. All technology, software, or other material developed, invented, created or authored by either party in connection with the Program shall belong solely and exclusively to the developing party, including all intellectual property rights relating thereto.

7.12 Securitization. Bank and its affiliates may securitize, participate or otherwise convey or transfer an interest in, or pledge or create a lien in respect of, any or all of the Accounts and/or Indebtedness at any time during the term of this Agreement. Such securitization, participation or pledge shall not affect Retailer’s rights or Bank’s obligations hereunder. Bank shall not securitize, participate or pledge the Accounts or Indebtedness in any manner that may encumber Retailer’s rights hereunder to purchase Program Assets. Retailer agrees to cooperate with Bank and its affiliates and use commercially reasonable efforts (without being required to incur any material out-of-pocket costs) to assist Bank and its affiliates in connection with any such matter.

7.13 Grant of Security Interest/Precautionary Filing.

(a) Both (i) to guard against the possibility that it is determined that Article 9 of the UCC applies or may apply to the transactions contemplated hereby, and (ii) to secure payment of and performance by Retailer of any and all indebtedness, liabilities or obligations, now existing or hereafter arising pursuant to this Agreement, including indebtedness, liabilities and obligations that may be deemed to exist in the event of the applicability of Article 9 of the UCC to, and any recharacterization of, any transactions contemplated hereby, Retailer grants to Bank a security interest in all of Retailer’s right, title and interest, if any, now existing or hereafter arising in all (i) Accounts, Account Documentation and Indebtedness; (ii) all deposits, credit balances and reserves on Bank’s books relating to any such Accounts; and (iii) all proceeds of any of the foregoing (the “Collateral”). For the avoidance of doubt, Bank’s security interest does not include amounts paid by Bank to Retailer pursuant to this Agreement.

(b) Retailer represents and warrants that it has not and will not grant any security interest to or authorize the filing of any financing statement in favor of any person that attaches to or covers any of the property set forth in the preceding subsection (a) or that would attach to or cover such property, if contrary to the intent of the parties to this Agreement, Retailer was determined to have any rights therein, other than any security interests or financing statements that have lapsed or been terminated. Bank acknowledges that Retailer has entered into, and will hereafter modify and enter into new credit facilities which are secured by some or all of Retailer’s assets other than the Collateral and that the documents evidencing such credit facilities grant, among other things, the lenders thereunder the right to set-off against various bank accounts of Retailer.

(c) Retailer agrees to cooperate fully with Bank, as Bank may reasonably request, in order to give effect to the security interests granted by this Section 7.13. Retailer hereby authorizes Bank to file such UCC-l or comparable statements as Bank reasonably deems necessary or appropriate to perfect such security interests. Retailer represents and warrants that as of the date hereof the following is the true and correct corporate name and state of organization of Retailer: Stein Mart, Inc., a Florida corporation. Retailer agrees to provide Bank with thirty (30) days’ prior written notice of any change in any of the foregoing corporate name, or any state of incorporation. Bank agrees to provide a written explanation of the prophylactic nature of its security interest to any third party promptly upon Retailer’s request.

(d) Unless Bank shall have otherwise consented in writing, Retailer shall not create, assume or suffer to exist any lien on any of its right, title or interest under this Agreement or in the proceeds thereof.

7.14 In-Store Payments. Not later than six (6) months after the Effective Date, Retailer shall implement at Store Locations the ability to accept in-store payments (“In-Store Payments”) from Cardholders on their Accounts on behalf of Bank. Retailer and Bank shall jointly develop additional procedures in the Operating Procedures with respect to the manner in which such In-Store Payments shall be processed. Upon the implementation of Retailer’s ability to process In-Store Payments, the following terms and conditions shall apply:

(a) Retailer will receive and hold all In-Store Payments in trust for Bank.

(b) Retailer will accept and process all In-Store Payments in accordance with the Operating Procedures.

(c) Retailer shall, as necessary, provide proper endorsements on such items.

(d) Bank shall grant to Retailer a limited power of attorney (coupled with an interest) to sign and endorse Bank’s name upon any form of In-Store Payment that may have been issued in Bank’s name in respect of any Account.

(e) Retailer shall notify Bank upon receipt of any In-Store Payment, indicate whether such In-Store Payment was made by cash or check and shall include the Charge Transaction Data related to such In-Store Payment in the net settlement in respect of the day immediately following such receipt on the same basis as other Charge Transaction Data.

(f) Retailer shall issue a receipt for each In-Store Payment in compliance with Applicable Law.

If at any time, based upon either party’s (the “Determining Party”) good faith interpretation of Applicable Law, the Determining Party determines that, as a result of such Applicable Law, Retailer’s acceptance of In-Store Payments is detrimental to the interests of the Determining Party, then, at the Determining Party’s request, Retailers shall cease accepting In-Store Payments and shall direct Cardholders to make all payments in respect of Accounts directly to Bank.

7.15 Periodic Program Reports; Access to Cardholder Data.

(a) Bank will provide Retailer with the reports set forth on Schedule 7.15 hereto and any other reports as mutually agreed upon by the parties.

(b) Bank will provide Retailer on a monthly basis with an updated copy of Cardholder data as set forth on Schedule 7.15, including Cardholder contact information, financial information at the Cardholder level and such other information as set forth on Schedule 7.15, to the fullest extent allowed by Applicable Law.

(c) The specific form and content of any reports required to be made pursuant to this Section 7.15 shall be determined by Bank and Retailer, subject to Applicable Laws and Bank’s available internal customer reporting capabilities as in effect on the Effective Date (as the same may be amended from time to time).

(d) Bank shall make such disclosures as are required or permitted by Applicable Law or Reasonable Financial Services Practices to enable Bank to provide the information described above to Retailer.

7.16 Service Level Standards.

(a) Bank shall comply with the individual service level standards (“Service Level Standards”) set forth in Schedule 7.16; provided that for the ninety (90) day period following the launch of the PLCC Program, Bank shall use commercially reasonable efforts to comply with the Service Level Standards during such period, but Bank’s performance during this period shall not apply for purposes of determining any penalties or remedies set forth on Schedule 7.16. For the avoidance of doubt, the Service Level Standards shall apply to both the Co-Brand Program and the PLCC Program following the launch of the PLCC Program, including during the ninety (90) day period referred to above.

(b) During the Term, and subject to the provisions of Section 7.16(a) and Schedule 7.16 hereto, if Bank fails to meet any of the Service Level Standards for any calendar month, Bank shall take the actions described in Schedule 7.16.

(c) If, at any time during the Term, Retailer desires to implement a promotional or other marketing event or program which is reasonably likely to result in a ten percent (10%) increase in volume of calls to Bank from Cardholders and/or Retailer personnel during a given period of time (each, a “Planned Promotion”), Retailer shall provide Bank with thirty (30) days prior written notice of such Planned Promotion (each, a “Planned Promotion Notice”) specifying the type and term of the Planned Promotion, together with the proposed starting date and time period during which such Planned Promotion will be in effect (as extended or shortened by Retailer following the date of the applicable Planned Promotion Notice, the “Planned Promotion Period”). Following Bank’s receipt of any Planned Promotion Notice, if Retailer desires to alter (i) the Planned Promotion in a way which is reasonably likely to increase or decrease by ten percent (10%) the volume of calls to Bank from Cardholders and/or Retailer personnel during the Planned Promotion Period or (ii) the Planned Promotion Period for the applicable Planned Promotion as specified in the Planned Promotion Notice, Retailer shall notify Bank of such alteration not less than two (2) days prior to the commencement of the Planned Promotion Period. The failure of Retailer to comply with any notice obligation set forth in this Section 7.16(c) in respect of a Planned Promotion shall result, at the option of Bank, in all Cardholder and Retailer personnel calls during the applicable Planned Promotion Period being deemed “Excluded Calls” for purposes of the Service Level Standards set forth on Schedule 7.16 hereto.

(d) Notwithstanding anything to the contrary in this Agreement or Schedule 7.16 hereto, in the event Bank does not comply with any Service Level Standard due to the failure or fault of Retailer or Retailer’s third party service providers or a third party that is not a Bank Subcontractor under this Agreement (e.g., a telecommunications carrier), such lack of compliance shall not be deemed a failure to meet a Service Level Standard for purposes of this Section 7.16 and Schedule 7.16 hereto.

(e) Bank shall designate an experienced, senior level client operations manager who shall be responsible for overseeing Bank’s compliance with the Service Level Standards and who shall serve as the sole point of contact between Retailer and Bank to answer any questions or address concerns regarding Bank’s compliance with the Service Level Standards.

7.17 Maintenance of Bank Webpage and Retailer Website; Fraud Prevention.

(a) The parties acknowledge that the infrastructure required for internet applications and purchases (to the extent Retailer develops the capability to offer such purchases during the Term), (each, an “Internet Transaction”) is dynamic and agree to cooperate in implementing enhancements and developments with respect to the operation and security of Internet Transaction processing under the Program. During the Term, Retailer shall use reasonable efforts to conform the Retailer Website to be reasonably compatible with the Bank Webpage and any payment authorization technology selected by Bank, and Bank shall provide to Retailer prior notification of planned changes in the Bank Webpage or such payment authorization technology to permit Retailer to make any required changes in the Retailer Website; provided, however, that Bank shall cooperate with Retailer in an effort to minimize the costs and difficulty of any such changes to the Retailer Website.

(b) Retailer shall not permit any link to the Bank Webpage to exist (i) on the Retailer Website at any time other than during the Term, or (ii) on any internet website (other than the Retailer Website) maintained, operated or controlled by Retailer or under any Retailer Mark.

(c) Retailer shall maintain and operate the Retailer Website so that all Internet Transactions processed through the Retailer Website, if any, will be transmitted on a secure basis which ensures, among other things, that such information cannot be altered, viewed, or captured by an unauthorized party. Bank agrees that the direct access medium or method used to store, present or transmit Internet applications, terms and conditions, and/or Account information will be secured in a manner which ensures that such information cannot be altered, viewed or captured by an unauthorized party. Retailer and Bank agree to cooperate in a commercially reasonable manner by committing systems and other resources, and by providing information with respect to the development, establishment and implementation of fraud mitigation strategies in connection with Internet Transactions. Retailer and Bank further agree to use commercially reasonable efforts to implement such mitigation strategies as are developed from time to time.

(d) Retailer shall have the sole right to determine the design and content of the Retailer Website; provided, however that Bank shall have the right to approve: (i) the usage of Bank Marks on the Retailer Website, (ii) any terms and conditions and legal disclosures regarding the Program on the Retailer Website, and (iii) subject to Schedule 5.3(d), the look and feel of any advertising, marketing, or information regarding the Program on the Retailer Website.

(e) Until such time that Bank and Retailer agree that sales through the Retailer Website using the Co-Brand Credit Cards will be processed through the Direct Settlement Process, such sales shall be deemed Non-Retailer Purchases and the Retailer Website will be deemed a Non-Retailer Location for all purposes of this Agreement. If the parties agree to use the Direct Settlement Process for such sales, such sales shall thereafter be deemed Co-Brand Purchases and the Retailer Website will be deemed a Retailer Sales Channel for all purposes of this Agreement. The parties acknowledge that the Private Label Credit Cards will not be able to be used for purchases through the Retailer Website until such time that functionality allowing settlement with Bank is enabled.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.18 Interchange Regulation. If at any time there occurs a decline in the interchange rate received by Bank from the Association, the parties shall have the rights and obligations set forth on Schedule 7.18 hereto.

7.19 Store Closure. If at any time Retailer sells or closes a Store Location, the parties shall have the rights and obligations set forth on Schedule 7.19 hereto.

7.20 GOB; Bankruptcy.

(a) Retailer shall provide Bank with thirty (30) days prior written notice of any of the following (each a “Significant Event”) (it being agreed that (x) any such notice shall constitute Confidential Information of Retailer and be subject to the provisions of Section 15.1, (y) such requirement shall be subject to any conflicting requirement of a duly entered bankruptcy court order): (i) the public announcement of any closure of Store Locations that will cause the number of existing Retailer Store Locations to fall below [*] Store Locations; (ii) public announcement of any GOB Sale in connection with Retailer’s operations, which, following the completion thereof, will result in the number of existing Stores falling below [*] Store Locations, or (iii) the filing in any bankruptcy case in which Retailer is a debtor of any notice or motion relating to any matter described in clause (i) or (ii) (including a notice or motion under Bankruptcy Code sections 363 or 365).

(b) Bank shall have the right, but not the obligation, to take any or all of the following actions (in each case in a manner not in violation of Applicable Law) if a Significant Event occurs under Section 7.20(a): (i) cease accepting new credit applications for Accounts; (ii) cease authorizing transactions on Accounts, (iii) cease accepting Charge Transaction Data for charges or credits (or both) on Accounts; (iv) request Retailer to cease performing Account look-ups; (v) subject to the limitations and conditions set forth in Schedule 11.4, liquidate or sell any or all Accounts other than to those competitor stores described in Schedule 11.4(1); or (vi) subject to the limitations and conditions set forth in Schedule 11.4, convert any or all Accounts to another credit or charge program maintained by Bank or any of its affiliates other than to those competitor stores described in Schedule 11.4(1). Without limiting the foregoing, if Retailer conducts a GOB Sale which is not an Authorized Liquidation Sale at any Store Location, as of the initiation of such GOB Sale, Bank shall have the rights set forth in clauses (i), (ii), (iii) and (iv) above with respect to such Store Location, or if such GOB Sale is an Authorized Liquidation Sale, the rights set forth in clause (i) above.

(c) Subject to Section 12.3, Retailer, or any licensee, subtenant, Liquidator, or other third party operating in, from or through any Retailer Sales Channel, shall not seek an authorization from Bank for a transaction on an Account in connection with a Prohibited Transaction or any GOB Sale which is not an Authorized Liquidation Sale, and shall not submit to Bank any Charge Transaction Data on an Account arising from any Prohibited Transaction or any such GOB Sale which is not an Authorized Liquidation Sale. Any GOB Sale by Retailer, including any Authorized Liquidation Sale, whether or not approved by any court, shall comply with all federal, state and local laws and regulations concerning such sales.

(d) Retailer shall not enter into any agreement with a Liquidator (or solicit bids from a Liquidator for any agreement) that would permit the Liquidator to seek an authorization from Bank for a transaction on an Account in connection with a Prohibited Transaction, or to submit to Bank any Charge Transaction Data on an Account arising from any Prohibited Transaction. Any agreement between Retailer and a Liquidator shall expressly prohibit the Liquidator from seeking such authorizations from Bank and submitting such Charge Transaction Data to Bank. For the avoidance of doubt, actions by a Liquidator in consulting with, or overseeing a GOB Sale which is an Authorized Liquidation Sale, and actions by a Liquidator in fulfilling such role shall not violate this provision.

(e) The parties acknowledge and agree that the rights of Bank under this Section 7.20, including the rights to receive notice under Section 7.20(a), are a material inducement to Bank to provide the Program and are necessary for Bank to manage its credit and other risks in operating the Program. In addition to any other rights Bank may have under this Agreement or Applicable Law, Bank shall be entitled to terminate this Agreement immediately upon written notice to Retailer if there occurs a Significant Event or Retailer breaches any obligation under this Section 7.20.

(f) The parties conclusively agree that, in the event of a filing under the Bankruptcy Code with respect to Retailer, this Agreement is an executory contract under 11 U.S.C. § 365 and is not a financial accommodation or an agreement to provide credit to Retailer. If requested by Bank, Retailer shall file a motion to assume this Agreement within thirty (30) days following the filing of any voluntary petition for bankruptcy. Retailer agrees that any failure to do so shall be “cause” for Bank to seek immediate relief from the automatic stay to seek any remedies, including immediate termination of this Agreement. Retailer agrees to consent to such relief from the stay.

(g) Bank and Retailer further agree that in order to assume this Agreement, Retailer shall provide adequate assurance of future performance, and that the parties stipulate that the standard to be used to establish such assurance shall include, but not be limited to, reasonable cash reserves, letter of credit, collateral or other similar credit arrangements for reasonably foreseeable chargebacks, costs, and expenses which may arise from the assumption and continued use of the Accounts, including any termination fees or repayment of any incentive bonus or similar obligation that may be required upon termination of the assumed Agreement.

(h) Retailer further agrees that, within fifteen (15) days of any bankruptcy filing, to file an appropriate “first day motion” or other motion seeking court approval that will permit the settlement procedures for payment hereunder to continue in accordance with their terms. Retailer further agrees, at the request of the Bank, that it shall immediately seek any necessary court approval, as part of its first day motions, or otherwise, to ensure that all gift cards, to the extent offered by Retailer, are honored, returns are accepted in accordance with the standard return policy, warranties are honored, and any “reward” program certificates or coupons previously issued and not yet expired are honored, in the same manner as before any bankruptcy filing. The failure to seek such approval, and any failure to so honor gift cards, if applicable, warranties, unexpired reward program certificates or coupons issued or to accept returns, shall be deemed a material breach and an event of default and will entitle Bank to terminate this Agreement immediately and/or will constitute sufficient grounds for Bank to obtain an order compelling rejection of this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(i) In the event that any bankruptcy court determines that this Agreement is a financial accommodation or agreement to make a loan, then in such event the parties agree that any further performance hereunder by Bank shall be deemed to be the providing of credit post petition under 11 U .S.C. §364 and Retailer may not require further performance unless and until Retailer files an appropriate motion under 11 U.S.C. § 364 and agrees to provide adequate protection for any losses arising hereunder, including but not limited to, the granting of an administrative expense claim having, allowable under 11 U.S.C. § 503(b)(1), with priority over any and all administrative expenses of the kind specified in section 503(b) or 507 of the Code; a lien on collateral not otherwise encumbered; and inclusion of a reserve or budget item in any applicable debtor in possession financing, the posting of a letter of credit to protect against losses from continuing to make post petition advances, including losses from chargebacks or failure to pay any termination fees or repay any incentive bonus or similar obligation.

7.21 Sales Taxes and Related Record Retention. Retailer will pay when due any sales taxes relating to the sale of goods or services financed on Accounts. Retailer agrees that Bank shall be [*]. Retailer shall cooperate with Bank in making reasonable efforts to recover any and all such taxes in connection with actual charge offs, including executing any and all forms or other documentation reasonably necessary or required by any taxing authority, and timely producing all supporting documentation and data relative to such Accounts then in Retailer’s possession; provided that the content and format of any data requested by Bank from Retailer shall be mutually acceptable to both parties. Retailer and Bank shall jointly gather the documentation and information necessary for them to pursue, analyze, file, defend and/or litigate sales tax refunds, deductions, credits and/or audit offsets arising from the charged-off Accounts; provided that (i) Retailer shall not be obligated to file any document in any state where it believes there is an unreasonable risk that such filing is not in conformance with requirements of Applicable Laws, (ii) Retailer shall not be obligated to commingle any filing for sales tax recapture with any other tax filings, and (iii) Bank shall provide Retailer with sufficient information to enable Retailer to respond, if needed, to any state tax audit (including information allowing Retailer to identify the transactions that are the subject of the tax filing). Each party shall bear its own costs in complying with this Section 7.21. Retailer shall [*].

ARTICLE 8 — CHARGEBACKS

8.1 Chargeback Rights. Subject to the remaining Sections of this Article 8, Bank will have the right to chargeback to Retailer any Indebtedness pertaining to a PLCC Purchase or a Co-Brand Purchase if Bank is entitled under the Association Rules to affect such chargeback as a bankcard issuer or, if with respect to the corresponding charge or credit or the related Charge Transaction Data or the underlying transaction:

(a) The Cardholder disputes a charge and (i) Retailer cannot provide Bank with evidence of the terms of the charge that resolves the dispute (including the date of the charge, a masked or truncated Account number, products purchased and purchased amount) within twenty (20) days after Bank’s request, or (ii) Bank determines that the merchandise was shipped to an address other than the then-current billing address for the Cardholder as reflected in Bank’s records; provided, however, that any such dispute constitutes a bona fide claim presented by the Cardholder in good faith in the reasonable opinion of Bank; and, provided further, that Bank shall have no obligation to re-charge the Cardholder for a charge where Retailer could not provide Bank with evidence of the terms of the charge that resolves the dispute within the above-referenced twenty (20) day period, but Retailer subsequently locates or otherwise finds evidence of such terms;

(b) The Cardholder disputes the amount of an Account and/or refuses to pay alleging dissatisfaction with products or services received or failure to receive products or services, a breach of any warranty or representation by Retailer in connection with the transaction, or an offset or counterclaim based on an act or omission of Retailer, the product manufacturer or any third-party service provider, provided, however, that any such dispute constitutes a bona fide claim presented by a Cardholder in good faith in the reasonable opinion of Bank;

(c) Retailer failed to comply with any Operating Procedure(s) with respect to any charge, credit, or Account, or Bank determines in good faith that any charge, credit or Account was subject to any acts of fraud performed by or in collusion with Retailer’s and/or its affiliates’ employees, contractors or agents;

(d) (i) The Cardholder asserts that the Cardholder or an authorized user did not make or authorize the purchase in dispute; (ii) the Cardholder or any other person asserts that such person’s name, social security number or other identifying information was used to make any purchase (or to open an Account on which such purchase was made) and that such person did not make or authorize the purchase or open the Account in dispute; or (iii) Bank determines in good faith that a purchase was transacted or an Account was opened in a fraudulent manner; or

(e) Bank determines in good faith that any presentment warranty set forth on Schedule 8.1(e) hereof was false or inaccurate in any respect when made.

8.2 Co-Brand Account Chargebacks. Bank shall have the right to charge back to Retailer any Indebtedness on any Co-Brand Account (i) involving Retailer’s employee fraud with respect to such Co-Brand Account, or (ii) with respect to which Retailer did not comply with the Operating Procedures in opening an Account. Except as provided in the preceding sentence, Bank shall have no chargeback rights against Retailer for any Non-Retailer Purchases.

8.3 Settlement of Claims. In its reasonable discretion, after consultation with Retailer, Bank may compromise and settle any claim made by any Cardholder (including claims made on behalf of an authorized user) relating to such Cardholder’s Account. No such compromise or settlement will impair Bank’s right to chargeback under Article 8 any portion of such Account not paid pursuant to any such settlement or compromise. If the full amount or any portion of any charge is charged back, Bank will assign, without recourse, all rights to payment for the amount charged back to Retailer upon the request of Retailer.

8.4 Delivery of Materials Regarding Chargebacks. Retailer shall deliver to Bank any correspondence or other materials reasonably requested by Bank, or otherwise required in connection with the processing of any chargeback, via such electronic transmission mode as Bank shall designate.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.5 Chargeback Process. Without limiting Bank’s chargeback rights under the provisions of Section 8.1, prior to effecting a chargeback pursuant to such Section, Bank shall employ its ordinary course dispute resolution procedures applicable to chargebacks (which procedures will be no less favorable in any material respect to Retailer than the dispute resolution procedures generally used by Bank with respect to its other private label and co-brand program partners) to assess the claims of the Cardholder and Retailer’s response thereto. Bank shall designate a representative of Bank to facilitate such process, including working with Retailer in any case in which Retailer reasonably believes the basis for a particular chargeback is invalid or has been corrected (in either case, based on new or additional information not previously requested by Bank).

ARTICLE 9 — EXCLUSIVITY

9.1 Exclusivity. The parties shall be bound by the exclusivity provisions set forth in Schedule 9.1 hereto.

ARTICLE 10 — TERM AND TERMINATION

10.1 Program Term. This Agreement shall commence upon the Effective Date and continue until the close of business on September 30, 2018 (the “Initial Renewal Term”). The Agreement shall renew automatically without further action of the parties for successive one (1) year terms (each a “Renewal Term”) unless either party provides notice of termination at least one hundred and eighty (180) days prior to the expiration of the Initial Renewal Term or current Renewal Term, as the case may be. The Initial Renewal Term and any subsequent Renewal Term are collectively referred to herein as the “Term”.

10.2 Termination of Agreement. Notwithstanding anything in Section 10.1 to the contrary, this Agreement may be terminated prior to the end of any Term as provided below:

(a) If either party breaches any covenant or agreement contained in this Agreement, other than for a failure to meet (i) Service Level Standards, which shall be governed by Section 10.2(k), (ii) the Minimum Credit Targets, which shall be governed by Section 10.2(l), or (iii) the Financial Covenants, which shall be governed by Schedule 10.2(p) and Section 10.2(p), (x) which does not involve the payment of money to the other party hereto and such breach continues for a period of thirty (30) days after the non-breaching party has given written notice of the breach, or (y) which involves the payment of money to the other party hereto and such breach continues for a period of five (5) days after the non-breaching party has given written notice of the breach, then, in either case, the non-breaching party shall have the right to terminate this Agreement. The foregoing clause (ii) notwithstanding, the failure of a party to make a payment due hereunder shall not give rise to a termination right in the other party if the amount which such party has failed to pay is less than [*] ($[*]) and such party, acting in good faith, has delivered a written notice to the other party contesting its obligation to make such

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

payment. In any case, to be effective, a termination notice must be delivered within [*] after the expiration of the applicable notice periods. This Agreement will terminate [*] after delivery of such notice of termination.

(b) If any representation or warranty made by a party proves knowingly not to have been true and correct in all material respects as of the date when made, and such representation or warranty materially affects the party’s ability to perform under the Agreement, then the other party shall have the right to terminate this Agreement. In order to be effective, the notice of termination must be delivered within [*] after the date such other party first becomes aware that such representation or warranty is not true and correct. This Agreement will terminate [*] after delivery of such notice of termination.

(c) If a party (i) is no longer Solvent; (ii) generally does not pay its debts as such debts become due, or admits in writing its inability to pay its debts generally; (iii) makes a general assignment for the benefit of its creditors; (iv) has any proceeding instituted by or against it seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or (v) takes any corporate action which authorizes any of the actions set forth above in (i) through (iv) above, then the other party shall have the right to terminate this Agreement. In order to be effective, the notice of termination must be delivered within [*] after such other party becomes aware of the occurrence of such event; provided, that in the case of an occurrence under clause (iv), this Agreement shall terminate automatically unless the parties shall mutually agree in writing to continue the Program. In any case in which notice is required for termination, this Agreement will terminate upon delivery of such notice.

(d) If, with respect to Retailer, any of the following events occur, then Bank shall have the right to terminate this Agreement: (i) any person or group of persons acquires, after the date of this Agreement, beneficial ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of Retailer entitled to vote generally in the election of directors; (ii) the stockholders of Retailer approve a reorganization, merger or consolidation (each a “Reorganization”), in each case through which the persons who were the respective beneficial owners of the voting securities of Retailer immediately prior to such Reorganization do not beneficially own, following such Reorganization, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation, as a result of such Reorganization; or (iii) all or substantially all of the assets or property of Retailer are sold or otherwise disposed of in one transaction or series of related transactions; provided that Bank’s right to terminate this Agreement under clauses (i)-(iii) above shall exist only if the surviving entity materially alters the Retailer Marks used at 20% or more of Store Locations, or that the surviving entity materially alters the merchandise mix in existence at such stores. In order to be effective, the notice of termination must be delivered within [*] after Bank becomes aware of the occurrence of such event. This Agreement will terminate [*] after delivery of such notice of termination.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e) If a party is in default under any indenture or other instrument relating to any indebtedness for borrowed money in excess of [*] ($[*]) and such default gives any person, either with or without notice and without giving effect to any extension of any grace period, the right to accelerate such indebtedness and such person does in fact accelerate such indebtedness, then the non-defaulting party hereunder shall have the right to terminate this Agreement. In order to be effective, the notice of termination must be delivered within [*] after such non-defaulting party becomes aware of the occurrence of such event. This Agreement will terminate [*] after delivery of such notice, unless the underlying default is cured during such [*] period.

(f) If a material adverse change has occurred in the operations, financial condition, business or prospects of a party hereto, which the other party has reasonably determined, in good faith, has had, or is reasonably likely to have, a material adverse effect on the ongoing operation or continued viability of the Program, then the other party shall have the right to terminate this Agreement. In order to be effective, the notice of termination must be delivered within [*] after the terminating party makes such determination. This Agreement will terminate [*] after delivery of such notice of termination.

(g) Bank shall have the right to terminate this Agreement upon not less than [*] prior written notice if at any time there is a CIL Decline, provided that Bank has first sought to engage Retailer in a good faith renegotiation of the terms of this Agreement and the parties have not agreed within [*] on modifications sufficient to offset the effect of the CIL Decline, including any CIL Decline resulting from any new limits on Bank’s rights and/or increased obligations under the Program resulting from the applicable Change in Law. This Agreement will terminate [*] after delivery of Bank’s notice of termination pursuant to this Section 10.2(g). Additional terms and conditions applicable to Bank’s termination right under this Section are set forth on Schedule 10.2(g).

(h) If the increase made by Bank to the Credit Review Point does not satisfy the Retailer’s good faith projections of Program growth pursuant to Section 7.6(a) or Bank declines to increase the Credit Review Point then in effect pursuant to Section 7.6(b) then Retailer may terminate this Agreement. In order to be effective, the notice of termination must be delivered within [*] after Bank notifies Retailer pursuant to Section 7.6. This Agreement will terminate [*] after Retailer’s delivery of such notice of termination.

(i) Either Bank or Retailer shall have the right to terminate the Agreement upon written notice to the other party hereto, if the performance by the other party of its obligations under this Agreement is prevented or materially impeded, without ability to cure, for a period of not less than [*] by a Force Majeure Event. Any such failure to perform shall not be considered a breach of this Agreement (giving rise to a damage claim) if the disabled party promptly advises the other party in writing that it is unable to perform due to such a Force Majeure Event, setting forth: (i) the nature of the event; (ii)

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

its expected effect(s) and duration; (iii) any expected development which may further affect performance hereunder; and (iv) the efforts which will be made to cure such Force Majeure Event or provide substitute performance.

(j) Intentionally omitted.

(k) Retailer shall have the right to terminate the Agreement, if Bank fails to meet Service Level Standards as provided in Schedule 7.16.

(l) Retailer shall have the right to terminate the Agreement, if Bank fails to meet the Minimum Credit Targets set forth on Schedule 7.4(c)(1), as provided in Schedule 7.4(c).

(m) Intentionally omitted.

(n) If, with respect to Bank, any of the following events occur, then Retailer shall have the right to terminate this Agreement: (i) any person or group of persons acquires, after the date of this Agreement, beneficial ownership of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of Bank entitled to vote generally in the election of directors; (ii) the stockholders of Bank approve a reorganization, merger or consolidation (each a “Bank Reorganization”), in each case through which the persons who were the respective beneficial owners of the voting securities of Bank immediately prior to such Bank Reorganization do not beneficially own, following such Bank Reorganization, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of Bank, as a result of such Bank Reorganization; or (iii) all or substantially all of the assets or property of Bank are sold or otherwise disposed of in one transaction or series of related transactions; provided, however, that Retailer’s termination right with respect to clauses (i), (ii) and (iii) shall not apply to any transfer of ownership, Bank Reorganization or asset disposition where either GE Capital or General Electric Company owns or controls, directly or indirectly, fifty percent (50%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of Bank or of any entity acquiring the ownership or assets of Bank as contemplated by clauses (i), (ii) or (iii). In order to be effective, the notice of termination must be delivered within [*] after Retailer becomes aware of the occurrence of such event. This Agreement will terminate [*] after delivery of such notice of termination.

(o) [*], upon prior written notice (“Shortfall Notice”) to Retailer, Bank shall have the right to request that Retailer enter into good faith negotiations to change the financial terms of this Agreement if the Rolling ROI for any Rolling ROI Measurement Period is less than the “Rolling ROI Minimum” (as defined on Schedule 10.2(o)) (an “Annual ROI Shortfall”). If Retailer and Bank have not agreed within [*] after Bank’s delivery of the Shortfall Notice on changes to the financial terms of the Program that would have been necessary to reduce the Annual ROI Shortfall to zero during such Rolling ROI Measurement Period, then the terms and conditions set forth on Schedule 10.2(o) shall apply.

(p) Bank shall have the right to terminate the Agreement, if Retailer fails to meet the financial covenants set forth on Schedule 10.2(p) or shall otherwise fail to comply with the terms of Schedule 10.2(p).

ARTICLE 11 — EFFECTS OF TERMINATION

11.1 General Effects.

(a) Upon any termination of this Agreement, the parties shall have any rights or remedies available to such party under this Agreement or in law or at equity. Upon such termination, all obligations of the parties under this Agreement shall cease, except that the provisions specified in Section 15.16 shall survive.

(b) All solicitations, marketing and advertising of the Program, other than acceptance of applications through Retailer Channels in the ordinary course of business consistent with past practice, shall cease either upon notice to Bank from Retailer of Retailer’s intent not to purchase the Accounts following termination of this Agreement by either party or the failure of Retailer to make an election to purchase the Accounts prior to the expiration of the time period in which Retailer may provide notice to Bank of such election as set forth in Schedule 11.2, except as the parties may mutually agree upon. The parties shall continue to operate the Program and service the Accounts in good faith and in the ordinary course of their respective businesses, subject to the terms of this Agreement, until the provisions of Schedules 11.2, 11.3 and 11.4 are satisfied. The parties shall cooperate to ensure the orderly wind-down or transition of the Program.

(c) Except as set forth in Schedule 7.18, any termination of this Agreement shall apply to both the PLCC Program and the Co-Brand Program and neither Bank nor Retailer shall have the right to terminate the PLCC Program or the Co-Brand Program separately.

11.2 Purchase of Accounts by Retailer upon Termination. Upon notice of termination of this Agreement by either party, Retailer shall the right to purchase, or to arrange for the purchase, of not less than all the Program Assets in accordance with Schedule 11.2 hereto.

11.3 Determination of Fair Market Value. In the event this Agreement terminates and Retailer notifies Bank that it, or its Nominated Purchaser, shall purchase the Program Assets, the parties shall determine the fair market value thereof in accordance with Schedule 11.3 hereto.

11.4 Bank’s Rights If Retailer Does Not Purchase Accounts. If Retailer does not exercise its option to purchase, or arrange for the purchase, of the Program Assets pursuant to Section 11.2 and Schedule 11.2, Bank shall have the rights set forth in Schedule 11.4.

11.5 Limitation on Retailer’s Right to Purchase Accounts. Notwithstanding anything in this Agreement, if (a) a Significant Event shall have occurred and the Agreement expires or is terminated, or (b) this Agreement is terminated in any manner other than as provided in Article 10, Bank’s rights under Schedule 11.4 shall apply; provided that, subject to the exercise by Bank of any of Bank’s rights pursuant to Schedule 11.4 (including the right to convert any or all of the Accounts to another credit or charge program subject to the restrictions therein), Retailer shall have the right to purchase or arrange for the purchase of the Accounts (other than Accounts that have been written-off by Bank) on the terms and conditions set forth in Schedule 11.2 except as follows:

(i) The purchase price for the Accounts shall be equal to the sum of (1) the Unamortized Signing Bonus and (2) one hundred percent (100%) of the Aggregate Outstanding Indebtedness relating to such Accounts as of the date of purchase.

(ii) Retailer or the Nominated Purchaser shall request the information with respect to the Program Assets pursuant to Section 5(e) of Schedule 11.2 within thirty (30) days following the earlier of (a) the date on which the Agreement terminates or expires and (b) the date either party receives written notice of termination of the Agreement.

(iii) The Exercise Notice shall be delivered to Bank no later than sixty (60) days (less the number of days beyond five (5) days that Retailer or the Nominated Purchaser requests the information regarding the Program Assets following the date referred to in (ii) above) after the receipt of such information.

(iv) Retailer or the Nominated Purchaser must complete the purchase as soon as reasonably practicable but in no event later than within ninety (90) days after the delivery of the Exercise Notice.

(v) Commencing upon the receipt by Bank of a binding commitment (reasonably satisfactory to Bank) through which a Nominated Purchaser has agreed to purchase the Accounts from Bank on the terms set forth in clauses (i)-(iv) above, Bank shall not sell any of the Accounts in accordance with Schedule 11.4 (it being understood and agreed that Bank shall have the right to sell the Accounts in accordance with Schedule 11.4 if the sale to the Nominated Purchaser has not been completed within the time period set forth in clause (iv) above).

(vi) If at any time prior to delivery of the binding commitment referred to in clause (v) above, Bank shall enter into a binding commitment to sell the Accounts to a third party in accordance with Schedule 11.4, Retailer’s (or its Nominated Purchaser’s) right to purchase such Accounts pursuant to this Section 11.5 shall immediately expire.

(vii) The Accounts purchased by Retailer or the Nominated Purchaser in accordance with clauses (i)-(iv) above shall not include any Account sold by Bank pursuant to Schedule 11.4 prior to the date of Retailer entering into the binding commitment referred to in clause (v) above or converted by Bank in accordance with Schedule 11.4.

(viii) Notwithstanding clause (vi) above: (x) Bank shall use reasonable efforts to notify Retailer upon the commencement of any negotiations between Bank and a third party regarding the sale of such Accounts pursuant to this Section 11.5 which Bank deems reasonably likely to result in a sale transaction and (y) prior to entering into a binding commitment for such sale, Bank shall provide Retailer notice that Bank and such third party are close to finalizing the terms of a sale, and Retailer shall have the right, but not the obligation, to present to Bank no later than five (5) Business Days following receipt of such notice, a viable alternate purchaser for the Accounts (it being agreed that Bank is under no obligation to enter into a binding commitment with either the third party engaged by Bank or any alternate purchaser presented by Retailer); provided, however, that Retailer shall use good faith efforts to notify Bank as soon as possible after the initial notice if Retailer does not plan on pursuing an alternate purchaser and as soon as possible following the second notice if they do not think they will be able to find a viable purchaser in such five (5) Business Day period.

ARTICLE 12 — REPRESENTATIONS AND WARRANTIES

12.1 Representations and Warranties. Each party makes the following representations and warranties to the other party as of the date of this Agreement, and Retailer makes such representations and warranties on and as of each date on which Charge Transaction Data is transmitted to Bank:

(a) Such party is duly organized, validly existing, and in good standing under the laws of its state of incorporation or organization, as the case may be;

(b) Such party has the requisite organizational power and authority to conduct its business as presently conducted and hereafter contemplated to be conducted and to execute, deliver and perform this Agreement;

(c) This Agreement has been duly executed and delivered by such party, and constitutes the legal, valid, and binding obligation of such party, enforceable against such party in accordance with its terms;

(d) The execution and delivery of this Agreement by such party and the consummation of the transactions contemplated hereby do not and will not (i) conflict with the organizational documents of such party, (ii) conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any material agreement of such party; or (iii) constitute a violation of any material order, judgment or decree to which such party is bound. No consent, approval, permit, waiver, authorization, notice or filing is required to be made or obtained in connection with the execution, delivery and performance by such party of this Agreement; and

(e) All information furnished by such party to the other for purposes of or in connection with this Agreement is true and correct in all material respects and no such information omits to state a material fact necessary to make the information so furnished not misleading. Except as disclosed to the other party, there is no fact known to such party (including, without limitation, threatened or pending litigation) that could materially and adversely affect the financial condition, business, property, or prospects of such party.

12.2 Continuity of Retailer Business. Retailer represents and warrants that it will continue to sell the type of goods and services generally similar to those sold by Retailer as of the Effective Date and Retailer further acknowledges that Bank’s obligation to continue to extend credit under the Program is contingent on the continuing validity of this representation and warranty. Notwithstanding anything herein to the contrary, Retailer shall be in compliance with the requirements of this Section if Retailer expands its business to include new and unrelated products or services provided that such new products or services do not materially adversely affect the Program. In the event Bank reasonably determines in its sole discretion that an expansion of Retailer’s business as contemplated hereunder has or will have a material adverse effect on the Program, the parties agree to negotiate in good faith to modify the terms of the Program to address the expansion in Retailer’s business.

12.3 Operation of Store Locations. Retailer represents and warrants as of the date of this Agreement and throughout the Term of the Agreement, that Stein Mart, Inc. owns and operates (or leases and operates) all Store Locations and all other Retailer Sales Channels except to the extent provided in Section 15.3; provided, however, that sub-leasing or other arrangements with respect to certain areas within Store Locations (such as the shoe departments or fragrance departments) to third parties (each a “Third Party Participant”) for operation of such departments shall not violate this provision. Except for Third Party Participants, Retailer will not permit any licensee, subtenant or third party operating in or from a Store Location to accept Credit Cards for purchases by Cardholders. With respect to each Third Party Participant, Retailer acknowledges and agrees that (x) it shall be responsible for all acts and omissions of such Third Party Participant in connection with the Program (and each of the sub-sections of Section 13.1 shall apply to each Third Party Participant as if such Third Party Participant and Retailer were one and the same), (y) it shall otherwise ensure that such Third Party Participant complies with the terms and conditions of this Agreement applicable to Retailer, and (z) any failure of any Third Party Participant to comply with such terms and conditions shall be deemed to be a breach by Retailer hereunder (subject to any notice or cure rights that would be applicable to Retailer hereunder) to the same extent as if Retailer had directly breached this Agreement, and shall be subject to the same rights and remedies (including indemnification) of Bank as provided for herein. Without limiting the foregoing, all sales of goods and services by Third Party Participants financed on Accounts shall be treated as a sale of goods and services from Retailer under this Agreement and all such sales, and any related credits or other adjustments, shall be (x) settled between Bank and Retailer pursuant to Section 3.1 and (y) subject to the chargeback provisions of Article 8.

ARTICLE 13 — INDEMNIFICATION

13.1 Indemnification by Retailer. Retailer agrees to indemnify and hold harmless Bank, its affiliates, and their respective employees, officers, directors, agents and licensees, from and against any and all Damages to the extent such Damages arise out of or result from:

(a) Any breach by Retailer of any of the terms, covenants, representations, warranties or other provisions contained in this Agreement;

(b) Any products or services sold by Retailer or its licensees (including, without limitation, any failure to provide the service as promised, any product defects, or product liability or warranty claims relating thereto);

(c) Any act or omission, where there was a duty to act, by Retailer or its employees, officers, directors, agents or licensees (including any assignee or delegatee of Retailer contemplated by Section 15.3) including without limitation, the failure of Retailer to comply with any law, rule or regulation applicable to Retailer;

(d) Any advertisements, solicitations or other promotions of the Program or of goods or services eligible for purchase under the Program conducted by or on behalf of Retailer (excluding those conducted by Bank);

(e) The acquisition by Retailer from Bank, in connection with a charge or credit to an Account, of a Cardholder’s Account number by telephone or by some other means;

(f) Bank’s use of the Retailer Marks in accordance with the terms of this Agreement;

(g) Any activities, acts or omissions of any third party to whom Cardholder Information is transferred or made available by or on behalf of Retailer, including without limitation, information transferred or made available to a third party by Bank at Retailer’s express request (including requests that require ongoing, periodic transfers by Bank on Retailer’s behalf); or

(h) The Cardholder Rewards Program, except for any act or omission where there was a duty to act by Bank in connection with its administration of the Cardholder Rewards Program.

The foregoing indemnity obligation of Retailer shall not apply to any Damages of Bank to the extent caused by the gross negligence, willful misconduct or illegal acts of Bank.

13.2 Indemnification by Bank. Bank agrees to indemnify and hold harmless Retailer, its affiliates, and their respective employees, officers, directors and agents, from and against any and all Damages to the extent such Damages arise out of or result from:

(a) Any breach by Bank of any of the terms, covenants, representations, warranties or other provisions contained in this Agreement;

(b) Any act or omission, where there was a duty to act, by Bank or its employees, officers, directors, or agents (including any assignee or delegatee of Bank contemplated by Section 15.3), including without limitation, the failure of Bank to comply with any law, rule or regulation applicable to Bank;

(c) Any failure of the form of credit applications or Cardholder Agreements as prepared by Bank or Bank’s activities in administering the Program to comply with the Consumer Credit Protection Act, the Truth in Lending Act, the Fair Debt Collection

Practices Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act or other Applicable Laws or the regulations implementing each of them;

(d) Any advertisements, solicitations or other promotions by or on behalf of Bank (other than those conducted by Retailer) of the Program;

(e) Any activities, acts or omissions of any third party to whom Cardholder Information is transferred or made available by or on behalf of Bank; or

(f) Retailer’s use of Bank’s business name (or any of Bank’s related marks, logos or similar proprietary designations, to the extent permitted herein) in accordance with the terms of this Agreement.

(g) Claims for indemnity against Retailer asserted by a person indemnified by Retailer under the Association rules or Association application for claims arising in connection with the Program if such claims are not based, and to the extent such claims are not based, on actual or alleged actions or inactions by Retailer in breach of its obligations under this Agreement or the Association rules or Association application.

(h) Any Enhancement Products offered by Bank to Cardholders.

The foregoing indemnity obligation of Bank shall not apply to any Damages of Retailer to the extent caused by the gross negligence, willful misconduct or illegal acts of Retailer.

13.3 Indemnification Procedures.

(a) A party entitled to indemnification will give prompt written notice to the indemnifying party of any claim, assertion, event, condition or proceeding by any third party concerning any liability or damage as to which it may request indemnification under this Article 13. The failure to give such notice will not relieve the indemnifying party from liability hereunder unless and solely to the extent the indemnifying party did not know of such third party claim and such failure results in the forfeiture by the other party of substantial rights and defenses.

(b) An indemnifying party will have the right, upon written notice to the indemnified party, to conduct at its expense the defense against such third party claim in its own name, or, if necessary, in the name of the indemnified party. When the indemnifying party assumes the defense, the indemnified party will have the right to approve the defense counsel and the indemnified party will have no liability for any compromise or settlement of any third party claim that is effected without its prior written consent (such consent not to be unreasonably withheld), unless the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and such compromise or settlement includes a release of each indemnified party from any liabilities arising out of the third party claim. If the indemnifying party delivers a notice electing to conduct the defense of the third party claim, the indemnified party will, at the indemnifying party’s expense, cooperate with and make available to the indemnifying party such assistance, personnel, witnesses and materials as the indemnifying party may reasonably request. If the indemnifying party does not deliver a notice electing to conduct the defense of the third party claim, the indemnified party will have the sole right to conduct such defense and the indemnified party may pay, compromise or defend such third party claim or proceeding at the indemnifying party’s expense. Regardless of which party defends the third party claim, the other party will have the right at its sole expense to participate in the defense assisted by counsel of its own choosing.

ARTICLE 14 — AUDIT / ACCESS

14.1 Audit. Once a year or at any time that a party disputes the amount of any material monies owed by either party to the other hereunder, such party, at its sole cost and expense and upon reasonable prior notice to the other party, may conduct an audit of those of the other party’s records that are under the control and/or direction of the other party and relate to the Program or can be reasonably segregated. Such audit shall be conducted during normal business hours in accordance with generally accepted auditing standards and the auditing party shall employ such reasonable procedures and methods as necessary and appropriate in the circumstances, minimizing interference with the audited party’s normal business operations. The audited party shall use reasonable commercial efforts to facilitate the auditing party’s review, including making reasonably available such personnel of the audited party to assist the auditing party as reasonably requested. The audited party shall deliver any document or instrument reasonably necessary for the auditing party to obtain such records from any person maintaining records for the audited party and shall maintain records pursuant to its regular record retention policies. For purposes of this provision, the audited party also shall be required to provide records relating to the Program held by persons performing services in connection with the Program at the auditing party’s request. Notwithstanding the generality of the foregoing, however, a party shall not be required to provide access to records to the extent that (a) such access is prohibited by Applicable Laws, (b) such records are legally privileged, (c) such records are company planning documents of such party or any of its affiliates, operating budgets (unless such records relate solely to the Program), management reviews or employee records, and (d) such records relate to other customers or operations of such party other than the Program or to personnel records not normally disclosed in connection with audits.

14.2 Access. Retailer will permit Bank’s representatives to visit Retailer stores during normal business hours with reasonable advance notice. Retailer also authorizes Bank, at Bank’s expense, to monitor administration and promotion of the Program through mystery shopping and by other reasonable means. Retailer will allow access to its stores and/or records relating to the Program to Bank’s regulators to the extent such access is requested by Bank’s regulators.

ARTICLE 15 — MISCELLANEOUS

15.1 Confidentiality.

(a) All material and information supplied by one party to another party under this Agreement, including, but not limited to, information concerning a party’s marketing plans, objectives or financial results (“Confidential Information”), is confidential and proprietary. All such information will be used by each party solely in the performance of its obligations and exercise of its rights pursuant to this Agreement. Each party will receive Confidential Information from the other party in confidence and will not disclose such Confidential Information to any third party, except (i) as contemplated under this Agreement; (ii) as may be agreed upon in writing by the party providing such Confidential Information; (iii) in the case of Bank to an affiliate of Bank or in the case of Retailer, to an affiliate of Retailer; (iv) to the extent necessary, in exercising or enforcing its rights; or (v) as required by law. Each party will use its reasonable best efforts to ensure that its respective officers, employees, and agents take such action as will be necessary or advisable to preserve and protect the confidentiality of Confidential Information. Upon written request after the Final Liquidation Date, each party will destroy or return to the party providing such Confidential Information all such Confidential Information in its possession or control, provided, however, Bank or Retailer may retain a copy of any such Confidential Information it reasonably determines it must maintain to satisfy Applicable Law or any regulatory authority. Confidential Information will not include information in the public domain and information lawfully obtained from a third party.

(b) Section 15.1(a) to the contrary notwithstanding, if Retailer is obligated to file periodic reports with the Securities and Exchange Commission, then Retailer shall have the right to file a copy of this Agreement with the applicable commission or governmental agency to the extent necessary, in Retailer’s reasonable opinion, to comply with any applicable disclosure laws or regulations (including any reporting requirement of the Securities Exchange Commission), or any listing requirement of any stock exchange, including NASDAQ, applicable to Retailer; provided, that Retailer shall (i) notify Bank in writing not less than thirty (30) days prior to any such filing of this Agreement (or such shorter period as is required to permit Retailer to comply with applicable SEC rules); (ii) redact or move to schedules such terms of this Agreement as Bank may reasonably request prior to any such filing; and (iii) file a confidential treatment request reasonably acceptable to Bank with respect to such redacted document as part of any such filing.

15.2 Binding Effect. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns.

15.3 Assignment. Neither Bank nor Retailer may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party except as set forth in Schedule 15.3 hereto.

15.4 Outsourcing; Subcontracting. Bank and Retailer may outsource or subcontract their respective obligations under the Program as set forth in Schedule 15.4 hereto.

15.5 Governing Law. Except to the extent superseded by federal law applicable to banks or savings associations, this Agreement and all rights and obligations hereunder, including, but not limited to, matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware. THE PARTIES HERETO WAIVE THEIR RIGHT TO REQUEST A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OF LAW, TRIBUNAL, OR OTHER LEGAL PROCEEDING ARISING OUT OF OR INVOLVING THIS AGREEMENT, OR ANY DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

15.6 Privacy.

(a) Retailer and Bank will only use, maintain and/or disclose Cardholder Information in compliance with all applicable privacy and security laws and with the policies set forth in Schedule 7.2 and this Section 15.6 and related disclosures made by Bank (collectively, the “Bank Privacy Disclosures”), and each will ensure that persons to whom it transfers Cardholder Information do the same. Retailer acknowledges that it is subject to the reuse and redisclosure provisions of the Gramm-Leach-Bliley Act (the “Gramm-Leach-Bliley Act” as defined in Title V, Subtitle A of 15 U.S.C. 6801 et seq. (as it may be amended from time to time) and the implementing privacy and security regulations issued pursuant to the Gramm-Leach-Bliley Act (as the same may be amended from time to time)), and that it will ensure that Cardholder Information received from the other party is used only as permitted by the terms of this Agreement, including but not limited to Section 6 of Schedule 7.2 and 7.8 and for no other purpose. Bank will ensure that Cardholder Information obtained by Bank is used only as permitted by the terms of this Agreement.

(b) Retailer and Bank will each establish and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of the Cardholder Information. These safeguards will be designed to comply with Applicable Law and to protect the security, confidentiality and integrity of the Cardholder Information, ensure against any anticipated threats or hazards to its security and integrity, and protect against unauthorized access to or use of such information or associated records which could result in substantial harm or inconvenience to any Cardholder or applicant.

(c) Retailer and Bank will each ensure that any third party to whom it transfers or discloses Cardholder Information signs a written contract with the transferor in which such third party agrees to (i) restrict its use of Cardholder Information to the use specified in the written contract; (ii) to comply with all Applicable Laws (including, without limitation, privacy and security laws and the reuse and redisclosure provisions of the Gramm-Leach-Bliley Act) and the Bank Privacy Disclosures, and (iii) implement and maintain appropriate safeguards as stated in paragraph (b) above. Information transferred by Bank on Retailer’s behalf and at Retailer’s express direction (including requests that require ongoing, periodic transfers by Bank on Retailer’s behalf) will be considered information transferred by Retailer hereunder. Retailer agrees to transfer or make available to third parties only such Cardholder Information as is reasonably necessary to carry out the contemplated task.

(d) Retailer and Bank shall notify the other party immediately following discovery or notification of any actual or threatened breach of security of the systems maintained by the Retailer and Bank, respectively. The party that suffers the breach of security (the “Affected Party”) agrees to take action immediately, at its own expense, to investigate the actual or threatened breach, to identify and mitigate the effects of any such breach and to implement reasonable and appropriate measures in response to such breach. The Affected Party also will provide the other party with all available information regarding such breach to assist that other party in implementing its information security response program and, if applicable, in notifying affected Cardholders. For the purposes of this subsection (d), the term “breach of security” or “breach” means the unauthorized access to or acquisition of any record containing personally identifiable information relating to a Cardholder, whether in paper, electronic, or other form, in a manner that renders misuse of the information reasonably possible or that otherwise compromises the security, confidentiality, or integrity of the information.

(e) Notwithstanding anything else contained in this Agreement, neither Bank nor Retailer will, and neither of them will be obligated to, take any action that either of them believes in good faith would violate, or is reasonably likely to cause either of them to violate, any Applicable Law (including, without limitation, privacy and security laws and the reuse and redisclosure provisions of the Gramm-Leach-Bliley Act) or the Bank Privacy Disclosures, or that would cause either of them to become a “consumer reporting agency” for purposes of the federal Fair Credit Reporting Act, as it may be amended from time to time.

(f) Retailer and Bank, respectively, will use reasonable measures designed to properly dispose of all records containing personally identifiable information relating to Cardholders, whether in paper, electronic, or other form, including adhering to policies and procedures that require the destruction or erasure of electronic media containing such personally identifiable information so that the information cannot practicably be read or reconstructed.

(g) Notwithstanding anything else contained in this Agreement, Retailer acknowledges and agrees that it shall not be entitled to obtain any personally identifiable, non-public, personal information regarding Non-Retailer Purchases and other transactions at Non-Retailer Locations. Bank may, in its sole discretion, provide Retailer with aggregate, non-personally identifiable information regarding Non-Retailer Purchases and other transactions involving the use of a Co-Brand Credit Card. In the event Retailer obtains any personally identifiable non-public, personal information regarding such Non-Retailer Purchases or other transactions at Non-Retailer Locations or otherwise, the use and safeguarding of such information by Retailer shall be governed by this Section 15.6 and Section 7.2 hereof.

15.7 No Third Party Beneficiaries. Except as otherwise expressly set forth in this Agreement, this Agreement does not confer upon any person, other than the parties, any rights or remedies under this Agreement.

15.8 Amendments. This Agreement may not be amended except by written instrument signed by Retailer and Bank.

15.9 No Partnership. Nothing contained in this Agreement will be construed to constitute Retailer and Bank as partners, joint venturers, principal and agent, or employer and employee.

15.10 Notices. All notices and communications given under this Agreement must be in writing and must be sent by hand, by facsimile (with verbal confirmation of receipt), by certified mail, return receipt requested, or by nationally recognized overnight courier service addressed to the party to whom such notice or other communication is to be given or made as such party’s address as set forth below and will be deemed given one (1) Business Day after being sent, as follows:

if to Retailer:	if to Bank:

Stein Mart, Inc. 1200 Riverplace Boulevard Jacksonville, FL 32207 Attn: Chief Financial Officer	GE Capital Retail Bank 170 West Election Drive, Suite 125 Draper, Utah 84020 Attn: President

with a copy to: Kirschner & Legler, P.A. 1431 Riverplace Blvd., Suite 910 Jacksonville, FL 32207 Attn: Mitchell W. Legler, Esq.	with a copy to: GE Capital – Retail Finance 777 Long Ridge Road Stamford, CT 06927 Attn: Counsel

provided, however, that a party may notify the other party in writing (in accordance with the notice provisions in this Section) from time to time of an alternative address for notices under this Section and, in such case, notices hereunder will be effective if sent to the last address so designated.

15.11 Incorporation of Appendices. Each of the Appendices attached hereto is hereby incorporated by reference.

15.12 Nonwaiver; Remedies Cumulative; Severability. All remedies are cumulative and not exclusive, and no delay in exercising a right will be deemed a waiver thereof. If any provision of this Agreement is held to be invalid, void or unenforceable, all other provisions will remain valid and be enforced and construed as if such invalid provision were never a part of this Agreement.

15.13 Damages Waiver. Notwithstanding anything to the contrary in this Agreement, Bank and Retailer shall not be liable to the other under or in connection with this Agreement or the Program for any indirect or consequential or other damages relating to prospective profits, income, anticipated sales or investments, or goodwill, or for any punitive or exemplary damages; provided, that the damages limitation set forth in this Section 15.13 shall not apply to any Damages arising out of the failure of the parties under Schedule 7.2, 15.1 or 15.6, or from Damages which result from an obligation of Bank or Retailer to pay any third party damages claims to the extent such third party claims otherwise fall under Bank’s or Retailer’s respective indemnity obligations hereunder.

15.14 Entire Agreement. This Agreement (together with the schedules, exhibits and appendices attached to this Agreement) is the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all other prior understandings, writings and agreements whether written or oral, including, without limitation, the Prior Agreement and all amendments thereto. Without limiting the generality of the foregoing, and with respect to those Accounts (as such term is defined in the Prior Agreement) established under the Prior Agreement, and with respect to all related indebtedness and account documentation, Bank and Retailer each acknowledge and reaffirm that from and after the Effective Date, such Accounts, indebtedness and related account documentation, and each party’s rights and obligations with respect thereto, shall be governed by the provisions of this Agreement, including, without limitation, the termination provisions set forth in Article 10, and the indemnification provisions of Article 13.

15.15 Further Assurances. Retailer and Bank agree to execute all such further documents and instruments and to do all such further things as any other party may reasonably request in order to give effect to and to consummate the transactions contemplated by this Agreement.

15.16 Survival.

(a) Except as is expressly provided to the contrary in this Agreement, all of the terms, conditions and covenants of this Agreement (including the applicable provisions of Section 2.2 that relate to Retailer’s retail practices, Cardholder transactions, billing, customer servicing, settlement, chargeback and dispute handling) will continue in effect following the expiration or termination of the Term of this Agreement until the Final Liquidation Date.

(b) In addition, all warranties, representations and indemnities contained in this Agreement, and the parties’ obligations under Sections 2.3(a) (Association Branding), 7.1 (Ownership of Accounts), 7.2 (Ownership and Use of Cardholder Information), 7.10 (Use of Names and Marks), 7.11 (Intellectual Property), 7.21 (Sales Taxes and Related Record Retention) and Articles 11, 13 and 15, will survive the termination of this Agreement and the Final Liquidation Date.

15.17 Obligations Subject to Law. All obligations of either party hereunder shall be subject to all Applicable Laws including any changes or amendments thereto and either party may take any actions that it in good faith believes are appropriate and are required by then Applicable Law or the direction of any regulatory authority or, in Bank’s case, to prevent the occurrence of an “unsafe or unsound” banking practice (as defined in 12 U.S.C. § 1818, as may be amended).

15.18 Multiple Counterparts. This Agreement may be executed in any number of multiple counterparts, all of which will constitute but one and the same original.

15.19 Internet Gambling. Retailer covenants that it shall not permit any transaction through any Retailer Sales Channel or the Retailer Website, and shall not submit any Charge Transaction Data, with respect to which any Credit Card was used to place, receive, or otherwise knowingly transmit a bet or wager by any means which involves the use, at least in part, of the Internet where such bet or wager is unlawful under any applicable Federal or State law in the State or Tribal lands in which the bet or wager is initiated, received, or otherwise made.

IN WITNESS WHEREOF, Retailer and Bank have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

RETAILER:

STEIN MART, INC.

By:	/s/ Gregory W. Kleffner
Name: Gregory W. Kleffner
Title: CFO

BANK:

GE CAPITAL RETAIL BANK

By:	/s/ Kurt Grossheim
Name: Kurt Grossheim
Title: President

Appendix A

Definitions and Construction

I. Definitions. As used in this Agreement, the following terms will have the following meanings:

a. “Account” means the legal relationship established by and between a Cardholder and Bank pursuant to a Cardholder Agreement, together with all Indebtedness owing thereunder from time to time and any current or future guaranties, security or other credit support therefore. The term Account shall include both Private Label Accounts and Co-Brand Accounts.

b. “Account Documentation” means any and all Account information, credit applications, Cardholder Agreements and change in terms notices, Charge Transaction Data, charge slips, credit slips, payments, credit information and documents or forms of any type and in any media relating to the Program, excluding materials used for advertising or solicitations.

c. “Active Account” means, as of any given date, any Account (other than an Account that has been written off in accordance with Bank’s write-off policies) that had a debit or credit balance at any time after the beginning of the complete billing cycle immediately preceding such date.

d. “Affected Party” has the meaning given to in Section 15.6(d).

e. “Aggregate Outstanding Indebtedness” means, as of any date of determination, an amount equal to the aggregate amount of Indebtedness on all Accounts (other than Accounts that have been written off by Bank or should have been written off by Bank pursuant to Bank’s risk management policies for the Program) as of such date.

f. “Agreement” means this Co-Brand and Private Label Credit Card Consumer Program Agreement, including all schedules and appendices, as it may be amended from time to time.

g. “Applicable Law” means all federal, state and local laws, statutes, regulations, written regulatory guidance, orders or directives, and examination report comments, as may be amended and in effect from time to time during the term of this Agreement, including: (i) the Truth in Lending Act and Regulation Z; (ii) the Equal Credit Opportunity Act and Regulation B; (iii) the Fair Debt Collection Practices Act; (iv) the Fair Credit Reporting Act; (v) the Gramm-Leach-Bliley Act and its implementing regulations; (vi) the PATRIOT Act and its implementing regulations; (vii) the Unfair and Deceptive Trade Practices Act; (viii) the Credit Card Accountability Responsibility and Disclosure Act of 2009; and (ix) considerations relating to bank regulatory or legal requirements regarding safety and soundness, and, in each case, any implementing regulations or binding interpretations thereunder.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

h. “Association” means MasterCard International Incorporated.

i. “Association Rules” means the rules imposed for bankcard programs by the Association as the same may be amended from time to time by the Association.

j. “Authorized Liquidation Sale” means, with respect to any Store Location, any sale that otherwise qualifies as a GOB Sale, but with respect to which all of the following apply: (i) including the GOB Sale at such Store Location, no more than [*] of Retailer’s Store Locations have conducted GOB Sales during the one hundred eighty (180) day period prior to the commencement of such GOB Sale, (ii) such GOB Sale is conducted by Retailer’s employees and does not involve the use of any outside Liquidator (other than in an advisory or administrative capacity), and (iii) such GOB Sale only involves the sale of Retailer’s goods (including goods from other Store Locations) and does not include any goods supplied (or sold to Retailer) by an aggregator, Liquidator or a similar entity. For the avoidance of doubt, if more than [*] of Retailer’s Store Locations have conducted GOB Sales during any one hundred eighty (180) day period, no GOB Sale from and after the date such threshold is crossed shall be deemed an Authorized Liquidation Sale (including such sales that are in process) and Bank shall have all rights available to it with respect to such GOB Sales under this Agreement. Notwithstanding the foregoing, (i) the parties may mutually agree in writing in advance of any proposed GOB Sale to increase the number of GOB Sales that will qualify as Authorized Liquidation Sales during any one hundred eighty (180) day period, which agreement shall not be unreasonably withheld or delayed, and (ii) if a Store Location is being closed for the purpose of being relocated within ten (10) miles from the closed location within one hundred twenty (120) days following such closing, such closing and GOB Sale shall not be included as a GOB Sale for purposes of determining the number of permitted GOB Sales in this definition, and notice of which shall be included in the notice of the closure of such location pursuant to Schedule 7.19.

k. “Average Cardholder Indebtedness” means the sum of the Indebtedness on the last day of each month in any twelve (12) Fiscal Month period or any Rolling ROI Measurement Period, as applicable, divided by 12.

l. “Average Loss Reserve Balance” means the sum of the Program loss reserve balance for the Accounts on the last day of each month during any twelve (12) Fiscal Month period or any Rolling ROI Measurement Period, as applicable, divided by 12.

m. “Bank” has the meaning given to it in the recitals.

n. “Bank Marks” means the trademarks, tradenames, service marks, logos and other proprietary designations of Bank listed on Schedule 7.10 and licensed to Retailer under Section 7.10 hereof.

o. “Bank Matters” has the meaning given to it in Section 2 of Schedule 5.3(d).

p. “Bank Privacy Disclosure” has the meaning given to it in Section 15.6(a).

q. “Bank Relationship Manager” has the meaning given to it in Section 1 of Schedule 5.4.

r. “Bank Subcontractor” means any third party that has directly contracted with Bank to perform services relating to Bank’s credit card business or specifically relating to the Program and/or Agreement. For the avoidance of doubt, the term Bank Subcontractor shall not include third parties with whom Bank has contracted for the provision of generalized services such as utility and telecommunication providers.

s. “Bank Webpage” means a website hosted by Bank or Bank’s agent for use in connection with the Program. For the avoidance of doubt, Bank shall have the sole right to determine the design and content of the Bank Webpage. Retailer shall have the right to approve the usage of its marks on the Bank Webpage.

t. “Business Days” means any day other than a Saturday, Sunday or legal holiday on which Retailer and Bank are both open for business.

u. “Cardholder” means any natural person who has entered into a Cardholder Agreement with Bank or which is or may become obligated under or with respect to an Account.

v. “Cardholder Agreement” means the open-end revolving credit agreement, in either tangible or electronic form, between Bank and each Cardholder pursuant to which such Cardholder and its authorized user(s), if any, may make purchases through the Retailer Sales Channels and/or Non-Retailer Locations, as the case may be, on credit provided by Bank under the Program.

w. “Cardholder Rewards Program” has the meaning given to it in Section 1, paragraph (a) of Schedule 6.5.

x. “Cardholder Information” has the meaning given to it in Schedule 7.2.

y. “Charge Transaction Data” means Account and related Cardholder and/or authorized user identification and transaction information transmitted by Retailer to Bank with regard to a charge or a credit to an Account.

z. “CIL Decline” has the meaning given to it in Schedule 10.2(g).

aa. “Co-Brand Account” means an Account with respect to which a Co-Brand Credit Card has been issued.

bb. “Co-Brand Credit Card” means a Credit Card bearing Retailer’s name or logo, and which is intended for use by Cardholders designated by Bank (a) in connection with the Program, through any of the Retailer Sales Channels, and (b) at Non-Retailer Locations, in connection with the Program.

cc. “Co-Brand Program” has the meaning given to it in Section 1.1(a).

dd. “Co-Brand Purchase” means the purchase of goods and/or services through any of the Retailer Sales Channels financed on a Co-Brand Account.

ee. “Confidential Information” has the meaning given to it in Section 15.1.

ff. “Credit Card” means the plastic card or other device issued by Bank under the Program and pursuant to a Cardholder Agreement for use with the Program (including a Private Label Credit Card or a Co-Brand Credit Card) which evidences the right of a Cardholder and, if the Cardholder has so designated, any authorized user(s) to make purchases through the Retailer Sales Channels and/or Non-Retailer Locations, as the case may be, under the Program and, with respect to Co-Brand Credit Cards, to obtain, use or effect cash advances, convenience checks and balance transfers.

gg. “Credit Card Application” means Bank’s credit application which must be completed and submitted for review to Bank by individuals who wish to become Cardholders.

hh. “Credit Review Point” has the meaning provided in Schedule A-1.

ii. “Cross-Selling Net Revenue” shall mean: (a) the gross amount of fees billed to Cardholders with respect to Enhancement Products; minus (b) the sum of all (i) cancelled products (e.g. products that have been purchased and that customer requests to be cancelled); (ii) waived fees; (iii) direct fulfillment expenses related to such products; and (iv) benefit claims. Notwithstanding the foregoing, Bank shall not deduct any general overhead expenses allocated to Enhancement Products in the calculation of Cross-Selling Net Revenue.

jj. “Cure Month” has the meaning given to it in Schedule 7.4(c).

kk. “Damages” means any and all losses, liabilities, costs, and expenses (including, without limitation, reasonable attorneys’ fees and expenses, reasonable out-of-pocket costs, interest and penalties), settlements, equitable relief, judgments, damages, claims (including, without limitation, counter and cross-claims, and allegations whether or not proven) demands, offsets, defenses, actions, or proceedings by whomsoever asserted.

ll. “Debt Cancellation Program” means any program which may be offered through Bank pursuant to Schedule 6.6 under which Bank, any affiliate of Bank, or any third party makes available debt cancellation coverage to Cardholders.

mm. “Direct Settlement Process” has the meaning given to it in Section 3.2(b).

nn. “Effective Date” has the meaning given to it in the recitals.

oo. “Enhancement Product” has the meaning provided in Section 1 of Schedule 6.6.

pp. “Exercise Notice” means the notice given by Retailer to Bank of Retailer’s intent to purchase or arrange for the purchase of the portfolio pursuant to Section 2 of Schedule 11.2.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

qq. “Final Liquidation Date” will mean the first day after the termination or expiration of this Agreement on which Bank no longer owns any Accounts.

rr. “Financial Covenants” has the meaning given to it in Schedule 10.2(p).

ss. “Fiscal Month” means a fiscal month of Bank.

tt. “Force Majeure Event” means any of the following: acts of God, fire, earthquake, explosion, accident, terrorism, war, nuclear disaster, riot, material changes in Applicable Laws or regulations, including, but not limited to, a change in state or federal law, or other event beyond a party’s reasonable control, rendering it illegal, impossible or untenable for such party to perform as contemplated in, or to offer the Program on the terms contemplated under, this Agreement.

uu. “GOB Sale” means any sale of goods which is advertised or presented to the public as a liquidation or “going out of business” sale.

vv. “Governmental Authority” means any federal, state or local domestic, foreign or supranational governmental, regulatory or self-regulatory authority, agency, court, tribunal, commission or other governmental, regulatory or self-regulatory entity.

ww. “Indebtedness” means any and all amounts owing from time to time with respect to an Account whether or not billed, including, without limitation, any unpaid balance, finance charges (inclusive of finance charges subject to possible reversals due to unexpired credit-based promotions), late charges, and NSF fees less the amount of any credit balances owing by Bank to Cardholders, including in respect of any payments and any credits associated with returns of goods and/or services and other credits and adjustments, whether or not billed.

xx. “Initial Renewal Term” has the meaning given to it in Section 10.1.

yy. “In-Store Payment” has the meaning given to it in Section 7.14.

zz. “Internet Transaction” has the meaning given to it in Section 7.17(a).

aaa. “Operating Committee” has the meaning given to in Section 5.1.

bbb. “Liquidator” means, a third party sales agent or similar party not an affiliate of Retailer selling the goods of Retailer, on behalf of or as agent for Retailer, at Store Locations which are liquidating in connection with a GOB Sale or similar sale, and which may include the sale of goods delivered on consignment or goods belonging to any similar party.

ccc. “[*] Programs” means more than [*] (measured by number of programs) of the lesser of: (i) the [*] or (ii) the [*]. Bank shall provide Retailer with a certificate of a responsible officer of Bank at the time Bank seeks to effectuate any right premised on the above threshold as to the number and dollar amounts of such programs comprising the applicable “[*] Programs” and Retailer acknowledges and agrees that it shall have no

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

right to review the identity or dollar volume of such comparable programs, including pursuant to the provisions of Section 14.1. As used in this definition, “Retail Cards Business Unit” means the Retail Cards business unit of GE Capital, including any successor business unit thereof; provided, that if such business unit ceases to separately exist, then the [*] Programs shall include the applicable number of consumer co-brand and/or private label credit card programs with retail partners administered by Bank as contemplated above, excluding any such card programs with respect to which the substantial majority of financed sales include a promotional credit offering (e.g., with-payment, deferred interest, equal payment, etc.), as reasonably determined by Bank. To the extent that any co-brand and/or private label credit card programs with multiple affiliated retailers are managed by Bank as a single program, such programs shall be treated as a single consolidated program for the purposes of this definition.

ddd. “Marketing Fund” has the meaning given to it in Section 1 of Schedule 6.2.

eee. “Marketing Plan” means the plan approved by the Operating Committee pursuant to Section 5.2(b).

fff. “MasterCard” means MasterCard International Incorporated.

ggg. “Minimum Credit Targets” has the meaning given to it in Schedule 7.4(c).

hhh. “Net Purchase Volume” means with respect to any Account during the calculation period, the dollar amount of purchases of goods and services (including any applicable sales tax, delivery fees, or other service fees), after deducting the amount of any credits associated with returns of goods and services and similar credits and adjustments (other than payments with respect to such Accounts); provided however, such Net Purchase Volume shall not include balance transfers, cash advances, convenience checks, fraudulent or unauthorized purchases or credits or any other types of fees and charges that do not represent the purchase of goods and services.

iii. “Nominated Purchaser” has the meaning given to it in Section 1 of Schedule 11.2.

jjj. “Non-Retailer Locations” means any retail location (including through catalogs and the Internet), other than the Retailer Sales Channels, which accepts Association-branded credit cards in payment for goods and services purchased at such location. The Retailer Website shall be considered a Non-Retailer Location except as provided in Section 7.17(e).

kkk. “Non-Retailer Purchase” means the purchase of goods and services at Non-Retailer Locations financed on a Co-Brand Account.

lll. “Non-Retailer Royalty” has the meaning given to it in Schedule 4.1.

mmm. “Operating Procedures” means procedures developed by Bank governing the flow of application information and Charge Transaction Data, the logistics and specific procedures involved in the establishment and maintenance of Accounts under the Program and settlement procedures for charges submitted to Bank.

nnn. “Outside Buying Information” has the meaning given to it in Section 2 of Schedule 7.2.

ooo. “Planned Promotion” has the meaning given to in Section 7.16(c).

ppp. “Planned Promotion Notice” has the meaning given to in Section 7.16(c).

qqq. “Planned Promotion Period” has the meaning given to in Section 7.16(c).

rrr. “PLCC Launch Date” has the meaning given to it in Section 2.4.

sss. “PLCC Launch Plan” has the meaning given to it in Section 8 of Schedule 6.2.

ttt. “PLCC Program” has the meaning given to it in Section 1.1(a).

uuu. “PLCC Purchase” means the purchase of goods and/or services through any Retailer Sales Channel financed on a Private Label Account.

vvv. “Preferred Customers” means Retailer customers designated as “VIP” and customers enrolled in the Retailer’s card-based loyalty program.

www. “Prior Program” has the meaning given to it in the recitals.

xxx. “Prior Program Agreement” has the meaning given to it in the recitals.

yyy. “Privacy Policy” means the privacy policy and associated disclosures to be provided by Bank to Cardholders in connection with the Program as set forth on Schedule 7.2(b).

zzz. “Private Label Account” means any Account with respect to which a Private Label Credit Card has been issued.

aaaa. “Private Label Credit Card” means a Credit Card bearing Retailer’s name or logo for use by Cardholders designated by Bank to make purchases exclusively through Retailer Sales Channels.

bbbb. “Program” has the meaning given to it in Section 1.1.

cccc. “Program Assets” means the Co-Brand Accounts, PLCC Accounts, Account Documentation, Cardholder Information, solicitation materials and all Aggregate Outstanding Indebtedness.

dddd. “Program Materials” has the meaning given to it in Section 7.10.

eeee. “Program Half-Year” means either the first consecutive six months or the second consecutive six months of a Program Year.

ffff. “Program Year” means the twelve month period between anniversaries of the first day of the fourth fiscal quarter of Bank and the last day of the third fiscal quarter of Bank. The first Program Year following the Effective Date shall begin on October 3, 2011.

gggg. “Prohibited Transactions” means, any sale of goods or services that are: (i) sold in violation of any applicable federal, state or local law or regulation pertaining to a general liquidation of the assets of Retailer, GOB Sale or similar sale; or (ii) sold in a sale involving a Liquidator which is not an Authorized Liquidation Sale.

hhhh. “Purchase Option” has the meaning given to it in Section 1 of Schedule 11.2.

iiii. “Reasonable Financial Services Practices” means practices reasonably determined by Bank to be necessitated in order to conform to reasonable and prudent financial services practices as applied by Bank with the Majority of Comparable Programs.

jjjj. “Relaunch/Revitalization Fund” has the meaning given to it in Section 1 of Schedule 6.2.

kkkk. “Relationship Manager” means the Bank Relationship Manager or the Retailer Relationship Manager, as such terms are defined in Sections 1 and 2 of Schedule 5.4.

llll. “Renewal Term” has the meaning given to it in Section 10.1.

mmmm. “Reorganization” has the meaning given to it in Section 10.2(d).

nnnn. “Retailer” has the meaning given to it in the recitals.

oooo. “Retailer Marks” means the names and any related marks, tradestyles, trademarks, service marks, logos or similar proprietary designations as the same currently exist and as they may be amended or adopted by Retailer or its affiliates from time to time hereafter. As of the date hereof, the Retailer Marks include those listed on Schedule 7.10.

pppp. “Retailer Matters” has the meaning given to it in Section 1 of Schedule 5.3(d).

qqqq. “Retailer Royalty” has the meaning given to it in Schedule 4.1.

rrrr. “Retailer Sales Channel(s)” means the sales channels through which Retailer sells its good and services to consumers, which, as of the Effective Date shall mean its Store Locations. To the extent Retailer develops the capability during the Term to sell goods via any other sales channel, subject to the mutual agreement of Bank and Retailer, such sales channel shall be considered a Retailer Sales Channel for purposes of this Agreement. The Retailer Website shall be considered a Retailer Sales Channel only in accordance with Section 7.17(e).

ssss. “Retailer Website” means the internet website with the internet address www.steinmart.com, and any other internet website maintained, operated or controlled by Retailer for the purposes of selling goods and services that Bank agrees in writing may constitute the Retailer Website.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

tttt. “Rolling ROI” means, for any Rolling ROI Measurement Period, a fraction (expressed as a percentage): (A) whose numerator is the after-tax net income (determined in accordance with Bank’s then standard management practices that are generally applied by Bank to its clients) for the Program for such Rolling ROI Measurement Period, and (B) whose denominator is (the Average Cardholder Indebtedness less the Average Loss Reserve Balance) for such Rolling ROI Measurement Period; provided, however, that in calculating the Rolling ROI, all income from Enhancement Products will be excluded from after-tax net income. For purposes of the calculation of the Rolling ROI, the applicable tax rate shall be [*].

uuuu. “Rolling ROI Measurement Period” means any period of four consecutive fiscal quarters beginning with the first period of four full consecutive fiscal quarters of the Bank following the Effective Date.

vvvv. “Service Level Standards” has the meaning given to in Section 7.16(a).

wwww. “Solvent” means, as to any person, (i) that the present fair salable value of such person’s assets exceeds the total amount of its liabilities; (ii) that such person is generally able to pay its debts as they come due; and (iii) that such person does not have unreasonably small capital to carry on such person’s business as theretofore operated and as thereafter contemplated. The phrase “present fair salable value of such person’s assets” means that value that could be obtained if such person’s assets were sold within a reasonable time in one or more arm’s-length transactions in an existing and not theoretical market.

xxxx. “Store Location” means those retail stores owned or operated by Retailer within the United States.

yyyy. “Store Transaction Information” has the meaning given to it in Section 2 of Schedule 7.2.

zzzz. “Tail Period” has the meaning given to it in Schedule 11.4.

aaaaa. “Term” has the meaning given to it in Section 10.1.

bbbbb. “Transaction Information” has the meaning given to it in Section 2 of Schedule 7.2.

ccccc. “Unamortized Signing Bonus” has the meaning given to it in Schedule A-2.

II. Construction. As used in this Agreement, (i) all references to the plural number shall include the singular number (and vice versa); (ii) all references to the masculine gender shall include the feminine gender (and vice versa), (iii) all references to “herein,” “hereof,” “hereunder,” “hereinbelow,” “hereinabove” or like words shall refer to this Agreement as a whole and not to any particular section, subsection or clause contained in this Agreement, and (iv) all references to “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” References herein to any document including, without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as from time to time hereafter the same may be amended. References herein to a “person” or “persons” shall be deemed to be references to an individual, corporation, limited liability company, partnership, trust, unincorporated association, joint venture, joint-stock company, or any other form of entity. Captions of the sections of this Agreement are for convenience of reference only and are not intended as a summary of such sections and do not affect, limit, modify or construe the contents thereof.

SCHEDULE 1.1(b)

PLCC Launch Plan

1. Timeline for PLCC Launch:

Task	Date[1]
Strategy & Planning
Assemble Launch team
Develop Deliverables, Timing and Communication Plan
Complete Business Requirements
Statements Requirements
Program Collateral Developed

High Level Design
Scope Finalized
Define IT Requirements
Identify Interfaces
Select Products to Offer
Develop Project Plans

IT Design
Complete Detailed Design
Complete Detailed Project Plans

Construction
Complete Coding
Develop Appropriate Collateral
Initialize Functional Testing
Complete Unit testing

Test/Release
Complete System Testing
Complete Functional Testing
Complete Client Testing
Training - Store Ops
Communications - Internal & External
Install/Migrate Production Code
Command Center Operations
Go Live

2. Bank Remedies

If the PLCC Program has not been launched by February 29, 2012 and Bank is otherwise in a position to do so but for Retailer’s failure due to Retailer’s fault (or any vendor or service

[1]	The timing for each task shall be jointly decided by the parties to meet a PLCC Program launch of no later than February 29, 2012, with the responsibility for completing each item (and, if applicable, the date therefor) allocated to one or both parties as part of the PLCC Launch Plan. The Direct Settlement Process will be implemented for the PLCC Program and Co-Brand Program prior to the launch of the PLCC Program.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

provider engaged by Retailer) and excepting any delays due to a Force Majeure Event to timely complete all initiatives necessary to allow for the PLCC Program launch, Bank will have the right to reduce the Retailer Royalty applicable pursuant to Section 2(a) of Schedule 4.1 by [*] until Retailer has completed all such initiatives.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 2.1(d)

Bank Program Resources

Position	Number of Staff	Specifications
Relationship [*]	[*]	• Overall responsibility for Bank’s relationship with Stein Mart. Permanently physically located at Retailer’s headquarters in Jacksonville, Florida, or other Bank location as parties mutually agree.

Marketing [*]	[*]

•       Overall responsibility for promoting Bank’s acquisition of new accounts and driving increases in Stein Mart Credit Card usage and penetration of Stein Mart sales. Permanently physically located at Retailer’s headquarters in Jacksonville, Florida, or other Bank location as parties mutually agree.

Risk [*]	[*]	• Overall responsibility for Bank’s underwriting, decisioning, collections, and analytical risk modeling for the Program.

Operations [*]	[*]

•       Overall responsibility for Bank’s operations with respect to the program, including customer service, information technology, statements, payment processing, and other services provided to Stein Mart by Bank.

Database [*]	[*]	• Responsible for providing analytical support for the Stein Mart credit card program. Permanently [*] as parties mutually agree.

Bank shall provide all required tools, equipment, seats, and licenses for all Bank employees relating to the Program, including those that may be physically located on Retailer’s premises.

SCHEDULE 2.2(h)

Submission of Charge Transaction Data

Retailer shall only submit Charge Transaction Data in respect of products or services reasonably related to the types of products or services offered for sale by Retailer through the Retailer Sales Channels as of the Effective Date. Notwithstanding the foregoing, Retailer may expand its business to add new and unrelated products or services provided that such new products or services do not materially adversely affect the Program. In the event Bank reasonably determines that an expansion of Retailer’s business as contemplated hereunder has or will have a material adverse effect on the Program, the parties agree to negotiate in good faith to modify the terms of the Program to address the expansion in Retailer’s business.

SCHEDULE 2.5

Program Expenses*

GE Expenses	Stein Mart Expenses
Application development	POS programming for application processing, account look up, in-store payments and Quickscreen.
Direct Lines	Rewards Funding
Testing	Postage to mail back completed applications

Development costs for the software required to integrate with Retailer to process credit applications, authorizations and settlement processing (including credits and chargebacks)	Development costs for the software required to integrate with Bank to process credit applications, authorizations and settlement processing (including credits and chargebacks)
POS server expansion if necessary	Statement inserts
Maintenance expenses for routers, switches and network connectivity required to operate the credit product	Media advertising featuring Retailer goods and services or promoting the Program in connection with Retailer goods and services
Training materials	Promotional financing
Credit Card Applications	Card design

Credit Card welcome kit and postage
Credit Card plastic
Postage for cardholder statement
800 #’s for customer service calls
EFT to support program servicing
Cardholder research
Connectivity
Credit website
Privacy notices
T’s & C’s

*	Certain expenses are subject to reimbursement from the Relaunch/Revitalization Fund pursuant to paragraph 8 of Schedule 6.2 and the PLCC Launch Plan.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 4.1

Compensation

1. Signing Bonus. As an incentive for Retailer to enter into this Agreement (including the provisions of Article 9), within five (5) Business Days after the Effective Date, Bank will pay to Retailer [*].

2. Royalty Payments and the Calculation Thereof. Bank shall pay to Retailer the royalty payments as set forth below.

(a) The royalty payment in the case of all Co-Brand Purchases and PLCC Purchases shall be an amount equal to the product of Net Purchase Volume applicable to Co-Brand Purchases and PLCC Purchases and [*] (the “Retailer Royalty”).

(b) The royalty payment in the case of all Non-Retailer Purchases shall be an amount equal to the product of Net Purchase Volume applicable to Non-Retailer Purchases and [*] (the “Non-Retailer Royalty”).

3. Cross-Selling Revenue.

(a) Each month, to the extent permitted by Applicable Law, Bank shall pay to Retailer an amount equal to [*] of the Cross-Selling Net Revenue derived from the sale of Enhancement Products pursuant to Schedule 6.6 to the Agreement, excluding Debt Cancellation Programs.

(b) Each month, to the extent permitted by Applicable Law, Bank shall pay to Retailer an amount equal to [*] of the Cross-Selling Net Revenue derived from the sale of Debt Cancellation Programs pursuant to Schedule 6.6 to the Agreement.

4. Interchange.

(a) Prior to the implementation of the Direct Settlement Process described in Section 3.2, [*].

(b) Following the implementation of the Direct Settlement Process described in Section 3.2, Bank shall not assess any interchange, merchant discount or other fee on Retailer for processing transactions effected using Private Label Credit Cards or Co-Brand Credit Cards; provided that, if Bank is required under the applicable Association Rules to charge any such interchange, merchant discount or other fee, Bank will rebate to Retailer the amount of such interchange, merchant discount or other fee actually received by Bank.

5. Tracking and Payment for SPIFs. Bank shall track the accumulation of SPIFs provided that Retailer submit to Bank tracking data related to such SPIFs. Each month, Bank shall pay Retailer for the payment of SPIFs an amount equal to [*] as provided for in Schedule 6.4 of the Agreement. Notwithstanding the foregoing, Bank’s obligation to pay such SPIFs pursuant to this Section 5 shall be subject to Retailer’s demonstration to Bank’s reasonable satisfaction that Retailer is directly awarding the proceeds of such SPIFs to employees as an incentive for promoting the Program.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6. Gain Sharing. Each Program Year, Bank shall make the payment due to Retailer, if any, as provided for in and calculated in accordance with Schedule 4.1(6) hereto.

7. Field Sales Support. To the extent that Retailer has a field sales team actively facilitating the promotion of the Program, each Program Year, Bank shall pay to Retailer [*].

8. In-Store Payments. Commencing with the first month following the month in which Retailer has implemented the capability to accept In-Store Payments pursuant to Section 7.14 and each month thereafter, Bank shall pay to Retailer an amount equal to the product of (a) the actual number of separate In-Store Payments processed by Retailer in accordance with Section 7.14 during the prior month and (b) [*].

9. Payment. Amounts owing under Sections 2(a) (subject to the following sentence), 2(b), 3, 4(a), 5, and 8 of this Schedule 4.1 shall be paid within fifteen (15) Business Days following the end of each month during the Term. Upon the launch of the PLCC Program, amounts owing under Section 2(a) shall be paid each Business Day in accordance with Section 3.1. Amounts owing under Section 6 and 7 herein shall be paid within thirty (30) calendar days after the end of each Program Year following the Effective Date during the Term.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 4.1(6)

GAIN SHARING TERMS AND CONDITIONS

(a) Bank shall provide Retailer with an annual gain sharing statement, prepared in accordance with the formula set forth below (each such annual statement is referred to as a “Gain Sharing Statement”), the form for which is shown in Exhibit A to this Schedule 4.1(6). With respect to any Program Year in which the Penetration Threshold (as defined below) exceeds [*], within forty-five (45) days after the end of such Program Year (subject to Retailer timely providing the Net Sales reports for such Program Year in accordance with Section (g) below), Bank shall pay to Retailer the gain sharing amount computed as described in this Schedule 4.1(6) (the “Gain Sharing Payment”), if such amount is a positive number. The parties acknowledge and agree that (x) any Gain Sharing Payment is intended to be based on a cumulative calculation as of the end of each applicable Program Year, which takes into account the revenues, expenses and investment (as more fully described below in X, Y and Z, respectively) applicable to such Program Year and all preceding Program Years following the Effective Date, and (y) a Gain Sharing Payment will only be payable with respect to a Program Year if [*].

For purposes of this Agreement, “Penetration Threshold” shall mean, for any Program Year, the quotient, expressed as a percentage, of (a) the sum of the Net Purchase Volume of Co-Brand Purchases, the Net Purchase Volume of Private Label Purchases, and, to the extent it can be determined, the Net Purchase Volume of Non-Retailer Purchases through the Retailer Website during such Program Year, divided by (b) Net Sales for such Program Year. For purposes of this definition, “Net Sales” is equal to, for any period, the dollar amount of purchases of goods and services sold by Retailer through any of its sales channels (including any applicable sales tax and sales from leased departments, including shoe sales), after deducting the amount of any credits associated with returns of goods and services and similar credits and adjustments, as reported and certified by Retailer’s Chief Financial Officer for each fiscal quarter of Retailer as set forth in Section (g) below. The parties will use good faith efforts to reconcile Net Sales necessary to reflect that the Program Years and Retailer’s fiscal quarters may end on different dates.

The Gain Sharing Payment shall be calculated as follows:

[(CROI x Z) — ([*]x Z)] x [*], minus the aggregate amount of Gain Sharing Payments made to Retailer in preceding Program Years.

“Cumulative Return on Investment” or “CROI” as of the end of any Program Year shall mean an amount calculated in accordance with the following formula:

CROI=(X—Y)/Z

Where X, Y and Z are equal to the following amounts, in each case calculated at the end of such Program Year in accordance with GAAP (unless otherwise specified):

X =	total cumulative revenues derived from the Program during such Program Year and the preceding Program Years from and after the Effective Date, calculated as follows: (1) interest charges net of waivers and reversals, plus (2) all fees, including late fees, pay-by- phone fees and interchange fees, net of waivers and reversals, plus (3) any other revenue recognized for the Program in the ordinary course in connection with the Program; provided that all such revenues included in “X” for purposes of calculating Gain Sharing Payments shall exclude any revenues or net income derived from any Debt Cancellation Programs and any other Enhancement Products approved by the parties pursuant to Schedule 6.6.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Y =	total cumulative expenses, net of any reimbursements from Retailer, directly incurred or allocated, under the Program during such Program Year and the preceding Program Years from and after the Effective Date, including:

	(1)	all operating costs and expenses (including compensation and benefits for employees (including employees of GE Capital Corporation (“GE Capital”) supporting the Program, Program- related systems expenses, and Program-related hiring and training expenses (excluding any expenses provided for in clause (8) below)); plus

	(2)	the cost of debt funding for the Program, which shall be calculated, with respect to each Fiscal Month during each of such Program Years, at the applicable fixed and floating interest rates [*]; plus

	(3)	payments to or for the account of Retailer under the Program including royalty payments (including any payments resulting from royalty rate adjustments) and bounties (if any), but excluding any amount paid from the Marketing Fund or the Relaunch/Revitalization Fund otherwise covered by clause (6) below; plus

	(4)	actual net credit losses and fraud losses (provided, that net credit losses shall exclude any sales tax recoveries contemplated by Section 7.21 of the Agreement); plus

	(5)	any change (an increase being a positive number and a decrease being a negative number for the purposes of this calculation) to the provision for credit losses with respect to the Program above the base provision of [*] in existence on the Effective Date, such provision to be calculated using the standard practices of GE Capital’s Retail Cards business, the calculation of which will be provided to Retailer on an annual basis; plus

	(6)	acquisition and portfolio marketing costs, including amounts actually incurred and applicable to the Marketing Fund or the Relaunch/Revitalization Fund, but not amounts credited to the Marketing Fund or the Relaunch/Revitalization Fund, as applicable, and not yet expended; plus

	(7)	direct, out-of-pocket amounts paid to and/or incurred for the launch of the PLCC Program, but excluding any amount paid from the Marketing Fund or the Relaunch/Revitalization Fund otherwise covered by clause (6) above; plus

	(8)	reasonable expenses allocated to the Program by Bank and/or by GE Capital’s Retail Cards business and their parent companies, including administrative expenses of Bank, GE Capital’s Retail Cards business, GE Capital and General Electric Company, as well as the headquarters expenses of such parties, in each case consistent with the practices of the allocating entity; plus

	(9)	all taxes.

Z =		“Cumulative Average Net Investment” means, as of the end of any Program Year, the sum of the Average Net Investment for such Program Year and the Average Net Investment for each of the preceding Program Years from and after the Effective Date.

The “Average Net Investment” for any Program Year shall be determined as the net of (1) below less (2) below, divided by twelve (12) (or, in the case of any early termination of the Term, the net of (1) below less (2) below for any Program Year, divided by the number of Fiscal Months elapsed in such Program Year through the date of such termination).

(1) the sum, for all of the Fiscal Months during such Program Year, of the Aggregate Outstanding Indebtedness as of the last day of each Fiscal Month during such Program Year;

(2) the sum of the Fiscal Month end balances of the Program loss reserve for each Fiscal Month in such Program Year, calculated in accordance with GAAP;

The “Average Net Investment” for any Fiscal Month shall be determined as the net of (1) below less (2) below.

(1) the sum of the Aggregate Outstanding Indebtedness as of the opening of the first day of such Fiscal Month, plus the Aggregate Outstanding Indebtedness as of the close of the last day of such Fiscal Month, divided by two; less

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(2) the sum of the Program loss reserve as of the opening of the first day of such Fiscal Month, plus the Program loss reserve as of the close of the last day of such Fiscal Month, divided by two.

(b) (i) In the event of the expiration or early termination of this Agreement, subject to Retailer timely providing the Net Sales reports for such Program Year in accordance with Section (g) below, the Gain Sharing Payment shall be paid to Retailer within forty five (45) days after (x) the end of each Program Year in which such Gain Sharing Payment is due, in the event of expiration of this Agreement, or (y) the date of termination in the event of an early termination of this Agreement, on a pro-rata basis for the portion of the Program Year preceding the effective date of termination, based on the calculation above.

(ii) With respect to any reference in this Schedule 4.1(6) to any pre-tax or after-tax treatment of Bank’s Cumulative Return on Investment relative to or connected with this Program or the calculation of the Gain Sharing Payment (including in clause (9) of Y above with respect to income taxes), Bank’s effective income tax rate will be deemed to be [*].

(c) If, within one hundred eighty (180) days after the applicable Program Year end, Bank or Retailer discovers that the Gain Sharing Statement contains any errors that would change the amount of the Gain Sharing Payment, if any, for such Program Year, then Bank and Retailer agree in good faith to recalculate the Gain Sharing Payment correcting any such errors. Bank shall pay to Retailer any shortfall determined in the Gain Sharing Payment upon such recalculation, and Retailer shall refund to Bank any overpayment of the Gain Sharing Payment upon such recalculation.

(d) At any time during the Term, the Management Committee may agree to additions to or deletions from the listing of revenue and expense items in this Schedule 4.1(6).

(e) All revenues included in X or expenses included in Y for purposes of calculating Rolling ROI as it relates to Bank’s termination right pursuant to Section 10.2(o) shall include revenues, costs, and expenses derived from Debt Cancellation Programs and any other Enhancement Products, as well as revenues, costs, and expenses derived from sales tax recoveries pursuant to Section 7.21 of the Agreement.

(f) In the event Retailer exercises its purchase right pursuant to Schedule 11.5, upon the consummation of the acquisition of the Program Assets, Bank shall recalculate the last Gain Sharing Payment related to this Agreement to reflect the reversal of the then existing loss reserves in Y(5) above (but only with respect to amounts in excess of [*]) and shall make any incremental Gain Sharing Payment, if any, to Retailer resulting from such reversal; provided, that if no such acquisition occurs, then no such reversal will occur for purposes of the calculation of such last Gain Sharing Payment.

(g) No later than thirty (30) days after the end of each fiscal quarter of Retailer, Retailer shall deliver in writing to Bank, a report of Retailer’s Net Sales for such fiscal quarter, certified by Retailer’s Chief Financial Officer. Net Sales shall be calculated by Retailer using the same methodology as the figures reported on the statements filed by Retailer with the Securities and Exchange Commission (it being agreed that, for purposes of this Schedule, sales tax shall be included in such calculation).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT A

TO SCHEDULE 4.1(6)

Sample Gain Sharing Statement

[*]
[*]
Program Year Penetration Threshold	[*]

[*]
[*]
Z	[*]

Profit & Loss Statement
X(1)	[*]
[*]
[*]
[*]
[*]

X(2)	[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]

X(3)	[*]
[*]

X	[*]

Y(2)	[*]

Y(3)	[*]
[*]

(X-Y(2)-Y(3))	[*]

[*]
[*]
[*]
Y(4)	[*]

X-Y(2)-Y(3)-Y(4)	[*]

Y(5)	[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

X-Y(2)-Y(3)-Y(4)-Y(5)	[*]

Y(6)	[*]
Y(1)+Y(7)+Y(8)	[*]
Y(1)+Y(6)+Y(7)+Y(8)	[*]

X-(Y(1)+Y(2)+Y(3)+Y(4)+Y(5)+Y(6)+Y(7)+Y(8))	[*]

Y(9)	[*]

X-Y	[*]

CROI	(X-Y)/Z

[*]
[*]

Gain Sharing Payment	Gain Sharing Payment

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 5.1

Members of Operating Committee

Bank Operating Committee Members:

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

Retailer Operating Committee Members:

•	Senior Executive Member: Greg Kleffner

•	Gary Pierce

•	Glori Katz

•	Hunt Hawkins

•	Donna Mills

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 5.3(d)

Retailer Matters and Bank Matters

1. Retailer Matters. In accordance with and subject to this Section 1 of this Schedule 5.3(d), Retailer shall have the ultimate decision making authority with respect to any unapproved matters in respect of the following matters (the “Retailer Matters”):

(a) content and implementation of the Marketing Plan in Retailer Sales Channels and the Retailer Website;

(b) the look, feel and marketing message, and changes thereto, of the Credit Cards, Credit Card Applications, Cardholder Agreements, billing statements, solicitation materials including media, and the Bank Webpage devoted to the Program or any other website space devoted to the Program, other than content or changes that are required or prohibited by Applicable Law or Reasonable Financial Services Practices;

(c) all usage of Retailer Marks or other Retailer intellectual property;

(d) any maintenance of, and improvements to, any systems of Retailer used in connection with the Program, including any capital expenditures of Retailer and its affiliates for maintenance of, and improvements to, systems in connection with the Program;

(e) any other capital expenditures of Retailer or its affiliates;

(f) the approval, in the sole discretion of Retailer, of any new credit card products which have not been agreed upon prior to the Program Launch as set forth in Schedule 6.6 to the Agreement, or any products subject to the annual review of the Operating Committee pursuant to Section 1, paragraph (b) of Schedule 6.6 to the Agreement, including new credit card products, Enhancement Products, or other products and services proposed to be offered by Bank to Cardholders and, in each case, the approval of any compensation payable to Retailer in respect thereof; provided, that the products or services, the economic terms and compensation arrangements related to such new products or services shall be acceptable to both parties;

(g) the [*];

(h) the description of any Retailer products or services; and

(i) the approval of any products or services being marketed to Cardholders.

2. Bank Matters. In accordance with and subject to this Section 2 of this Schedule 5.3(d), Bank shall have the ultimate decision making authority with respect to any unapproved matters in respect of the following matters (the “Bank Matters”):

(a) changes to risk management policies for the Program;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) changes to Account terms set forth in Schedule 7.3 that are [*];

(c) changes to the Operating Procedures that are [*];

(d) changes to privacy provisions of Section 15.6 of the Agreement or to the Privacy Policy that are required by Applicable Law;

(e) capital expenditures for maintenance of, and improvements to, the Bank systems used in connection with the Program;

(f) content of Credit Cards, Credit Card Applications, Cardholder Agreements, billing statements, solicitation materials including media, and the Bank Webpage or any website space devoted to the Program [*]; and,

(g) any materials bearing only Bank Marks or which are solely Bank’s intellectual property.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 5.4

Relationship Managers; Other Designated Bank Employees

1. Bank shall designate an individual with responsibility for the day-to-day management and administration of the Bank/Retailer relationship and the Program (“Bank Relationship Manager”). The Bank Relationship Manager shall be dedicated solely to the Program and shall be resident at Retailer’s headquarters in Jacksonville, Florida or such other Bank location as the parties mutually agree.

2. Retailer shall designate an individual with responsibility for the day-to-day management and administration of the Retailer/Bank relationship and the Program (“Retailer Relationship Manager” and together with Bank Relationship Manager, the “Relationship Managers”).

3. Each Relationship Manager shall have sufficient authority to facilitate decision-making on behalf of his or her respective party and shall have sufficient knowledge and experience to effectively and efficiently perform his or her responsibilities. Each Relationship Manager shall make available a sufficient amount of his or her working time, attention, skill, and efforts necessary to furthering the interests of the Program, it being understood that the Bank Relationship Manager shall be dedicated solely to the Program.

4. Either party may replace its Relationship Manager at any time upon reasonable notice to the other party, so long as the replacement Relationship Manager meets the foregoing qualifications. Each party shall consult the other party regarding the appointment of such party’s replacement Relationship Manager. Notwithstanding the foregoing sentence, the appointment of individuals to serve as a party’s replacement Relationship Manager shall rest solely in the discretion of the respective appointing party.

5. The performance review of Bank’s Relationship Manager shall take into account the overall performance of the Program during the period in which such individual served as Relationship Manager.

6. Without limiting any other rights expressed in this Section, in considering the appointment and/or replacement of Relationship Managers, each party shall endeavor to maintain a level of stability and continuity in the personnel managing the Program.

7. In addition to the Bank Relationship Manager, Bank shall designate [*].

8. Bank shall designate [*] to serve as the risk management [*] for the Program on a [*] basis.

9. Bank shall designate [*] to serve as the operations [*] for the Program, and [*] to serve as the collections [*] for the Program, it being understood that both [*].

10. Bank shall designate [*] to serve as a full-time database [*] to the Program who shall serve as a resource for Retailer in providing analytical support and analysis of data provided by Bank to Retailer pursuant to Section 7.15 herein, it being understood that the database [*].

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 6.2

Marketing Fund and Relaunch/Revitalization Fund

1. Bank will establish (by creation of a record maintained by Bank) and administer a marketing fund (“Marketing Fund”) to be used to execute marketing activities pursuant to the Marketing Plan, including [*], as defined below, or other activities as approved by the Operating Committee.

2. During the Term of this Agreement, Bank will make the following standard minimum allocations to the Marketing Fund: (i) [*]; and (ii) [*].

3. Bank will be the exclusive owner of the Marketing Fund, and Retailer acknowledges and agrees that it will have no right, title or interest in or to the Marketing Fund except to enforce the terms of this Agreement relating to the use of such funds. Any amounts previously allocated to the Marketing Fund but not spent as of the end of any Program Year shall carry forward as part of the Marketing Fund for the subsequent Program Year(s). Any amounts previously allocated to the Marketing Fund but not used as of the date when the Agreement terminates, may be withdrawn and retained by Bank for its own account without obligation to account therefor to Retailer. For clarity, any amounts allocated to the “Marketing Fund” established under the Prior Agreement shall be allocated to the Marketing Fund created hereunder.

4. The out-of-pocket cost and expenses, as set forth in Schedule 6.2(e) to the Agreement, of all marketing promotions provided for in the Marketing Plan will be reimbursed out of any then available funds in the Marketing Fund as determined by the Operating Committee. Neither party shall have any obligation to pay more for any marketing promotion than the amount allocated at such time to the Marketing Fund; provided, that the parties may mutually agree to share or otherwise allocate the out-of-pocket costs of implementing any marketing promotion (whether or not set forth in the Marketing Plan) to the extent the out-of-pocket cost of such marketing promotion is expected to exceed the funds then available in the Marketing Fund.

5. In developing and adopting the Marketing Plan and determining expenditures to be made from the Marketing Fund, the Operating Committee shall plan expenditures taking into account that Retailer’s fiscal year begins in February and that sufficient funds must be allocated for the holiday shopping season.

6. In addition to the Marketing Fund, Bank will establish (by creation of a record maintained by Bank) and administer a fund to be used solely in connection with the launch of the PLCC Program and the relaunch and revitalization of the Co-Brand Program (“Relaunch/Revitalization Fund”). Bank will [*].

7. Bank will be the exclusive owner of the Relaunch/Revitalization Fund, and Retailer acknowledges and agrees that it will have no right, title or interest in or to the Relaunch/Revitalization Fund except to enforce the terms of this Agreement relating to the use of such funds. Although it is the intention of the parties that the funds allocated to the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Relaunch/Revitalization Fund are to be spent during the first Program Year following the Effective Date, any amounts allocated to the Relaunch/Revitalization Fund but not spent as of the end of such first Program Year shall carry forward as part of the Marketing Fund for the second Program Year, but not in any subsequent Program Year.

8. The out-of-pocket cost and expenses, as set forth in Schedule 6.2(8), of all expenses and marketing promotions contemplated in the launch plan for the PLCC Program agreed to by the parties (“PLCC Launch Plan”) in connection with the launch of the PLCC Program and all expenses and marketing promotions contemplated in the plan for the relaunch and revitalization of the Co-Brand Program following the Effective Date (“Relaunch/Revitalization Plan”), including information technology and the costs of issuing the Private Label Credit Cards (collectively, “Relaunch Costs”), will be reimbursed out of any then available funds in the Relaunch/Revitalization Fund as determined by the Operating Committee. The parties shall complete the PLCC Launch Plan and Relaunch/Revitalization Plan within forty-five (45) days after the Effective Date. Without otherwise limiting the agreement of the parties as to cost reimbursement or allocation as set forth in the PLCC Launch Plan, the parties acknowledge and agree that the items set forth on Schedule 6.2(8) shall be subject to reimbursement from the Relaunch/Revitalization Fund. The parties shall mutually agree to share or otherwise allocate Relaunch Costs (whether or not set forth in the PLCC Launch Plan or the Relaunch/Revitalization Plan) to the extent such Relaunch Costs are expected to exceed the funds then available in the Relaunch/Revitalization Fund; provided, however, that nothing contained herein shall be deemed to relieve the parties of any of their respective obligations under Schedule 1.1(b). Without otherwise limiting the foregoing, up to [*] of the Relaunch/Revitalization Fund shall be allocated to Retailer’s development of information technology necessary for it to accept the Private Label Credit Cards at Retailer Sales Channels.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 6.2(8)

Permissible Relaunch/Revitalization Fund Expenditures

The Relaunch/Revitalization Fund may be used to pay for expenses related to the following items:

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

•	[*]

SCHEDULE 6.2(e)

Permissible Marketing Fund Expenditures

The Marketing Fund may be used to pay for expenses related to the following items:

•	Store Signage

•	Periodic bonuses under the Cardholder Rewards Program

•	Tabling events

•	Direct mail solicitations (e.g. invitations to apply for Accounts)

•	Credit Card application holders

•	Collateral material such as brochures and fliers promoting the Program

•	Re-activation mailings

•	Near loyalty programs (notification to Cardholders that are nearing rewards benefits)

•	Lifecycle marketing

•	Bank generated pre-screens

SCHEDULE 6.3

Additional Bank Marketing Support

1. Additional Bank Marketing Support. Upon the reasonable request of Retailer from time to time, consistent with the Marketing Plan, Bank shall perform the following marketing functions at no cost or expense to Retailer:

(a) subject to Applicable Law and any contractual prohibitions, including Bank’s Privacy Policy, to which Bank is subject, Bank shall use (i) Bank’s databases and Bank’s consumer prospect database which, as of the Effective Date, is maintained by Axciom; (ii) certain data that Bank obtains about Cardholders as set forth on Schedule 7.15; (iii) aggregated summary level data regarding Cardholder purchases at Non-Retailer Channels; (iv) analytic support and tools; and (v) Bank’s marketing support services, for the purpose of assisting Retailer in its marketing and promotion of Retailer Sales Channels, Retailer goods and services and the Program;

(b) periodically collaborate with Retailer to identify, research and test new marketing initiatives to promote the Program and Retailer Sales Channels;

(c) provide models and modeling support, which may include Cardholder attrition models, prospect marketing models and other tools designed to improve Program performance; and

(d) facilitate discussion between Retailer and Bank’s United States consumer finance affiliates for purpose of exploring cross-selling opportunities for Retailer goods and services.

SCHEDULE 6.4

Promotion of Program by Retailer

1. Responsibility of Retailer to Promote the Program. Without limiting Retailer’s obligations under the Marketing Plan, Retailer will actively support and promote the Program by, among other things:

(a) encouraging the establishment and use of Accounts as the preferred method of payment for Retailer’s products and services, such as, by way of example, instructing Retailer employees to ask customers if they would like to pay for in-store purchases using their Credit Card;

(b) utilizing credit advertisements, promotional inserts, statement messages, Internet website promotions, direct mail promotions in the course of its general retail direct mail campaigns, take one applications as provided and paid for by Bank, and other marketing materials promoting Program in accordance with the Marketing Plan and as funded by the Marketing Fund;

(c) maintaining a logo advertisement in a prominent position on the home page of the Retailer Website which promotes the Co-Brand Credit Card and the Private Label Credit Card and contains an embedded, direct link (with no intermediate links) to the Bank Webpage subject to Bank’s prior approval of the usage of such logo advertisement;

(d) providing incentives and performance goals for Retailer personnel with respect to the Program such as incentive contests at the Store Location level and SPIFFs, to be funded by Bank;

(e) providing a first purchase discount of ten percent (10%) to new Cardholders who use their Credit Card at Retailer Sales Channels for their first purchase upon opening an Account;

(f) provide Retailer’s customer lists (including Retailer’s Preferred Customer list) to Bank for purposes of direct mail solicitations by Bank for Credit Cards; provided that Bank shall conduct a direct mail solicitation to some portion or all of Retailer’s customer lists for Credit Cards and/or other products mutually agreed upon by the parties consistent with the Marketing Plan only with Retailer’s prior written consent; moreover, Bank shall first offer Retailer the opportunity to conduct the mailing itself; and

(g) fund the redeemed rewards for the Cardholder Rewards Program pursuant to the terms of Schedule 6.5 to the Agreement.

SCHEDULE 6.5

Cardholder Rewards Program

1. Rewards Program.

(a) Retailer shall maintain during the Term a Cardholder rewards program and fund rewards redeemed by Cardholders as part of the rewards program connected to Credit Card and Account use under the Program (the “Cardholder Rewards Program”). During the Term, Retailer shall not promote any other loyalty program, other than Retailer’s Preferred Customer loyalty program under terms and conditions reasonably similar to those currently in effect as of the Commencement Date, that detracts from the participation by Cardholders in the Cardholder Rewards Program.

(b) Bank shall be responsible for administration, servicing and mailing via statements of reward certificates issued under the Cardholder Rewards Program, but shall not be required to fund the rewards component of the program, such rewards funding being the sole responsibility of Retailer as set forth in Section 1, paragraph (g) of Schedule 6.4.

(c) Subject to Schedule 5.3(d), the overall value of the Cardholder Rewards Program to Cardholders shall be at least one percent (1%) of Net Purchase Volume on Co-brand Purchases, and one percent (1%) of Net Purchase Volume on Non-Retailer Purchases and holders of the Co-Brand Credit Cards and the Private Label Credit Cards will be entitled to participate in at least forty-five (45) days of in-store “extra savings events” (at 10% off total basket) in each calendar year. Rewards “points” awarded pursuant to the Cardholder Rewards Program shall not be redeemable for cash and shall only be redeemable for Retailer merchandise at the then current purchase price of the merchandise.

(d) In connection with the Cardholder Rewards Program, Bank shall provide to Cardholders who reach a certain rewards points threshold, as determined by the Operating Committee, a rewards certificate redeemable at all Retailer Sales Channels in an amount to be determined by the Operating Committee.

(e) Retailer shall be entitled to retain all breakage from the Cardholder Rewards Program and shall not be required to fund any unredeemed rewards points, provided however that Retailer shall comply with all applicable unclaimed property laws, including laws relating to escheatment.

(f) All other terms and conditions of the Cardholder Rewards Program and any modifications thereto shall be established by the Operating Committee.

(g) Retailer shall comply with the terms and conditions of the Cardholder Rewards Program as provided to Cardholders and shall honor all non-expired outstanding rewards certificates issued under the Cardholder Rewards Program offered to Cardholders subject to the terms thereof.

(h) All materials related to the Cardholder Rewards Program, including the terms and conditions thereto, shall comply with Applicable Law and shall clearly state that the Cardholder Rewards Program is a program operated by Retailer and the funding liability under such program shall be the sole responsibility of Retailer. Such materials shall state that Retailer reserves the right to cancel the Cardholder Rewards Program at any time upon a minimum of ninety (90) days’ notice to Cardholders, and that after such notice period, all unredeemed points shall expire. Notwithstanding the foregoing, Retailer shall not cancel the Cardholder Rewards Program without prior consent of the Operating Committee during the Term, and in the event of such cancellation, Retailer shall continue to honor outstanding rewards certificates as contemplated in subsection (i) above.

(i) At Retailer’s request, Bank shall timely provide Retailer with such reports regarding the Cardholder Rewards Program as Retailer shall reasonably request such as certificate issuance reports, loyalty liability and loyalty transaction reports.

(j) Upon the termination of this Agreement, subject in all respects to Schedule 11.2 and Bank’s election to implement a Tail Period, Retailer shall have the option to either (i) subject to subsection (j) of this Section, terminate the Cardholder Rewards Program upon ninety (90) days’ notice and cancel all unredeemed points after such date; (ii) at Retailer’s expense, cause Bank to issue rewards certificates to Cardholders based on criteria determined by Retailer; or (iii) cause Bank to transfer electronically all pertinent information relating to the Cardholder Rewards Program to another credit card issuer in conjunction with the completion of the purchase of the Program Assets.

SCHEDULE 6.6

Cross-Selling

1. Bank (or its designees) may, consistent with this Agreement, solicit Cardholders for, and offer to Cardholders (or arrange for a third party to solicit and/or provide), by means of solicitations the form of which is mutually agreed by the parties, the following products (each, an “Enhancement Product” and collectively, “Enhancement Products”):

(a) credit card debt cancellation or credit insurance products, and credit reporting and fraud alert services (including identity theft); and

(b) product inserts for “non-competing products” (which term, for the avoidance of doubt, shall refer to any products which do not compete with any products or services offered by Retailer through any Retailer Sales Channel), and any other ancillary credit card products or financial services as approved by the Operating Committee.

2. The Enhancement Products contemplated by this Schedule 6.6 are more fully detailed on Schedule 6.6(b) hereto. For the avoidance of doubt, the parties hereby agree that Bank (or its designees) shall have the right to solicit and offer to Cardholders the Enhancement Products specified in Section 1, paragraph (a) of this Schedule 6.6 for the duration of the Term. Bank (or its designees) shall have the right to solicit and offer to Cardholders the Enhancement Products specified in Section 1, paragraph (b) of this Schedule 6.6 subject to the approval by the Operating Committee of such products and subject to the Operating Committee’s annual review and re-approval of such products in each Program Year during the Term.

3. Bank shall compensate Retailer for such cross-selling activity in accordance with Section 3 of Schedule 4.1 to the Agreement or as otherwise mutually agreed upon by the parties.

4. In addition to any Enhancement Products listed in Section 1 of this Schedule 6.6 Bank (or its designees) may also solicit (or arrange for a third party to solicit and/or provide) such other non-competing financial or non-financial products and services, subject to approval by the Operating Committee (which may be financed on Accounts or purchased by other means). Retailer will have the right to share in the proceeds of the sale of other goods and services referred to in this Section 4 of this Schedule 6.6 to the extent approved by the Operating Committee.

5. All cross-selling solicitations contemplated by this Schedule 6.6 shall be made in accordance with Bank Privacy Disclosure as well as Retailer’s privacy policies and contact management policies with regard to Retailer’s Preferred Customers and Retailer employees.

6. In the event the parties mutually agree that the cross-selling of credit card debt cancellation or credit insurance products contemplated in Section 1 of this Schedule 6.6 has a material adverse effect on the Program or Retailer’s business, the parties shall work in good faith to mitigate such material adverse effect.

SCHEDULE 6.6(b)

Enhancement Products and Cross-Sell Marketing Channels

	Merchandise	Merchandise	Merchandise
Channel	Debt Can	Fraud Alert Services	Merchandise Inserts
E-Apply	✓
E-Quickscreen	✓
E-Service Link	✓	✓	✓
S2S-IVR	✓	✓
S2S-Live Rep	✓	✓
Card Carrier	✓
Call To Activate (New)	✓	✓
Statement Channel	✓	✓	✓
Direct Mail	✓	✓
Take One Application	✓

SCHEDULE 7.2

Ownership and Use of Cardholder Information

1. Bank is the sole and exclusive owner of all lists of Cardholders and applicants generated by the Program (including, without limitation, names, addresses, telephone numbers, e-mail addresses, dates of birth, social security and similar numbers, and account and similar access numbers) (the “Cardholder Information”).

2. During the Term, Bank may capture information regarding: (i) specific purchases by individual Cardholders at Retailer Sales Channels (“Store Transaction Information”); and/or (ii) information regarding general buying habits by Cardholders at Non-Retailer Locations (“Outside Buying Information”). Store Transaction Information shall be co-owned by Bank and Retailer, and shall be provided to Retailer (to the extent Bank maintains such information) within a reasonable time after Retailer’s request therefor. Bank shall also work with Retailer to provide Retailer with the benefit of the Outside Buying Information, either by providing such information to Retailer, or by conducting or collaborating with Retailer on mailings to targeted Cardholder segments (for instance, making a luggage offer to a list of Cardholders who may be frequent travelers). All activities described in this paragraph shall be subject to Applicable Law and the Privacy Policy. Notwithstanding the foregoing, Bank shall only use such information as specified in Section 4 of this Schedule 7.2 and Retailer shall only use such information as set forth in Section 6 of this Schedule 7.2. For purposes of this Agreement, Store Transaction Information and Outside Buying Information shall collectively be referred to as “Transaction Information.”

3. The Privacy Policy applicable to the Cardholder Information and Transaction Information is attached as Schedule 7.2(b) hereto. Subject to Section 2 of Schedule 5.3(d), any modifications to the Privacy Policy shall be approved by the Operating Committee; provided that the Privacy Policy shall comply with Applicable Law at all times; and provided further, that the Privacy Policy shall provide Retailer and its affiliates with the maximum availability and use of Cardholder Information and Transaction Information.

4. During the Term, Bank shall not use, or permit to be used, the Cardholder Information or Transaction Information, except as provided in this Schedule 7.2. Bank may use such information in compliance with Applicable Law and the Privacy Policy solely (i) for purposes of soliciting or marketing (as provided in this Agreement) or servicing customers listed in the Cardholder Information for Credit Cards, Debt Cancellation Programs, Enhancement Products, and any other products and services approved by the Operating Committee, (ii) as otherwise necessary to carry out its obligations or exercise its rights hereunder; (iii) with respect to the administration and liquidation (including any conversion or sale) of Accounts after the expiration or earlier termination of the Term; or (iv) as required by Applicable Law or Bank’s internal risk management purposes. Bank has no rights to use the Cardholder Information or Transaction Information for marketing purposes except as expressly provided herein.

5. Bank shall not disclose, or permit to be disclosed, the Cardholder Information or Transaction Information, except as provided in this Schedule 7.2. Bank shall not, directly or indirectly, sell or otherwise transfer any right in or to the Cardholder Information or Transaction

Information other than to Retailer or one of its affiliates. Bank may disclose the Cardholder Information or Transaction Information in compliance with Applicable Law and the Privacy Policy solely:

(a) to its authorized subcontractors in connection with a permitted use of such information under this Schedule 7.2, provided that each such authorized subcontractor agrees in a written agreement reasonably satisfactory to Bank to maintain all such information as strictly confidential and not to use or disclose such information to any Person other than Bank or Retailer, except as required by Applicable Law or Governmental Authority (after giving Bank, who shall in turn promptly give to Retailer, prior notice and an opportunity to defend against such disclosure); provided, further, that each such authorized subcontractor maintains, and agrees in writing to maintain, an information security program that is designed to meet all requirements of Applicable Law, including, at a minimum, maintenance of an information security program that is designed to: (A) ensure the security and confidentiality of such information; (B) protect against any anticipated threats or hazards to the security or integrity of such information; (C) protect against unauthorized access to or use of such information; and (D) ensure the proper disposal of such information; and provided, further, that each such authorized subcontractor of Bank agrees to promptly notify Bank, who shall in turn promptly notify Retailer, of any unauthorized disclosure, use, or disposal of, or access to, such information and to cooperate with Bank and Retailer in any investigation thereof and remedial action with respect thereto;

(b) to its affiliates, and its and such affiliates’ employees, attorneys and accountants with a need to know such information in connection with a permitted use of such information under this Schedule 7.2; provided that (A) any such Person is bound by terms substantially similar to this Schedule 7.2 as a condition of employment or of access to such information or by professional obligations imposing comparable terms; and (B) Bank shall be responsible for the compliance by each such Person with the terms of this Schedule 7.2;

(c) to any Governmental Authority with authority over Bank (A) in connection with an examination of Bank; or (B) pursuant to a specific requirement to provide such information by such Governmental Authority or pursuant to compulsory legal process; provided that Bank seeks the full protection of confidential treatment for any disclosed Cardholder Information or Transaction Information to the extent available under Applicable Law governing such disclosure, and with respect to clause (B), to the extent permitted by Applicable Law, Bank (1) provides at least ten (10) Business Days’ prior notice of such proposed disclosure to Retailer if reasonably possible under the circumstances, and (2) seeks to redact such information to the fullest extent possible under Applicable Law governing such disclosure; or

(d) to the extent permitted in the risk management policies for the Program and Operating Procedures, to any consumer reporting agency in accordance with the federal Fair Credit Reporting Act.

Bank shall remain responsible for any violations of the confidentiality terms of this Agreement by any third party to which Cardholder Information or Transaction Information has been disclosed by Bank (other than at the express request of Retailer, including requests that require ongoing, periodic transfers by Bank on Retailer’s behalf), and provided further, that following the expiration or earlier termination of this Agreement, Bank shall not disclose or use any Cardholder Information: (i) in the event Retailer exercises its option to purchase, or arrange for the purchase of, the Accounts and Indebtedness under Schedule 11.2, to or for the benefit of any other retailer or (ii) in the event Retailer does not exercise its option to purchase, or arrange for the purchase of, the Accounts and Indebtedness under Schedule 11.2, to or for the benefit of any entity listed on Schedule 11.4(1).

6. Nothing herein shall limit Retailer’s rights in or use of any customer list of Retailer to the extent the information on the customer list therein is generated by Retailer independently of the Program. Further, Bank’s ownership of the Cardholder Information (including co-ownership of the Store Transaction Information) notwithstanding, and subject to the requirements of Applicable Law and Bank’s Privacy Policy, Retailer may: (i) use the contact information included in the Cardholder Information during the Term to promote the Program and to promote the products and services sold by Retailer under the Program; and (ii) use the Transaction Information solely for its internal analysis and marketing purposes and shall not sell or disclose such information to any third party or otherwise use it in violation of Applicable Law, the Privacy Policy and Retailer’s privacy policies. For the avoidance of doubt, this Agreement does not govern Retailer’s use of information captured by Retailer other than through the Program even if such information is the same or similar to Transaction Information.

SCHEDULE 7.2(b)

Privacy Policy

Rev 10/11

FACTS	WHAT DOES GE CAPITAL RETAIL BANK DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some, but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•   Social Security number and income

•   Account balances and payment history

•   Credit history and credit scores

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons GE Capital Retail Bank chooses to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does GE Capital Retail Bank share?	Can you limit this sharing?
For our everyday business purposes— such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No

For our marketing purposes— to offer our products and services to you	Yes	No

For joint marketing with other financial companies	Yes	No

For our affiliates’ everyday business purposes— information about your transactions and experiences	Yes	No

For our affiliates’ everyday business purposes— information about your creditworthiness	Yes	Yes

For our affiliates to market to you	Yes	Yes

For nonaffiliates to market to you	Yes	Yes*

To limit our sharing

Call 1-866-864-2151—our menu will prompt you through your choice(s).

Please note:

If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice. When you are no longer our customer, we continue to share your information as described in this notice. However, you can contact us at any time to limit our sharing.

Questions?	Call 1-866-864-2149

What we do

How does GE Capital Retail Bank protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does GE Capital Retail Bank collect my personal information?

We collect your personal information, for example, when you:

•   open an account or give us your contact information

•   provide account information or pay your bills

•   use your credit card

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only:

•   sharing for affiliates’ everyday business purposes—(information about your creditworthiness)

•   affiliates from using your information to market to you

•   sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

See below for more on your rights under state law.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account.

Definitions

Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies.

•   Our affiliates include companies with a GE, General Electric or Monogram name; financial companies such as General Electric Capital Corporation and Monogram Credit Services; and nonfinancial companies, such as General Electric Company.

Nonaffiliates

Companies not related by common ownership or control. They can be financial and nonfinancial companies.

•   Nonaffiliates we share with can include the retailer named on your account and direct marketing companies.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • Our joint marketing partners include insurance companies.

Other important information

We follow state law if state law provides you with additional privacy protections. For instance, if (and while) your billing address is in Vermont, we will treat your account as if you had exercised the opt-out choice described above and you do not need to contact us to opt out. If you move from Vermont and you wish to restrict us from sharing information about you as provided in this notice, you must then contact us to exercise your opt-out choice.

*

Please keep in mind that, as permitted by federal law, we share information about you with Stein Mart, Inc. in connection with maintaining and servicing the Stein Mart Platinum Rewards MasterCard ® program including for Stein Mart, Inc. to market you. If you opt out of sharing with nonaffiliates your opt out will not prohibit us from sharing your information with Stein Mart, Inc.

The above notice applies only to consumer Stein Mart Platinum Rewards MasterCard ® Accounts with GE Capital Retail Bank and does not apply to any other accounts you have with us. It replaces our previous privacy notice disclosures to you. We can change our privacy policy at any time and will let you know if we do if/as required by applicable law.

For helpful information about identity theft visit, the Federal Trade Commission’s (FTC) consumer website at http://www.ftc.gov/idtheft.

SCHEDULE 7.3

Initial Terms Offered to Cardholders

Component	Co-Brand	Private Label

Standard APR	P+ 22.74%	P+ 22.74%

Delinquent APR (with trigger to cause and cure)	N/A	N/A

Compounding Methodology	Average Daily Balance (including New Purchases and Cash Advances)	Average Daily Balance (including New Purchases)

Billing Methodology	The purchase balance subject to a finance charge is average daily balance of the Account (including new purchases)	The purchase balance subject to a finance charge is average daily balance of the Account (including new purchases)

Minimum Payment

Sum of the following:

The greater of either:

a)  $25, or $35 if at least the total minimum payment not made by the due date in any of the prior 6 billing periods,

b)  The sum of (i) any past due amounts, (ii) 1% of the new balance (iii) any late payment fees charged to the Account in the billing period and (iv) all finance charges charged to the Account in the billing period.

Sum of the following:

The greater of either:

a)  $25, or $35 if at least the total minimum payment not made by the due date in any of the prior 6 billing periods,

b)  The sum of (i) any past due amounts, (ii) 1% of the new balance (iii) any late payment fees charged to the Account in the billing period and (iv) all finance charges charged to the Account in the billing period.

Minimum Finance Charge	$2.00	$2.00

Due Date Calculation	Bill date plus 23 days	Bill date plus 23 days

Cash APR	P + 25.74%	N/A

Cash APR Cap	None	N/A

Component	Co-Brand	Private Label

Late Fee Amount	Up to $35	Up to $35

Late Fee Grace Period	None	None

NSF Fee	None	None

Overlimit Fee	None	None

Cash Access Fee (ATM)	$10 or 4% of amount of each transaction, whichever is greater	N/A

Convenience Check Fee	N/A	N/A

Convenience Check Fee Cap	N/A	N/A

Balance Transfer Fee	$10 or 4% of amount of each transfer, whichever is greater	N/A

Balance Transfer Fee Cap	None	N/A

Pay by Phone Fee	$15	$15

International Transaction Fee	3% of each transaction	N/A

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 7.4(c)

Approval Rates and Credit Lines

1. Prior to the launch of the PLCC Program, Bank shall meet the average approval rates for the Co-Brand Cards in accordance with Schedule 7.4(b) of the Prior Agreement and the Minimum Initial Credit Lines for the Co-Brand Program as provided below.

2. Following the launch of the PLCC Program:

(a) Notwithstanding anything in Section 7.4(b) of the Agreement to the contrary, and subject to the requirements of Applicable Law or changes made to the [*], Bank shall be obligated to meet: (i) on [*] during the Term (commencing from the first full month following the launch of the PLCC Program), the Minimum Approval Rate as set forth on Schedule 7.4(c)(1), and (ii) at all times during the Term, the minimum initial credit line amounts for the Program as set forth on Schedule 7.4(c)(1) hereto (the “Minimum Initial Credit Lines” and together with the Minimum Approval Rate, the “Minimum Credit Targets”).

(b) In the event Bank fails to meet the Minimum Approval Rate in any given rolling three (3) month period, Bank shall have the opportunity to implement a cure in the following month (the “Cure Month”) without penalty. In the event Bank fails to meet the Minimum Approval Rate in any given [*] period during the [*] period immediately following a Cure Month, Bank shall make a penalty payment in the amount of [*], such payment to be made on an alternating basis into the Marketing Fund or directly to Retailer (first payment shall be made into the Marketing Fund). In the event Bank fails to meet the Minimum Approval Rate in any [*] period during the term, Bank shall have the opportunity to cure such failure in the month following such period of non-compliance. If Bank fails to meet the Minimum Approval Rate in any given rolling [*] period thereafter, Retailer shall have the right to terminate the Agreement.

(c) In the event Bank fails to meet the Minimum Initial Credit Line for any Account (subject to Schedule 7.4(c)(1)), upon written notice from Retailer to Bank of such failure, Bank shall increase the minimum credit line of the applicable Account to the applicable amount.

(d) Notwithstanding the foregoing, Bank shall only be obligated to meet the Minimum Credit Targets and make penalty payments under this Section if Retailer has fully performed its responsibilities under the Program and there do not exist any facts that would give rise to Bank’s right to terminate the Agreement pursuant to Article 10.

(e) Notwithstanding anything herein to the contrary, the remedies provided by this Schedule 7.4(c) shall be Retailer’s sole and exclusive remedy for Bank’s failure to meet the Minimum Credit Targets contemplated in Schedule 7.4(c)(1).

(f) Bank’s compliance with the Minimum Initial Credit Lines shall be evidenced by a certificate as to such compliance delivered by Bank to Retailer pursuant to Schedule 7.15.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 7.4(c)(1)

Minimum Approval Rate and Minimum Initial Credit Lines

Minimum Approval Rate: (1)

[*]

Minimum Initial Credit Lines: (2) (3)

[*]

SCHEDULE 7.10

Bank Marks

- GE Money Bank

- GE Capital Retail Bank

Retailer Marks

SCHEDULE 7.15

Periodic Program Reports

Bank will prepare and send to Retailer mutually agreed upon Program-level management reports tracking the performance of the Program on store, district, regional, divisional and departmental levels as outlined below.

All reports will be accessible through paper or e-mail or Bank could post reports onto a client site if so required. The reports shall include and/or track:

Report Name	Frequency	Objective	Key Metrics	Format of Report
Applications Report by Region	Daily	Measure and Rank Performance by Store, District and Region against Goal. List of Top 10 Stores and Closed Stores	Apps	Excel - worksheets for each region

Daily Apps Summary Report	Daily	Measure Application performance by Channel by Day, Month, year and PTD vs. Goal	Apps, Approval Rate, Apps per Store/Day	Excel

Daily Sales Report	Daily	Measure Total sales by day for in-store and world	In-store Sales, World Sales. In/Out Mix	Excel

MTD Apps Report	Weekly (Monday)	Ranks Apps by Store, Region and District vs. Goal	Apps	Excel

Baseline Reporting	Weekly (Monday)	Measure the App performance of field sales manager markets to Goal	Apps	Excel

Rewards Report	Monthly (5th of Monday)	Track # of Issued Certificates by Month	Certificates Issued	Excel

Reward Point Forfeiture	Monthly (5th of Monday)	Track the # of accts that are 18 months inactive and forfeited reward points	Reward Points	Excel

Report Name	Frequency	Objective	Key Metrics	Format of Report
Month End Summary Report	Monthly (First Monday)	Track the top performing stores by District, Region and Store against goal	Apps vs. Goal	Excel, PPT

Executive Summary	Monthly (Second Monday)	Measure Monthly Performance across key metrics: Apps, new accts, sales, transactions, closures, activation	Apps, sales, new accts, activation	Excel

Financial Report	Monthly (First Monday)	In and Out Mix	Sales and New Accts	Excel

Double Points Event Tracking	Monthly (First Monday)	Track Sales by Transaction Date to align with key event dates	Sales	Excel

MC Category & Retailer Report	Quarterly (First Monday)	Track SMMC World Spend for the Top 20 Retailers	Sales	Excel

SPIF Reporting	Monthly	Track SPIF Activity by Store	Apps	Excel , PPT

Ad Hoc	Weekly/ Monthly	Pulsing, SPIF, Contest Reporting, Test Stores	Apps	Excel , PPT

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 7.16

Service Level Standards

SLA	SLA Target	Description of SLA	Measurement
Operations

Telephone Average Speed of Answer (Cardholder)	[*]	[*]	[*]

Telephone Average Speed of Answer (Stores)	[*]	[*]	[*]

Telephone Abandon Rate	[*]	[*]	[*]

Take One / Mailed Application Processing	[*]	[*]	[*]

Plastics Issuance	[*]	[*]	[*]

Payment Processing	[*]	[*]	[*]

Payment Processing Accuracy	[*]	[*]	[*]

Statement Production	[*]	[*]	[*]

Statement Accuracy	[*]	[*]	[*]

POS Application Processing	[*]	[*]	[*]

Authorization System Uptime	[*]	[*]	[*]

Call Blockage	[*]	[*]	[*]

E-mail Requests	[*]	[*]	[*]

Transaction Processing	[*]	[*]	[*]

Authorization Referrals	[*]	[*]	[*]

Bank shall report to Retailer monthly, in a mutually agreed upon format, Bank’s performance under each of the Service Level Standards set forth in this Schedule 7.16. If Bank fails to meet any Service Level Standard, Bank shall immediately report to Retailer the reasons for such failure and promptly take corrective action to prevent recurrence of such failure. Such shall include, but not be limited to: (a) within fifteen (15) days of such report, proposing a remediation plan for taking such action as Bank deems necessary to correct and prevent recurrence of such failure(s); and (b) subject to agreement by Retailer, which agreement shall not be unreasonably withheld, implementing the remediation plan as soon as practicable.

If after implementing the remediation plan contemplated above, [*]. Notwithstanding anything to the contrary herein, (x) the penalties and remedies set forth in this Schedule 7.16 shall be

Retailer’s sole and exclusive remedy for Bank’s failure to meet the Service Level Standards contemplated hereunder, and (y) such penalties and remedies shall not apply to Bank’s performance with respect to the Service Level Standards during the ninety (90) day period following the PLCC Launch Date and such performance during such period shall not be taken into account in determining the number of Bank failures with respect to the Service Level Standards during any rolling twelve (12) month period.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 7.18

Interchange Regulation

If at any time there occurs a decline of [*] or more in the interchange rate received by Bank from the Association with respect to Non-Retailer Purchases, as benchmarked against a weighted average interchange rate of [*], then Bank and Retailer shall engage in a good-faith renegotiation of the terms of this Agreement that Bank reasonably believes are necessary to mitigate such material adverse effect; provided, that if the parties have not agreed to such modified terms within thirty (30) days after the initiation of such renegotiation, Bank reserves the right to (a) stop originating any new Co-Brand Accounts, and (b) at Bank’s option, either maintain the then-existing Co-Brand Accounts or convert such Co-Brand Accounts to Private Label Accounts (it being understood that if Bank elects to stop originating Co-Brand Accounts hereunder and to convert such Co-Brand Accounts to Private Label Accounts, the provisions of this Agreement relating solely to the Co-Brand Program shall cease to apply). If Bank elects to effect its rights under either of clauses (a) or (b) of this Schedule 7.18, Bank shall promptly notify Retailer of such election.

SCHEDULE 7.19

Store Closure

If at any time, Retailer sells or closes a Store Location and (i) there is not another Store Location within forty (40) miles of the sold or closed Store Location and (ii) Retailer has not delivered to Bank a written certification that a new Store Location within forty (40) miles of the sold or closed Store Location will be opened within one hundred twenty (120) days of the sale or closure of such Store Location, then with respect of any Account for which at least seventy-five percent (75%) of the Co-Brand Purchases or PLCC Purchases, as the case may be, were made at the closed Store Location in the twelve (12) billing cycles preceding the earlier of the date on which the Store Location was closed or sold or the date upon which notice thereof is given by Retailer to Bank, Bank will have the right (but not the obligation) to liquidate any or all such Accounts in a manner consistent with Bank’s post-termination Account liquidation rights set forth in Schedule 11.4, provided, however, that the foregoing shall not apply to (x) any Account used to finance a purchase at any Retailer Sales Channel or the Retailer Website (to the extent Bank can reasonably determine) during the sixty (60) day period subsequent to the closure of the relevant Store Location and (y) to the extent Bank can reasonably determine, any Account on which ten percent (10%) or more of the Co-Brand Purchases (or prior to the implementation of the Direct Settlement Process for purchases through the Retailer Website in accordance with Section 7.17(e) of the Agreement, ten percent (10%) of the Non-Retailer Purchases made on the Retailer Website) or PLCC Purchases, as the case may be, were made at the Retailer Website in the twelve (12) billing cycles preceding the earlier of the date on which the Store Location was closed or sold or the date upon which notice thereof is given by Retailer to Bank. If with respect to any such Account there is not another Store Location within eighty (80) miles of the sold or closed Store Location, then Bank may request that Retailer waive the sixty (60) consecutive day period contemplated in the preceding sentence, which Retailer may waive in its reasonable discretion. Retailer shall provide to Bank (a) at least 30 days prior written notice of any closure or sale of any Store Location after the date hereof, which notice shall include the location of the nearest Store Location and, if applicable, the certificate referred to in (ii) above, and (b) promptly following the end of each fiscal quarter, a report setting forth the number of Store Locations that were closed or sold during the quarter and not located within forty (40) miles of another Store Location. For the avoidance of doubt, if a new Store Location is not opened within the time period indicated in (ii) above, Bank’s rights under this Schedule 7.19 shall apply.

SCHEDULE 8.1(e)

Presentment Warranties

With respect to each submission of Charge Transaction Data to Bank, Retailer represents and warrants as follows with respect to such Charge Transaction Data and each underlying transaction:

(a) All purchases included in the Charge Transaction Data constitute bona fide, arms-length sales by Retailer of the goods or services described therein in the ordinary course of Retailer’s business (and do not include any purchases conducted in connection with any GOB Sale that is not an Authorized Liquidation Sale); Retailer has delivered all the products and fully performed all the services covered by the Charge Transaction Data;

(b) The charges included in the Charge Transaction Data did not involve a cash advance or goods or services not listed in the applicable invoice, purchase order, purchase confirmation or receipt; only goods and services sold by Retailer are included in the Charge Transaction Data; the charges represent the entire purchase price of the goods and services identified in the Charge Transaction Data other than a bona fide down payment, deposit, or similar payment paid by cash or check, or financed by any means other than the Account;

(c) No other credit provider has financed a portion of any sales transaction included in the Charge Transaction Data other than a bona fide down payment, deposit, or similar payment;

(d) For each charge included in the Charge Transaction Data, Retailer has (i) with respect to such charge (other than any charge pertaining to a purchase transacted through the internet (“Internet Purchases”)), prior to the submission of such Charge Transaction Data to Bank, obtained a signed invoice or receipt executed by the Cardholder or the authorized user, or (ii) to the extent such charge pertains to an Internet Purchase, (x) obtained proof of the applicable purchase (in the form of a receipt, an order form, internet “screen shot” or such other proof reasonably acceptable to Bank) and (y) obtained or will obtain, no later than twenty (20) days after the submission of such Charge Transaction Data to Bank, proof of delivery; provided, however, that nothing in this subparagraph (e) shall limit Bank’s right to charge back to Retailer any Indebtedness pursuant to any applicable provision of Section 8.1;

(e) All purchases included in the Charge Transaction Data occurred no earlier than five (5) days prior to the submission of such Charge Transaction Data; and all transactions included in the Charge Transaction Data were conducted in accordance with the Operating Procedures, this Agreement and all Applicable Law; and

(f) Each invoice or receipt included in the Charge Transaction Data is not invalid, or in any material respect illegible, inaccurate or incomplete and has not been materially altered since being signed or submitted by the Cardholder; the masked or truncated Account number has been accurately printed on each charge slip, purchase order or purchase confirmation and has been included in each transmission of Charge Transaction Data; subject only to any “floor limit” set forth in the Operating Procedures, which is applicable in any case in which Bank’s authorization system is unavailable, Retailer has obtained a valid authorization from Bank for each purchase (unless otherwise waived by Bank).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 9.1

Exclusivity

(a) Definitions. For purposes of this Schedule, the following terms shall have the meanings indicated below:

“Existing Credit Product” means a plastic charge or credit card, or any on-line credit or charge account which is accepted as a means of payment by substantially all retailers within the United States as of the date of this Agreement.

“Generally Accepted” means accepted as a means of [*].

“Credit Product” means a charge or credit card or program, an on-line or mobile credit or charge account, or other credit or charge device. For avoidance of doubt, this term does not include debit only products.

“Permitted Credit Products” means a Credit Product under the Program and any Credit Product meeting any of the following criteria:

(i) A Credit Product that is processed through a national payment network (including, for example, Visa, MasterCard, American Express, or Discover) and that is capable of being used at substantially all retail locations that accept such Credit Products;

(ii) [*];

(iii) A traditional “lay-away” or “flex pay” plan operated by Retailer whether or not bearing Retailer Marks;

(iv) [*];

(v) Any other Existing Credit Product; or

(vi) [*].

“Permitted Promotions” means (i) participating in periodic special promotions of national payment networks (including, for example, Visa, MasterCard, American Express, or Discover) that reward the use of third party Credit Products bearing the brand of such national payment network at Store Locations, (ii) Retailer’s use of generic store signage indicating the acceptance of Permitted Credit Products, and (iii) providing applications for and information on (x) traditional “lay-away” or “flex pay” plan operated by Retailer; and (y) [*].

(b) Issuance and Promotion of Credit Products. Retailer shall not, during the Term, directly or through a third-party issuer, issue, offer or promote (except for Permitted Promotions) any Credit Product that in any way competes with the Program, other than Credit Products

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

offered under the Program. For the avoidance of doubt, this subsection (b) does not apply to the acceptance of any Permitted Credit Product as a means of paying for the purchase of goods and/or services from Retailer.

(c) Origination of Credit Products. Retailer shall not, during the Term, assist any other issuer, merchant or any other third party in originating (e.g., establishing an account relationship with a consumer with respect to) any Credit Product (with or without a Retailer Mark and with or without a rewards program, including, except as set forth in Section (g) below, a credit or charge card bearing any trademark, service mark or logo of a chain established or acquired after the Effective Date by Retailer), in each case, other than Credit Products offered through any program offered by Bank or an affiliate of Bank. [*]

(d) Acceptance of Credit Products. Retailer shall not, during the Term, accept any Credit Product which is not a Permitted Credit Product.

(e) New Credit Products. If at any time during the Term, Retailer determines that a particular Credit Product which (i) has not yet become Generally Accepted, (ii) represents a new innovation in the delivery of credit used to purchase products at the point of sale in a retail environment (each a “New Technology Delivery Mechanism”), and (iii) is reasonably expected to (x) meet Retailer’s operational needs at least as well as the corresponding Existing Credit Product, and (y) become a material component of Retailer’s suite of acceptable tender types (each a “New Technology Credit Product”), then Retailer shall consult with Bank and the parties shall negotiate in good faith to determine whether such New Technology Credit Product will be (x) deemed a Permitted Credit Product hereunder, and/or (y) issued by Bank and incorporated into the Program, in either case, which determination shall not be unreasonably withheld or delayed. [*]

(f) Transition. Nothing in this Agreement shall restrict Retailer from negotiating and entering into during the Term an agreement with a third party to issue, offer or market, in each case subsequent to the Term, any Credit Product.

(g) Affiliates. The provisions of [*].

(h) Debit Card. If at any time during the Term Retailer decides to participate in the issuance of a debit card or device, Retailer shall offer Bank the opportunity to make a proposal regarding such debit card issuance and shall reasonably consider such offer; provided, that nothing in this Section shall preclude Retailer from rejecting Bank’s proposal.

SCHEDULE 10.2(g)

Change in Law

For the purposes of Section 10.2(g), “Change in Law” means any of the events or circumstances specified in subsections (a) through (c) below:

(a) the enactment or promulgation of (i) a new federal, state or local statute, law or regulation, or a modification to any such new (or existing) statute, law or regulation, in each case binding on Bank or Retailer, or (ii) any implementing regulations or interpretations issued under any such statute, law or regulation referred to in clause (i) that are binding on Bank or Retailer;

(b) the issuance, enactment or promulgation of a written directive, guidance, order or interpretation with respect to a statute, law or regulation by a Governmental Authority that has jurisdiction, authority or control over Bank or Retailer, as the case may be, which directive, guidance, order or interpretation is either (i) specifically directed at and binding upon Bank or Retailer; or (ii) while not specifically directed at Bank or Retailer, either (A) is directed at and binding upon institutions similarly situated to Bank or Retailer (e.g. OCC directive to all banks over which the OCC exercises authority) or (B) would, based upon a legal opinion delivered by Bank’s counsel, be likely in the opinion of such counsel to subject Bank to monetary liability or a disciplinary, enforcement or similar regulatory action by a Governmental Authority if Bank or Retailer were to fail to comply with such directive, guidance, order or interpretation; or

(c) a decision, order, decree, ruling or opinion of a United States federal or state court containing an interpretation of a statute, law or regulation applicable to one or more jurisdictions within which Bank is operating the Program; but only to the extent that one or more of the following applies: either (A) such decision, order decree, ruling or opinion is specifically directed at and binding upon institutions similarly situated to Bank or Retailer (e.g. is specifically applicable to all federal savings bank), (B) Bank is advised pursuant to a legal opinion of Bank’s counsel that such decision, order decree, ruling or opinion is (or is likely to be) binding on Bank’s or Retailer’s business and operations, or (C) such decision, order decree, ruling or opinion would, based upon a legal opinion delivered by Bank’s counsel, be likely in the opinion of such counsel to subject Bank to monetary liability or a disciplinary, enforcement or similar regulatory action by a Governmental Authority were Bank or Retailer to fail to comply with the substance of such decision, order decree, ruling or opinion.

Notwithstanding the foregoing subsections (a) through (c ), the effectiveness or implementation of any statute, law, regulation, written directive, guidance, order or interpretation, or any decision, order, decree, ruling or opinion implementing any of the foregoing, shall not be a Change in Law if such statute, law, regulation, written directive, guidance, order or interpretation shall have been enacted or adopted and, in either case, issued or otherwise released to the public, prior to the Effective Date (even if it shall not have become effective or shall not have been implemented prior to the Effective Date). For example, if the CARD Act’s guidance on late fees had been publicly issued prior to the Effective Date, but mandatory compliance had not been effective until after the Effective Date, a Change in Law would not have been deemed to have occurred for purposes of this Schedule. However, for the avoidance of doubt, and by way of example, if legislation was passed prior to the Effective Date (e.g. the Dodd-Frank Act), but such

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legislation’s implementing statutes, regulations, directives, guidance, orders or interpretations are not effective, enacted or adopted and, in any such case, issued or otherwise publicly released until after the Effective Date, then the enactment, adoption or effectiveness and public issuance or release of such implementing statutes, regulations, directives, guidance, orders or interpretations after the Effective Date would be a Change in Law for purposes of this Schedule if it meets the requirements of subsections (a), (b) or (c) above.

“CIL Decline” means, as of any date, the existence of all of the following conditions:

(i)	A Change in Law (other than a Repeat Change in Law (as defined below)) (A) has occurred as of such date, and (B) remains in effect as of such date.

(ii)	The effect of applying such Change in Law (as further discussed below) for the twelve (12) calendar month period following such date (relative to the actual experience under the Program for the twelve (12) calendar month period immediately preceding such date) is reasonably determined by Bank to result in a decrease in Bank’s [*] of more than [*]. Without otherwise limiting the foregoing, if the parties agree upon an offset to the impact caused by a Change in Law, but such offset does not compensate Bank for all components of such Change in Law, unless the parties have agreed otherwise as part of the negotiation for any prior offset, Bank shall retain its termination right hereunder (and any incremental impact of such additional components shall be added to the impact of all prior components) until all components of such Change in Law have been implemented and the impact of all such components is the subject of a mutually agreeable offset. However, if the Parties agree upon an offset that expressly accounts for the projected impact of the components to a particular Change in Law that have not been implemented in addition to any that have already been implemented, then regardless of the actual impact of such components not yet implemented, Bank shall be deemed to have waived its termination right (or any further offset) with respect to the portions of such Change in Law that were offset on a projected basis. For clarity, if a Change in Law is comprised of three components having a negative impact on [*] of [*], then Bank shall continue to have a termination right hereunder until: (i) the entire [*] impact has been offset, (ii) the parties have agreed that Bank shall not have a termination right for any future component as part of the negotiation with respect to the offset for a prior component, or (iii) an estimated offset has been agreed upon in advance of the implementation of (Z).

(iii)	Bank shall have delivered a written certification to Retailer with respect to the foregoing.

Any change in any Applicable Law that reduces the interchange revenue payable to Bank with respect to the Program shall not be taken into account when determining a CIL Decline (instead, interchange reductions shall be governed by Section 7.18).

If Bank does not notify Retailer of a Change in Law within twelve (12) months after the latest effective date of the component of the Change in Law that causes a decrease in Bank’s annual

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[*] of greater than [*], Bank shall be precluded from terminating this Agreement based on the particular Change in Law. For instance, if a series of related changes constituting a Change in Law take place over a period of two years, Bank’s failure to trigger its termination rights under Section 10.2(g) until after the latest component of the related changes takes effect will not prevent Bank from including the impact of the earliest components of the Change in Law that are not Repeat Changes in Law in its calculations of a CIL Decline. Additionally, this preclusion will not prejudice Bank’s right to terminate this Agreement in connection with a later Change in Law, whether or not the later change includes some aspects of the earlier change (such as multiple changes to finance charge rates) that are not Repeat Changes in Law. Also, for clarity (and anything in the definition of Change in Law or any of the provisions of this Schedule to the contrary notwithstanding), it is understood that Bank has not factored into the economics under this Agreement changes in law which may result from the loss of preemption as the law may develop under the Dodd-Frank Act’s preemption provisions. The Parties agree that the mere effectiveness of the changes in preemption standards enacted by the Dodd-Frank Act on the “designated transfer date” as defined in the Dodd-Frank Act, without further action, development, or regulatory pronouncement, shall not by itself be considered a Change in Law, but that regulatory or judicial guidance or interpretation relating to preemption may constitute Changes in Law.

“Dodd-Frank Act” means Pub. L. 111-203 (July 21, 2010).

“Repeat Change in Law” means any Change in Law as to which the substantive requirements thereof applicable to Bank or Retailer, as the case may be, shall have been the subject of a prior certification pursuant to this Schedule 10.2(g). For example, in the event that Bank shall have certified upon enactment of a particular statute as to a CIL Decline, implementation of such statute or regulation implementing or interpreting the requirements of such statute would be a Repeat Change in Law and would not be considered a Change in Law for purposes of clause (i) of the definition thereof. However, if a particular statute is enacted with multiple provisions (e.g. the CARD Act), then certification of one such provision of such statute as to a CIL Decline shall not be deemed a certification as to all such provisions (or a certification of any subsequent interpretations thereof or guidance thereon), such that later certification of any additional provisions (or any new interpretations or guidance which have not previously been the subject of such a certification) from the same statute shall not be considered a Repeat Change in Law, so long as the pro forma effect reflected by Bank with respect to such later certification shall be limited to such additional provisions (and the incremental impact thereof) and shall exclude the pro forma effect of any Change in Law that was previously subject to a prior certification; by way of example, if, in the event that Bank shall certify upon enactment of a particular statute (e.g. the CARD Act) as to a CIL Decline for one such provision of the newly enacted statute (e.g. required POS disclosures), but does not yet certify as to a CIL Decline for another provision of such statute (e.g. late fee guidance) or any subsequent interpretation thereof, Bank’s later certification as to that additional provision (or any subsequent interpretation thereof) would not be a Repeat Change in Law and would instead be considered a Change in Law.

“[*]” means, [*]

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SCHEDULE 10.2(o)

Minimum ROI

[*]

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SCHEDULE 10.2(p)

Financial Covenants

A. “Financial Covenants”:

Debt to Equity Ratio: Retailer shall maintain on a consolidated basis, as of the end of each fiscal quarter of Retailer, a Debt to Equity Ratio of not more than [*].

Minimum Tangible Net Worth: The Tangible Net Worth of Retailer on a consolidated basis, as of the end of each fiscal quarter of Retailer, shall not be less than $[*].

B. Definitions: As used in this Schedule 10.2(p), the following terms have the following meanings:

“Debt to Equity Ratio” means, with respect to any entity as of any date, the ratio of (a) such entity’s Funded Debt as of such date, to (b) shareholders’ equity in such entity, as determined in accordance with GAAP, as of such date.

“Funded Debt” means, with respect to any entity and for any period, the sum of (a) indebtedness under any working capital or similar credit facility with respect to which such entity is the borrower, plus (b) all other debt of such entity for borrowed money (whether by loan or the issuance and sale of debt securities or for the deferred purchase price of property), plus (c) obligations of such entity under capitalized leases, plus (d) such entity’s obligations in respect of banker’s acceptances or standby letters of credit, or similar instruments issued or accepted by banks and other financial institutions for the account of such entity.

“GAAP” means generally accepted accounting principles applicable in the United States, consistently applied; provided, however, that if at any time any change in GAAP would affect the definition or computation of any financial ratio or requirement set forth in this Agreement, and either Retailer or Bank shall so request, Retailer and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such definition, ratio or requirement shall continue to be interpreted and/or computed in accordance with GAAP prior to such change therein and (ii) Retailer shall provide to Bank financial schedules setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

“Intangible Assets” means, with respect to any entity and as of any date of determination, the sum of (a) all of such entity’s assets which should be classified as intangible assets (such as goodwill, patents, trademarks, copyrights, franchises, and deferred charges including unamortized debt discount and research and development costs) in accordance with GAAP, (b) cash held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, and (c) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence or amortization of properties and other reserves or appropriations of retained earnings which have been or should be established in connection with business operation.

“Net Worth” means, with respect to any entity and as of any date of determination, all items which should be included as assets of such entity, less all items which should be included as liabilities of such entity, in each case, determined in accordance with GAAP.

“Remediation Period” means a four (4) successive full calendar quarter period beginning after Retailer’s failure to satisfy either of the Financial Covenants and throughout which period Retailer has been in full compliance with such Financial Covenants.

“Tangible Net Worth” means, with respect to any entity and as of any date of determination, the Net Worth of such entity, less the amount of such entity’s Intangible Assets.

C. Reporting: In order to establish compliance with the financial covenants set forth above, Retailer shall deliver to Bank: (i) within forty five (45) days after the end of each fiscal quarter of Retailer (other than Retailer’s fourth fiscal quarter), a certificate (including all calculations), signed by Retailer’s Chief Financial Officer, establishing Retailer’s compliance or non-compliance with the financial covenants for such fiscal quarter, and (ii) within ninety (90) days after the end of Retailer’s fourth fiscal quarter during each fiscal year, a certificate (including all calculations), signed by Retailer’s Chief Financial Officer, establishing Retailer’s compliance or non-compliance with the financial covenants for such fiscal quarter. Unless otherwise specifically set forth to the contrary, all financial calculations contemplated herein shall be performed in accordance with GAAP.

D. Effect of Non-Compliance.

(1) Bank shall have the right to terminate the Agreement if the financial covenants set forth in paragraph A above (the “Financial Covenants”) are not met as of the end of any fiscal quarter pursuant to Section 10.2(p) which failure is not cured by posting the applicable Reserve Amount as provided in (2) below.

(2) Without limiting the foregoing, if Retailer fails to satisfy either Financial Covenant, Retailer may cure such failure by notifying Bank that Retailer intends to transfer to Bank (or Bank may deduct from the settlement payments made pursuant to Section 3.1) a reasonable estimate of Bank’s exposure to (x) Retailer’s non-payment or non-fulfillment of its obligations under this Agreement, and/or (y) projected Cardholder claims (collectively, the “Reserve Amount”). The Reserve Amount shall be determined by Bank acting reasonably and shall be communicated to Retailer, including therewith a commercially reasonable detail regarding Bank’s determination of the Reserve Amount. For the avoidance of doubt, such reasonable estimate of Bank’s exposure may not include the risk of Cardholders defaulting on their Accounts and must bear a reasonable relationship to Bank’s contingent liability risk with respect to the Program with respect to: (i) chargebacks and credits (including associated royalty payments made to Retailer); (ii) the Unamortized Signing Bonus; (iii) In-Store Payments; (iv) gift cards; and (v) any other good or service purchased on a Credit Card and for which Retailer has received payment from Bank, but with respect to which the Cardholder has not received the applicable good (e.g., in the case of internet sales) or for which Retailer has not fully performed the applicable service (e.g., service contracts/extended warranties, if any), but without duplication of amounts taken into account in connection with chargebacks or credits. In the event that the Reserve Amount is reasonably determined by Bank to be in excess of Bank’s actual exposure, Bank shall, from time to time as it makes any such reasonable determination, pay any such excess to Retailer. Upon receipt of the full amount of the Reserve Amount, then, as to the specific reporting period within which Retailer failed to satisfy either of the Financial Covenants, such default shall be deemed cured and Bank shall have no right to terminate this Agreement pursuant to Section 10.2(p) with respect to such default. In order to be effective as a cure for Retailer’s failure to satisfy either Financial Covenant, Retailer must make the election to effect such a cure and transfer the Reserve Amount to Bank (or notify Bank of its right to withhold such amount from settlement payments) within ten (10) days after Bank’s notification of the applicable Reserve Amount.

(3) Bank shall hold the Reserve Amount in an account on Bank’s books (the “Reserve Account”) and such Reserve Amount shall secure Retailer’s full and prompt payment of all further amounts due hereunder. If Retailer fails to pay any amounts hereunder when due, Bank may immediately, and without prior notice to Retailer, debit any such unpaid amount from any amounts then remaining in the Reserve Account. Bank’s security interest in the Reserve Account shall be in addition to any right of setoff or recoupment that Bank may otherwise have under the Agreement or Applicable Law.

(4) Bank’s rights under this Schedule 10.2(p) shall apply at all times until the earlier of (i) one hundred eighty (180) days after the termination or expiration of this Agreement (or any Tail Period, as applicable), and (ii) the occurrence of a Remediation Period, at which time, Bank shall pay to Retailer the remaining portion of the Reserve Amount, if any. The foregoing notwithstanding, if after Bank shall have surrendered the Reserve Amount to Retailer pursuant to the preceding sentence following the successful completion by Retailer of a Remediation Period, Retailer shall again fail to satisfy the Financial Covenants set forth in this Schedule 10.2(p), the provisions of Section 10.2(p) and this Schedule 10.2(p) shall again apply.

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SCHEDULE 11.2

Purchase of Accounts by Retailer Upon Termination

1. Except as provided in Section 11.5, upon notice of termination of this Agreement by either party, Retailer will have the option, exercisable as provided below, to purchase, or to arrange for the purchase by a third party nominated by Retailer (its “Nominated Purchaser”), of not less than all of the Accounts and related Indebtedness (other than Accounts that have been written-off by Bank) upon the termination or expiration of this Agreement. The purchase price for such Accounts shall be payable in immediately available funds in an amount equal to: [*] (the “Purchase Option”). Retailer’s Purchase Option may be exercised as provided in this Schedule 11.2.

2. Retailer’s Purchase Option may be exercised as follows:

(a) If the Agreement is expiring pursuant to either party’s decision not to allow it to automatically renew under Section 10.1, Retailer may exercise its Purchase Option by serving notice the (the “Exercise Notice”) on Bank no later than [*] after the receipt of the information with respect to the Program Assets required to be delivered by Bank pursuant to Section 5, paragraph (e) of this Schedule 11.2; provided, however, that Retailer or the Nominated Purchaser shall request such information with respect to the Program Assets within [*] following either (i) the date on which the parties’ right to agree to renew the Agreement pursuant to Section 10.1 has expired without such renewal having occurred or (ii) the date either Party receives written notice of the exercise of the other party’s termination rights pursuant to Section 10.2.

(b) If the Agreement terminates pursuant to Section 10.2 following the delivery of a termination notice by Retailer, Retailer may exercise its Purchase Option by giving an Exercise Notice within [*] (plus the number of days beyond [*] that it takes Bank to deliver the information contemplated by Section 5(e) below) following delivery of such notice of termination; provided if the Agreement is terminated by Retailer pursuant to Section 10.2(o), Retailer may exercise its Purchase Option by giving an Exercise Notice within [*] following delivery of such notice of termination.

(c) If the Agreement terminates pursuant to Section 10.2 following the delivery of a termination notice by Bank, Retailer may exercise its Purchase Option by giving an Exercise Notice within [*] (plus the number of days beyond [*] that it takes Bank to deliver the information contemplated by Section 5(e) below) following delivery of such notice of termination; provided if the Agreement is terminated by Bank pursuant to Section 10.2(g) or 10.2(o), Retailer may exercise its Purchase Option by giving an Exercise Notice within [*] following delivery of such notice of termination.

3. If the Purchase Option is exercised pursuant to Section 2, paragraph (c) of this Schedule 11.2, Retailer or the Nominated Purchaser must complete the purchase as soon as reasonably practicable but in no event later than within [*] after the delivery of the Exercise Notice; provided that if, in connection with the purchase of the Program Assets by a Nominated Purchaser, any required regulatory approvals or rating agency consents are not received within

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[*] after the delivery of the Exercise Notice, Retailer shall complete the purchase of the Program Assets on behalf of the Nominated Purchaser within [*] after the delivery of the Exercise Notice. Notwithstanding the foregoing, if the Agreement is terminated by Bank pursuant to Section 10.2(g) or Section 10.2(o) and Retailer has exercised the Purchase Option (which Retailer must deliver no later than [*] after Bank’s notice of termination pursuant to Section 10.2(g) or 10.2(o)), Retailer or the Nominated Purchaser must complete the purchase as soon as reasonably practicable but in no event later than within [*] after the delivery of the Exercise Notice; provided that if, in connection with the purchase of the Program Assets by a Nominated Purchaser, any required regulatory approvals or rating agency consents are not received within [*] after the delivery of the Exercise Notice, Retailer shall complete the purchase of the Program Assets on behalf of the Nominated Purchaser within [*] after the delivery of the Exercise Notice.

4. If the Purchase Option is exercised pursuant to Section 2, paragraphs (a) or (b) of this Schedule 11.2 Retailer or the Nominated Purchaser must complete the purchase as soon as reasonably practicable but in no event later than within [*] after the delivery of the Exercise Notice; provided that if, in connection with the purchase of the Program Assets by a Nominated Purchaser, any required regulatory approvals or rating agency consents are not received within [*] after the delivery of the Exercise Notice, Retailer shall complete the purchase of the Program Assets on behalf of the Nominated Purchaser (i) in all cases under Section 2, paragraphs (a) or (b) of this Schedule 11.2, except for a termination by Retailer pursuant to Section 10.2(o), within [*] after the delivery of the Exercise Notice, or (ii) in the case of a termination by Retailer under Section 10.2(o), within [*] after delivery of the Exercise Notice.

5. If Retailer exercises its Purchase Option under Section 2 of this Schedule 11.2:

(a) Retailer and Bank agree to work in good faith to prepare the necessary purchase documents on terms and conditions that are reasonable and customary for the industry.

(b) Each party will bear their own expenses related to the conversion of the Accounts and Indebtedness to Retailer or its designee.

(c) Bank shall have no obligation to extend further credit under the Program after the closing of the sale of the Accounts and Indebtedness to Retailer or its designee.

(d) Retailer shall no longer use Bank’s name and must re-brand the Credit Cards within [*] after the date upon which the conversion and interim servicing of the Accounts and Indebtedness is completed. In addition, if such purchase option is exercised, Bank shall have no rights to use the Cardholder Information or Transaction Information or any list derived therefrom; provided, however, that Bank may use other lists developed independently by Bank that may contain one or more of such Cardholders.

(e) Retailer and Bank shall use reasonable commercial efforts to minimize transaction costs and Bank will provide Retailer and/or its Nominated Purchaser and their representatives with copies of management reports and records relating to the Program Assets for the purpose of conducting due diligence investigations to determine whether

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they wish to purchase the Program Assets and shall provide a master file of the Accounts including [*] of data (and which shall be updated at the request of Retailer) as soon as reasonably practical, but in no event more than [*] after a request by Retailer or its Nominated Purchaser; provided however, that Bank will be entitled to require Retailer and any Nominated Purchaser to enter into confidentiality arrangements reasonably acceptable to Bank before providing them with such information. Bank shall provide reasonable assistance in connection with the conversion of the Program Assets to the systems of Retailer or the Nominated Purchaser, including provision of interim services in accordance with the provisions of this Agreement until such conversion occurs. The Parties shall not unreasonably withhold or delay execution of such purchase agreement or any other documents reasonably necessary to effectuate such sale. The Parties shall use reasonable efforts to ensure that the purchase date occurs as promptly as reasonably practicable following the execution of such purchase agreement. Notwithstanding the foregoing, to the extent an Exercise Notice has not otherwise been delivered to Bank, upon written request from Retailer to be delivered no earlier than [*] prior to the expiration of the Initial Renewal Term and each Renewal Term, Bank shall provide to Retailer the information called for by this Section 5, paragraph (e) of this Schedule 11.2 in accordance with the provisions hereof.

SCHEDULE 11.3

Fair Market Value

In the event that this Agreement terminates and, if Retailer notifies Bank that it (or its Nominated Purchaser) shall purchase the Program Assets, Bank and Retailer (or its Nominated Purchaser) shall attempt to mutually determine the fair market value of the Program Assets, based on the assumptions set forth in Schedule 11.3(1) hereto. Fair market value shall be expressed as a percentage and shall equal the dollar amount of the Indebtedness plus any premium or minus any discount, as applicable, divided by the dollar amount of the Indebtedness. If the parties cannot reach such agreement, each party shall nominate an investment banker who together shall select a third investment banker to value the Program Assets. In such case, the fair market value shall be the average of the two closest valuations (expressed as a percentage as set forth above) provided by the investment bankers; provided however, if the median valuation is within plus or minus three hundred (300) basis points of the mean of the three valuations, the fair market value shall be the mean. In determining the fair market value of the Program Assets, each party shall instruct the investment bankers to follow the guidelines set forth in Schedule 11.3(1) hereto.

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SCHEDULE 11.3(1)

Fair Market Value Appraisal Guidelines

Each appraiser shall be given the following instructions for preparing their valuations:

(i)	Instructions regarding the number of Accounts being purchased, whether the Accounts represent all Program Accounts or a specified group of Program Accounts, and if a specified group, the nature of the group, and any applicable information regarding the exclusion of Excluded Accounts;

(ii)	Assume a [*] ongoing endorsement of the existing Program by Stein Mart (for existing Accounts only);

(iii)	Assume no new Account acquisition marketing shall occur following the purchase of the Program Assets (i.e., no new accounts to be added to the Program); and

(iv)	Assume historical attrition rates and charge-offs, the then-existing value proposition, revenue sharing, rewards program funding as provided by Retailer, and product pricing for the Program shall remain in effect over the entire [*] term of the ongoing endorsement of existing accounts for purposes of the valuation.

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SCHEDULE 11.4

Bank’s Rights Upon Retailer’s Failure to Purchase Accounts

If Retailer does not exercise its option to purchase, or arrange for the purchase of, the Accounts and Indebtedness under Schedule 11.2, and without limiting any other right of Bank hereunder, upon the expiration or earlier termination of the Agreement, (a) Retailer shall repay to Bank within ten (10) business days after the effective date of such expiration or termination, the Unamortized Signing Bonus; and (b) Bank will have the right, in addition to and without waiving any other rights it may have under the terms of this Agreement or Applicable Law, to: (i) subject to Applicable Law, notify Cardholders that Bank shall cease providing credit under the Accounts and require repayment of all amounts outstanding on all Accounts until all associated receivables have been repaid; (ii) convert any or all of the Accounts to another credit or charge program maintained by Bank or any of its affiliates that is not a department store competitor of Retailer as listed on Schedule 11.4(1), including to a GE Capital Retail Bank-branded credit card (which card and related documentation (including marketing material) must not bear any Retailer Mark and cannot have a look and feel that is confusingly similar to any Account Documentation, Credit Card, Cardholder Rewards Program or materials used for advertising or solicitation); (iii) sell any or all of the Accounts, whether by securitization or otherwise to any third party that is not a department store competitor of Retailer as listed on Schedule 11.4(1) and will ensure that any third party purchaser or the Accounts does not remarket to or re-brand the Accounts with the trademarks of a department store competitor of Retailer as listed on Schedule 11.4(1); or (iv) upon written notice by Bank, require that Retailer continue to accept Accounts at and through Retailer Sales Channels for a period designated by Bank but not to exceed twelve (12) months after the later of the termination or expiration of Retailer’s right to purchase the Accounts and Indebtedness (the “Tail Period”). During the Tail Period, Bank shall continue to make the Retailer Royalty and the Non-Retailer Royalty set forth in Section 2 of Schedule 4.1. In addition, all obligations of the parties with respect to the Cardholder Rewards Program pursuant to Schedule 6.4 shall continue during the Tail Period.

Retailer will cooperate with Bank and take any action reasonably requested by Bank in connection with the provisions of the foregoing paragraph. Within [*] after: (i) Retailer either gives written notice that it shall not exercise its option referred to in Schedule 11.2 or the time period for Retailer to exercise such option shall have expired; or (ii) termination of this Agreement, whichever occurs later, Bank shall no longer use any of Retailer Marks (or any other trademarks or source indicators confusingly similar thereto) and must re-brand the Accounts; provided that (x) if Bank elects to implement a Tail Period, then such [*] period shall run from the expiration thereof, and (y) after the expiration of any such [*] period, Bank may continue to use the Retailer Marks solely to the extent necessary to identify the Accounts in connection with the billing and collection thereof as described in clause (b)(i) above, and as otherwise required by Applicable Law for no longer than [*] or may make nominative use of Retailer’s name (or the Program name) to the extent necessary to identify the Program in connection with any conversion or substitution, or in connection with the billing and collection of the Accounts as described in clause (b)(i) above.

Unless Retailer exercises its option to purchase the Accounts and Indebtedness, Retailer shall have no rights to use the Cardholder Information or Transaction Information or any list derived therefrom; provided, however, that Retailer may use other lists developed independently by Retailer that may contain one or more of such Cardholders.

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SCHEDULE 11.4(1)

Stein Mart Competitor Stores

1. [*]

2. [*]

3. [*]

4. [*]

SCHEDULE 15.3

Assignment

Neither Bank nor Retailer may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld, provided that (A) Bank may, without such consent (i) assign all or part of its rights and delegate some or all of its obligations under this Agreement to an affiliate; (ii) subject to Section 5.2(l) herein, engage third parties to perform some or all of Bank’s obligations under this Agreement, including, without limitation the servicing and administration of Accounts; and (iii) assign all or some of its rights hereunder to any person acquiring any or all Accounts after the termination or expiration of this Agreement; and (B) Retailer may, without such consent, but subject in all respects to the limitations set forth in Schedule 9.1 (i) assign all or part of its rights and delegate some or all of its obligations under this Agreement to an affiliate; (ii) engage third parties to perform some or all of Retailer’s obligations under this Agreement, including, without limitation the servicing and administration of its obligations under the Cardholder Rewards Program; and (iii) assign all or some of its rights hereunder to any person acquiring any or all Accounts after termination or expiration of this Agreement. Notwithstanding any assignment pursuant to this Section, the assigning party will remain liable for all of its obligations under this Agreement. Subject to Retailer’s rights under Section 7.9 as such relate to newly acquired affiliates and not affiliates arising as a result of a corporate restructuring or reorganization, Retailer agrees not to undertake a corporate restructuring or reorganization, unless it ensures that all entities resulting from such restructuring or reorganization that own or operate Retailer Sales Channels become parties to this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 15.4

Outsourcing; Subcontracting

1. As specified in Schedule 15.4(1), Bank agrees that in the performance of all customer-facing functions, including customer service functions for Cardholders and Retailer Stores, Bank will utilize its or its affiliates’ facilities and employees located in the United States or the Philippines; provided, however that Skip Tracing, bi-lingual servicing and overnight/after-hours servicing functions shall be provided from locations outside the United States. [*]

2. As specified in Schedule 15.4(1), Bank and Retailer agree that Bank may perform certain collection activities and non-customer facing functions, including but not limited to data entry, remittance processing and printing, through the use of third parties whether within the United States or in other locales, including but not limited to India and Mexico, provided that such third parties are subject to the same Service Level Standards as Bank, provided further that Retailer shall approve the use of such third parties, such approval not to be unreasonably withheld.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 15.4(1)

Geographical Location of Services

Bank currently performs services in the geographic locations as specified in the tables and list below.

Customer and Store Facing Activities:

Activity	Location
Call Center Customer Service (Cardholders and Stores)	[*]
Collections	[*]
Recovery	[*]
Fraud Investigation	[*]
Manual Underwriting	[*]

Non-Customer and Non-Store Facing Activities:

FDR Partnership	[*]
Collection Processes	[*]
Recovery	[*]
Risk Processes	[*]
Customer Service Back-line Processing	[*]

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE A-1

Credit Review Point

The Credit Review Point shall be [*] or such other higher amount as Bank, in its sole discretion, may from time to time specify to Retailer in writing.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE A-2

Unamortized Signing Bonus

The Unamortized Signing Bonus, shall mean, on any date, an amount equal to (x) one-eighty-fourth (1/84th) of [*], multiplied by (y) the number of months, if any, rounded up to the next integer, remaining before the eighty-four (84) month anniversary of the Effective Date; provided, that (i) in the event this Agreement is terminated by Retailer pursuant to Section 10.2(a), (b), (c), (e), (f), (h), (i), (k), or (l) the Unamortized Signing Bonus shall be deemed to be zero dollars ($0); and (ii) in the event this Agreement is terminated by Bank pursuant to Section 10.2(g) or (o), the Unamortized Signing Bonus shall be deemed to be zero dollars ($0).